BOSTON PARTNERS

COMPLIANCE MANUAL

The Compliance Department (the “CD”) has the authority to interpret all policies and procedures contained in this Manual, and any interpretation is final and binding.

As of May 1, 2026

	INTRODUCTION	4
	SUPERVISION	5
	COMPLIANCE POLICIES	6
A.	Code of Ethics	6
B.	Value-Added Investors	26
C.	Education	26
D.	Regulatory Inquiries and Disclosure Obligations	27
E.	Initial and Annual Employee Acknowledgements	28
F.	Annual Review of Compliance Policies and Procedures	29
G.	Conflicts of Interest	29
H.	Regulatory Reports and Disclosures	33
I.	Disclosure Obligations	36
	PORTFOLIO MANAGEMENT	40
A.	Account Management	40
B.	Product Suitability	40
C.	Investment Recommendations	40
D.	Adherence to Investment Objectives and Restrictions	41
E.	Simultaneous Management	42
F.	Affiliated Investments	43
G.	ESG/Sustainability Policy	43
	TRADING AND BROKERAGE	47
A.	General Trading Policies	47
B.	Order Memorandum	47
C.	Trade Allocation and Aggregation	48
D.	Best Execution	50
E.	Client Commission Practices	54
F.	Client Directed Brokerage Procedures	55
G.	IPO Allocations	56
H.	Principal Transactions	58
I.	Affiliated Brokerage	59
J.	Cross Transactions	59
K.	Trade Errors	60
L.	Short Sales	62
M.	Statutory Investment Limits	62
N.	Short Positions Notification	64
	CLIENT RELATIONS	65
A.	Privacy and Disposal Policy	65
B.	Investment Management Agreements	68
C.	Account Opening/Subsequent Change/Termination Policies	68
D.	Client Correspondence	68
E.	Client Reporting	68
F.	Selective Disclosure and Disclosing Portfolio Holdings	69
G.	Client Complaints	72
H.	Anti-Money Laundering Program	73
I.	Client Identification Program (“CIP”)	82
J.	Customer Due Diligence (“CDD”)	90
K.	Office of Foreign Asset Control Compliance Program	93
L.	Regulation S-ID (Identity Theft Prevention Program) Policies and Procedures	99
M.	Foreign Account Tax Compliance Act (FATCA) Monitoring	102
	OPERATIONAL POLICIES	123
A.	Safeguarding and Custody of Client Assets	123

B.	Accounting Control Policies	125
C.	Valuation	126
D.	Fee Assessment	127
	BUSINESS CONTINUITY	128
A.	Highlights	128
	PROXY VOTING	130
A.	Objective	130
B.	Arrangements with Institutional Shareholder Services (“ISS”)	130
C.	Boston Partners’ Proxy Voting Policies	130
D.	Role of Boston Partners’ Governance Committee	131
E.	Role of Boston Partners’ Operations Department	131
F.	Accounts for Which Boston Partners Has Proxy Voting Responsibility	131
G.	Adherence to Client Proxy Voting Policies	131
H.	Non-Voting of Proxies	131
I.	Shareholder Activism	132
J.	Disclosures of Proxy Voting Intentions	132
K.	Conflicts	132
L.	Reports	133
M.	Recordkeeping	133
	BOOKS AND RECORDS	138
A.	General Requirements	138
Appendix X (A) - Books and Records Procedures		140
B.	Electronic Storage	157
C.	Email Retention and Surveillance	157
	ADVERTISING AND SALES POLICIES	160
A.	Advertisements	160
B.	General Advertising Prohibitions	161
C.	Testimonials and Endorsements, Including Use of Solicitors and Marketers	163
D.	Third-Party Ratings	166
E.	Performance Advertising	166
F.	Requests for Proposals	169
G.	Internal Communications	170
H.	Media	171
I.	Social Media and Telecommunications Policy	172
J.	Regulation Best Interest and Form CRS	176
K.	GIPS Performance Policy	179
L.	Use of Indices	180
M.	Registered Funds Advertising	180
N.	Registrations	180
O.	Payments to Clients or Affiliates of Clients	181
P.	General Solicitation	181
Q.	Pay-to-Play	181
	Appendix I-- PROXY VOTING POLICIES AND PROCEDURES as of March 2026	182

INTRODUCTION

Boston Partners Global Investors, Inc. (“Boston Partners”) is registered with the Securities and Exchange Commission (“SEC”) as an investment advisor. Boston Partners is subject to the provisions of the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder (the “Advisers Act”).

This Manual is designed to assist employees in preventing violations of the Advisers Act and other applicable laws and regulations. This Manual sets forth Boston Partners’ compliance policies and procedures. Boston Partners has named a Chief Compliance Officer (the “CCO”). The Boston Partners compliance department (the “CD”) assists employees with the various policies and procedures contained in this Manual.

If you fail to comply with the requirements of this Manual and all laws, rules and regulations applicable to Boston Partners’ business, you can be subject to disciplinary action by Boston Partners, up to and including termination of employment. Any non-compliance or violations of law also may result in civil and/or criminal penalties.

Boston Partners also reserves the right to take disciplinary action against you if you engage in conduct deemed to be immoral, unethical or illegal, whether or not such conduct constitutes a violation of this Manual or relates to Boston Partners’ business. This action can range from counseling to termination of employment, monetary penalties, and/or criminal and civil penalties. Boston Partners may take such action if, in our sole judgment, Boston Partners believes that your conduct poses any reputational risk to Boston Partners whatsoever.

Boston Partners expects you to report to the CD any known or suspected violations of this Manual or other activities of any employee that could be construed as a violation of any law, rule or regulation applicable to Boston Partners’ business. If you are unsure whether a violation has occurred, you should discuss the matter with the CD. Failure to report a violation could result in disciplinary action against any non-reporting employee, which may include termination of employment. Boston Partners has a non-retaliation policy to protect those employees who report such matters in good faith.

If, at any time, any member of the CD does not believe that any issues identified by the CD are being adequately addressed by either the CCO or any member of the Management Committee, the CD has been instructed to address their concerns directly with ORIX Global Compliance. The CD has been informed that there will be no reprisals or other action taken against members of the CD for addressing such concerns with ORIX Global Compliance.

Each employee is responsible for reading and following the policies and procedures set forth in this Manual. If you have any questions, consult the CCO.

This Manual may be changed by Boston Partners, in its sole and absolute discretion, at any time without prior notice. Boston Partners will endeavor promptly to inform employees of any relevant changes. Boston Partners has the sole and absolute discretion to interpret the policies and procedures established herein and to make all determinations of fact with respect to their application, whose interpretations shall be final and binding.

SUPERVISION

A. Corporate Governance Policy - The Advisers Act imposes a fiduciary duty on Boston Partners to place the interests of its advisory clients before its own. Boston Partners has a culture of compliance. The policies and procedures we have adopted seek not only to prevent securities law violations but reaffirm our commitment to promote standards of ethical and professional conduct, whether or not required by law or regulation.

B. Identification and Role of the Chief Compliance Officer – Kristen McDonough is the CCO of Boston Partners. The CCO administers Boston Partners’ overall compliance program.

C. Supervision of Activities - Boston Partners must reasonably supervise its employees with a view toward preventing violations of the Advisers Act, as well as other applicable federal securities laws. Responsibility for compliance with this Manual rests primarily with the business unit functional managers (the “Supervisors”). The CCO is charged with administering and testing this Manual and the CD will serve as a resource for Supervisors.

Supervisors should understand this Manual and the conflicts of interest of any functions under their supervision that their employees are doing; how they are doing it; and why they are doing it. Supervisors should also take preventative action to avoid improper activity.

Any questions regarding the scope of this expectation should be brought to the CCO.

Boston Partners and its employees will not be deemed to have failed to supervise any person, provided:

A.

Boston Partners has established procedures, and a system for applying the procedures, which would reasonably be expected to prevent, insofar as reasonably practicable, any such violation by a person subject to Boston Partners’ supervision, and

B.

Boston Partners or an employee acting in a supervisory capacity has reasonably discharged the obligations incumbent upon them by reason of Boston Partners’ supervisory procedures without reasonable cause to believe that such procedures were not being complied with.

D. Branch Office Supervision - A Branch Office is defined as any location identified by any means to the public or customers as a location at which Boston Partners conducts business as an investment adviser. Boston Partners will appropriately notice file locations in compliance with state regulations. This Manual can be accessed on the Boston Partners Portal.

COMPLIANCE POLICIES

A.  Code of Ethics

Boston Partners has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Code of Ethics (the “Code”) is our commitment to protecting our clients’ trust by establishing formal standards for general personal and professional conduct. Furthermore, this Code does not attempt to identify all potential conflicts of interest or conduct abuses, and violations regarding the spirit of the Code may be subject to disciplinary action. Questions regarding the interpretation of the Code or its application to particular conduct should be addressed with Legal or the CD.

A. APPLICABILITY AND DEFINITIONS

This Code and all sections, unless specifically noted otherwise, apply to all Supervised Persons.

“Supervised Persons” for purposes of this Code means:

1.	Directors, and officers of Boston Partners (or other persons occupying a similar status or performing similar functions);
2.	Employees of Boston Partners and registered representatives of Boston Partners Securities LLC (collectively “Employees”);
3.	Any other person who provides investment advisory advice on behalf of Boston Partners and is subject to Boston Partners’ supervision and control; and
4.	Certain other persons designated by the CD, such as temporary/contract workers who support our businesses.

“Access Person” for purposes of this Code means any Supervised Person:

1.	Who has access to non-public information regarding any client’s purchases or sales of securities, or
2.	Who has non-public information regarding the portfolio holdings of any mutual fund, managed account, or private investment fund managed by Boston Partners (“client accounts”); or
3.	Who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic; or
4.

Who is a director or officer of Boston Partners. Excepted from this requirement are Directors of Boston Partners who are not involved in the day-to-day business activities of the firm or do not have access to confidential information regarding client securities holdings, transactions, or recommendations. Also exempted from this requirement are Boston Partners Funds’ directors who are not employees of Boston Partners nor have access to confidential information regarding client securities holdings, transactions or recommendations; or

5.	Certain other persons designated by the CD, such as temporary/contract workers who support our businesses.

The CD will notify all individuals of their status as either a Supervised Person or an Access Person.

B. STANDARDS OF BUSINESS CONDUCT

The following principles are intended to guide in the applicability of this Code of Ethics:

1.

Boston Partners is a fiduciary and its Supervised Persons have a duty to act for the benefit of Boston Partners’ clients and shall at all times place the financial interests of the client ahead of Boston Partners;

2.	Boston Partners holds all Supervised Persons responsible to high standards of integrity, professionalism, and ethical conduct; and
3.	Boston Partners fosters a spirit of cohesiveness and teamwork while ensuring the fair treatment of all Supervised Persons.

C. COMPLIANCE WITH FEDERAL SECURITIES LAWS

All Supervised Persons must comply with applicable federal securities laws. Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “Investment Company Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury. The applicable laws are designed to prevent the following practices, which should not be viewed as all-encompassing and are not intended to be exclusive of others.

Supervised Persons must never:

•	Defraud any client in any manner;
•	Mislead any client, including by making a statement that omits material facts;
•	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any client, including misappropriation of an investment opportunity;
•	Engage in any manipulative practice with respect to any client or security, including price manipulation.

D. CONFLICTS OF INTEREST

As a fiduciary, Boston Partners has an affirmative duty of care, loyalty, honesty to its clients and a duty of utmost good faith to act in the best interests of Boston Partners’ clients. Compliance with this fiduciary responsibility can be accomplished by avoiding conflicts of interest and by fully, adequately, and fairly disclosing all material facts concerning any conflict which arises with respect to any client.

The following specific guidelines should not be viewed as all-encompassing and are not intended to be exclusive of others:

•	No Supervised Person shall take inappropriate advantage of their position with respect to a client, advancing their position for self-gain;
•	No Supervised Person shall use knowledge about pending or currently considered client securities transactions to profit personally as a result of such transactions;
•	All securities transactions affected for the benefit of a client account shall avoid inappropriate favoritism of one client over another client;
•	All securities transactions affected for the benefit of a Supervised Person shall be conducted in such a manner as to avoid abuse of that individual’s position of trust and responsibility.

E. CONFIDENTIALITY

Boston Partners generates, maintains, and possesses information that it views as proprietary, and it must be held strictly confidential by all Supervised Persons. This information includes, but is not limited to:

•	the financial condition and business activity of Boston Partners or any enterprise with which Boston Partners is conducting business;
•	investment management agreements and partnership agreements;
•	client specific information;
•	holdings in client accounts;
•	research analyses and trading strategies;
•	internal communications;
•	legal advice; and
•	computer access codes.

Supervised Persons may not use proprietary information for their own benefit or for the benefit of any party other than the client. Failure to maintain the confidentiality of this information may have serious detrimental consequences for Boston Partners, its clients, and the Supervised Person who breached the confidence.

In order to safeguard Boston Partners’ proprietary information, Supervised Persons are expected to abide by the following:

•	Never share proprietary information with anyone at Boston Partners except on a needs-to-know basis;
•

Never disclose proprietary information to anyone outside of Boston Partners, except in connection with Boston Partners’ business and in a manner consistent with the client’s interests, or unless required in order to make a statement not misleading, or to otherwise comply with the law;

•

Disclosing proprietary information in connection with Boston Partners’ business is permissible in accordance with Boston Partners’ Selective Disclosure and Disclosing Portfolio Holdings Policy, Boston Partners’ Privacy and Disposal Policy, and Boston Partners’ Media Policy;

•

Never remove any proprietary information from Boston Partners’ premises, unless absolutely necessary for business purposes (and, if so, the information must be kept in the possession of the Supervised Person or in a secure place at all times and returned promptly to Boston Partners’ premises);

•

Exercise caution in displaying documents or discussing information in public places such as in elevators, restaurants, or airplanes, or in the presence of outside vendors or others not employed by Boston Partners;

•	Exercise caution when using e-mail, cellular telephones, facsimile machines or messenger services;
•	Never leave documents containing proprietary information in conference rooms, wastebaskets, or desks, or anywhere else where the information could be seen or retrieved.

Boston Partners’ restrictions on the use of proprietary information continue in effect after termination of employment with Boston Partners, unless specific written permission is obtained from the General Counsel. For purposes of clarification, the terms of any separate confidentiality agreement between an Employee and Boston Partners or any of its affiliates shall supersede this general restriction, to the extent applicable.

Federal law protects the ability of “whistleblowers” to report violations of applicable law. Nothing in any agreement between yourself and Boston Partners shall be interpreted or deemed to limit you in any way from communicating with the Securities and Exchange Commission and/or other regulators about any actions that you reasonably believe to be a violation of applicable securities laws or with any other regulatory or enforcement agency about any actions that you reasonably believe to be a violation of any other applicable law.

Any questions regarding policies and procedures on the use of proprietary information should be brought to the attention of the CCO.

F. EMPLOYEE PERSONAL SECURITIES MONITORING

DEFINITIONS

“Covered Security” shall include any type of equity or debt instrument, including any rights, warrants, derivatives, convertibles, options, puts, calls, straddles, municipal bonds, exchange traded funds (including single-stock ETFs), shares of closed-end mutual funds, shares of open end mutual funds that are advised or sub advised by Boston Partners, its affiliates or, in general, any interest or investment commonly known as a security.

“Non-Covered Security” shall include shares of open-ended mutual funds that are not advised or sub-advised by Boston Partners or its affiliates, direct obligations of the US government, bankers’ acceptances, bank certificates of deposit, commodity trusts, commercial paper, high quality short-term debt instruments, including repurchase agreements, which have a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”).

“Investment Personnel” shall include portfolio managers, research analysts, traders and any other person who provides information or advice to portfolio managers, or who helps execute or implement the portfolio manager’s decisions as designated by the CD.

“Beneficial Interest” shall include any Covered Security in which a Supervised Person has an opportunity directly or indirectly to provide or share in any profit derived from a transaction in a Covered Security, including:

•	accounts personally held by the Supervised Person;
•	accounts held by the Supervised Person’s immediate family members related by blood or marriage sharing the same household;
•	any person or organization (such as an investment club) with whom a Supervised Person has an opportunity to directly or indirectly share in any profit from a transaction in a Covered Security; or
•	any trusts of which a Supervised Person is trustee with investment control and/or trading authority.

“Designated Broker/Dealer” is one who has contracted with Boston Partners to make available Supervised Persons’ investment accounts, statements and confirmations via electronic download. A list of designated broker/dealers is available upon request from the CD.

“Outside Account” shall include any Supervised Person’s Covered Securities account not held at a Designated Broker/Dealer.

1. ACCESS TO SUPERVISED PERSONS’ ACCOUNTS, CONFIRMATIONS AND STATEMENTS

Supervised Persons are required to maintain all discretionary or non-discretionary securities or commodities accounts with a Designated Broker/Dealer, unless prior written permission to maintain an Outside Account has been granted by the CD. This includes any account over which the Supervised Person has the power to exercise investment control, including but not limited to accounts in which the Supervised Person has a direct or indirect Beneficial Interest. If an Outside Account is approved, the Supervised Person must instruct their broker to send duplicate statements and confirmations to the CD.

The CD will supervise the review of all confirmations and/or account statements to ensure the required pre-approvals were obtained and to verify the accuracy of the information submitted in the quarterly reports.

2.  INVESTMENT ACTIVITIES

•	Supervised Persons may not offer investment advice or manage any person’s portfolio in which he/she does not have a beneficial interest without prior written approval.
•	Supervised Persons may not participate in an investment club without prior written approval.

3. PRE-CLEARANCE

Unless otherwise noted, the following provisions apply to all Covered Securities beneficially owned by Supervised Persons:

A. Covered Securities Transactions

Mandatory written/electronic pre-clearance prior to the execution of any transaction involving a Covered Security. The CD may approve transactions. See Section 6 for exemptions.

B. Approvals

Pre-clearance is valid only for the day of approval. If the trade is not executed on the approved date, the pre-clearance process must be repeated prior to execution on the day the transaction is to be effected.

C. Initial Public Offering (IPO) Transactions

Mandatory written/electronic pre-clearance prior to participation in an IPO, except for Government Bonds and Municipal Securities. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

D. Private Limited Opportunity Investments

Mandatory written/electronic pre-clearance prior to the execution of any private limited opportunity investment in a security. Private limited opportunity investments include, but are not limited to, private investments in hedge funds and Delaware Statutory Trusts, as well as any private business investment in a security, including a family business. Any questions regarding whether or not a particular investment requires written/electronic consent should be addressed with the CD prior to investment. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

E. Short Sales/Cover Shorts/Options

Mandatory written/electronic pre-clearance prior to execution of any personal transaction involving a short position or option position except for ETFs/ETNs. Supervised Persons may not sell a security short if it is currently held long in a client account. This prohibition includes writing naked call options, or buying naked put options. Approval is determined based on the underlying security and transactions are subject to all blackout policies including the short-term profit prohibition. Short positions on ETFs/ETNs do not require pre-clearance and are not subject to the blackout periods or a 30-day holding period.

F. Gifts of Securities

Gifts of securities do not need pre-clearance but must be reported on quarterly transaction and annual holdings statements.

G. Single-Stock ETFs

Mandatory written/electronic pre-clearance prior to investing in any single-stock ETFs. Exemptions under Section 6.B.2. will not apply to single-stock ETFs.

4. HOLDING PERIODS

Unless otherwise noted, the following provisions apply to all Covered Securities beneficially owned by Supervised Persons:

A.

Supervised Persons may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. “Equivalent” security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security or similar securities with a value derived from the value of the subject security.

B.	Multiple purchases/sales of the same or equivalent security will be considered on a First-In-First-Out (“FIFO”) basis.

C.

Closing transactions resulting in a loss may be made after a holding period of one day. Note that pre-clearance is still required for transactions that do not meet the de minimis exemption under Section 6.B.2.

D.	Trading of a security in both directions (buy/sell or sell/buy), (“Day Trading”) is prohibited.

5. BLACK OUT PERIODS

A.	No Supervised Persons shall purchase or sell any Covered Security for which an open order currently exists in a client portfolio.

B.

Investment Personnel are prohibited from purchasing or selling any Covered Security for which they have responsibility for a Client Transaction or should have knowledge that the security may be under active consideration 2 days before a “Client Transaction.” Transactions are allowed on the third day.

C.

Supervised Persons are prohibited from purchasing or selling any Covered Security that is also held in client accounts 2 days after a “Client Transaction.” Employee trades are allowed on the third day.

“Client Transaction” is generally defined as any trade across all or a significant number of portfolios in one strategy whereby the Covered Security: 1) has been newly established, or 2) the percent holding has been increased or decreased, 3) or a new account is being funded and a significant position, as determined by Boston Partners, is being established.

6. EXEMPT TRANSACTIONS

Outlined below are certain exemptions to the Code; however, such exemptions may be withheld by Boston Partners in its sole discretion. Additional exemptions may be permitted on a case-by-case basis to any provision in this Code when the circumstances of the situation strongly support an exemption.

A. Black Out Period Exemptions

Covered Security transactions for which a Supervised Person has requested and received preclearance from the CD will not be deemed to have violated any blackout period in Section 5 based upon subsequent information or events unless the Supervised Person is the Portfolio Manager or other Investment Person directly responsible for recommending, approving/initiating, or executing the client transaction.

B. Pre-Clearance	and Black Out Period Exemptions

The following transactions are exempt from the Pre-Clearance provisions as defined in Section 3 and from the Black Out Period provisions as defined in Section 5.

These transactions are NOT exempt from Holding Period provisions as defined in Section 4 or from the Reporting provisions as defined in Section 7.

1. Purchases and Sales of shares of mutual funds advised or sub-advised by Boston Partners or its affiliates.

2. Purchases and sales involving a long* position in a common stock, exchange-traded fund, or a closed end fund when:

i)	the market cap is in excess of $3 billion; AND
ii)	the aggregate share amount executed across all accounts in which the Employee has a Beneficial Interest is 1,000 shares or fewer over a 30-day period.

*Note, this exemption does not apply to single-stock ETFs, short positions or options.

3. Purchases and sales of Corporate Bonds.

C. Pre-Clearance, Holding, and Black Out Period, Period Exemptions

The following transactions are exempt from all Pre-Clearance provisions defined in Section 3, Holding Period provisions as defined in Section 4, and Black Out Period provisions as defined in Section 5.

These transactions are NOT exempt from the Reporting provisions as defined in Section 7.

1.

Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than Boston Partners) on behalf of a Supervised Person and a letter stating such is maintained in the file;

2.

Purchases and sales of Exchange traded funds (“ETFs”) / Exchange traded notes (“ETN”) or options on ETFs/ETNs. (*Exemption applies to 30 days hold for profit, does not apply to prohibition of Day Trading. Day Trading of ETFs/ETNs or options on ETFs/ETNs is prohibited);

3.	Purchases or sales effected in any account over which there is no direct or indirect influence or control;

4.

Purchases or sales that are non-volitional such as margin calls, stock splits, stock dividends, bond maturities, automatic dividend reinvestment plans, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

5.	Systematic investment plans provided the CCO, or designee, has been previously notified of the participation in the plan;

6.

Any acquisition of a Covered Security through the exercise of rights issued pro rata to all holders of the class, to the extent such rights were acquired in the issue (and not through the acquisition of transferable rights);

7.

Transactions by an Investment Person acting as a portfolio manager for an investment limited partnership or investment company where Boston Partners is the contractual investment adviser and in which the Investment Person has a Beneficial Interest or for or any account in which Boston Partners has a proprietary interest.

7. REPORTING REQUIREMENTS

A. Quarterly Transaction Reports

All Supervised Persons must submit to the CD a report of every Covered Security transaction, IPO, private limited opportunity investment, and gift of covered securities in which they received/participated or in which they beneficially owned/participated during the calendar quarter no later than 30 days after the end of that quarter.

The report shall include the following:

1.	The name of the security, the date of the transaction, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each Covered Security involved;
2.	The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);
3.	The price at which the transaction was effected;
4.	The name of the broker, dealer, or bank through which the transaction was effected;
5.	With respect to any account established by an Access Person during the quarter, the name of the broker, dealer, or bank with whom the account was established;
6.	The date the account was established; and
7.	The date the report was submitted.

ACCOUNTS HELD AT DESIGNATED BROKER/DEALERS EXCEPTION

For securities transactions for which the CD has direct access through a Designated Broker/Dealer electronic confirmation, such electronic access is deemed to be sufficient reporting to comply with the above requirement although a quarterly certification of completeness is still required. Each Supervised Person must verify that the CD has this required access prior to taking advantage of this exception.

B. Initial Holdings Report

All Access Persons shall disclose to the CD, no later than 10 days after becoming an Access Person, a listing of Covered Securities in which the Access Person has a Beneficial Interest as of a date no more than 45 days before the report is submitted.

The report shall include the following:

1.

The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Interest when the person became an Access Person;

2.

The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3.	The date the report is submitted.

The CD will review all Initial Holdings Reports in an effort to monitor potential conflicts of interest and to understand the full nature of the Access Person’s current holdings.

C. Annual Holdings Reports

Annually, on a date determined by the CD, Access Persons shall deliver to the CD, a listing of Covered Securities in which the Access Person has a Beneficial Interest that must be current as of a date no more than 45 days before the report is submitted.

The report shall include the following:

1.	The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Interest;
2.	The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
3.	The date the report is submitted.

The CD will review all Annual Holdings Reports in an effort to monitor potential conflicts of interest and to understand the full nature of the Access Person’s current holdings.

8. RESTRICTED SECURITIES LIST

The CD maintains a Restricted Security List (the “Restricted List”) which includes all securities where a Supervised Person has, or is in a position to receive, material non-public information about a company, such as information about a company’s earnings or dividends, as a result of a special relationship between Boston Partners or a Supervised Person and the company.

If a Supervised Person knows or believes they have material, non-public information, they must immediately notify Legal or the CD. The decision whether to place a security on the Restricted List and the amount of time a security will remain on the Restricted List shall be made by Legal.

If it is determined that the Supervised Person is in possession of material, non-public information, the CD will establish a “Protective Wall” around the Supervised Person, to the extent reasonably possible. In order to avoid inadvertently imposing greater restrictions on trading than are necessary, a Supervised Person may not discuss this information with anyone without the approval of Legal. In addition, Supervised Persons having access to the Restricted List are to be reminded that the securities on the list are confidential and proprietary and should not be disclosed to anyone without the prior approval of Legal.

When a pre-clearance request is received from a Supervised Persons in a security on the Restricted List, ComplySci will automatically deny the request. The CD maintains procedures for adding securities to the Restricted List as well as monitoring and removal of those securities from the list.

9. TRADING ACTIVITY REVIEW

Supervised Persons are expected to devote their full time and attention to their work responsibilities. Boston Partners may take steps to curtail an individual’s trading activity if, in the judgment of the appropriate department manager or the CD, the Supervised Person’s trading activity is having or may have an adverse impact on their job performance.

G. INSIDER TRADING AND MATERIAL NON-PUBLIC INFORMATION

Boston Partners has developed the following policies to monitor, restrict if necessary, and educate Supervised Persons with respect to acquiring and investing when in possession of material, non-public information.

Insider trading is generally defined as purchasing or selling securities while in the possession of material, non-public information in violation of a duty not to trade. However, if no duty exists, it is permissible to trade when in possession of this information. The question of duty is complex and depends on facts and circumstances. Situations which could require a fiduciary duty not to act include but are not limited to: information gained directly from corporate insiders or temporary insiders (i.e. officers, directors and employees of a company), information gained from participation on formal or informal creditors’ committees, and information prohibited from disclosure by confidentiality agreements. Additionally, a misappropriation theory exists whereby an individual who possesses inside information would be prohibited from trading on such information if they are found to owe a duty to a third party and not the corporation whose securities are being traded. You must refer any questions to Legal for a correct interpretation if you believe you may be in possession of material non-public information.

1. What is Material Information?

There is no statutory definition of material information. Information an investor would find useful in deciding whether or when to buy or sell a security is generally material. In most instances, any non-public information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether non-public information is material, you must consult Legal.

2. What is Non-public Information?

Non-public information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, magazine, on the television, on the radio or in a publicly disseminated disclosure document (such as a proxy statement, quarterly or annual report, or prospectus), consider the information to be public. If the information is not available in the general media or in a public filing, consider the information to be non-public. If you are uncertain as to whether material information is non-public, you must consult Legal.

While Supervised Persons must be especially alert to sensitive information, you may consider information directly from a company representative to be public information unless you know or have reason to believe that such information is not generally available to the investing public. In addition, information you receive from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD. Please contact Legal if you have any questions with regard to this Regulation.

Supervised Persons working on a private securities transaction who receive information from a company representative regarding the transaction or who have knowledge of an affiliate’s private equity transactions should treat the information as non-public. The termination or conclusion of the negotiations in many instances will not change the status of that information.

3. Examples of Material, Non-Public Information

A. Material information may be about the issuer itself such as:

•	Information about a company’s earnings or dividends, (such as whether they will be increasing or decreasing);
•	any merger, acquisition, tender offer, joint venture or similar transaction involving the company;
•	information about a company’s physical assets (e.g., an oil discovery, or an environmental problem);
•	information about a company’s personnel (such as a valuable employee leaving or becoming seriously ill); or
•

information about a company’s financial and/or legal status (e.g., any plans or other developments concerning major litigation, financial restructuring or the issuance or redemption of, or any payments on, any securities).

B.	Information may be material that is not directly about a company, if the information is relevant to that company or its products, business, or assets such as:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or
•	information that a competitor has just developed a product that may cause sales of a company’s products to decrease.

C. Material information may include information about Boston Partners’ portfolio management activities such as:

•	any information that Boston Partners is considering when assessing whether to purchase or sell a security;
•	any actual purchase or sale decisions; or
•	all client holdings.

4. Boston Partners’ Use of Material, Non-Public Information

Supervised Persons may receive or have access to material, non-public information in the course of their work at Boston Partners. Company policy, industry practice and federal and state law establish strict guidelines for the use of material, non-public information. To ensure that Supervised Persons adhere to the applicable laws, Boston Partners has adopted the following policies:

Supervised Persons:

•

may not use material, non-public information about an issuer for investment purposes to benefit client or proprietary accounts, for personal gain, or share such information with others for their personal benefit;

•	may not pass material, non-public information about an issuer on to others or recommend that others trade the issuer’s securities;

•	must treat as confidential all information defined in Section E, Confidentiality, of this Code and preserve the confidentiality of such information and disclose it only as defined in that section;

•

must consider all client holdings as material, nonpublic information. In addition, if a Supervised Person is aware that Boston Partners is considering or actually trading any security for any account it manages, the Supervised Person must regard that as material, nonpublic information. While deemed material, nonpublic information, securities which Boston Partners is considering or actually trading for client accounts may be traded by Boston Partners and are exempt from reporting to Legal, but remain subject to all other confidentiality provisions discussed above in Section E as well as Boston Partners’ Privacy Policy, Selective Disclosure and Disclosing Portfolio Holdings Policy, and Investment Recommendations Policy;

•	are prohibited from discussing the following when sourcing or analyzing investment ideas with buy-side investment professionals:
•	disclosing whether or not a particular security is held in client accounts;
•	disclosing Boston Partners’ immediate buy/sell intent with respect to a specific security, or
•	making consensus buy/sell decisions; and
•

for material nonpublic information other than Boston Partners client holdings or transactions must contact Legal immediately and disclose that they are in possession of material nonpublic information and may not communicate such information to anyone without the advance approval of Legal.

•

are prohibited from using material, non-public information, including but not limited to information regarding client holdings, trading activity, investment intent, internal research, portfolio positioning, issuer-specific events, or anticipated market or regulatory outcomes, to transact in, recommend, facilitate, or otherwise participate in prediction markets or event-based contracts (including, but not limited to, Polymarket or similar platforms), regardless of whether such contracts reference a traditional “security.”

•

Supervised Persons may not use prediction markets to obtain direct or indirect economic exposure to issuers, securities, industries, macroeconomic events, corporate actions, or regulatory outcomes where the Supervised Person possesses material, non-public information or where such activity could reasonably be expected to benefit from Boston Partners’ confidential information or investment activities.

•

Trading in prediction markets while in possession of material, non-public information shall be treated as the functional equivalent of trading securities while in possession of material, non-public information and is strictly prohibited.

5. Penalties for Insider Trading

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the volatile trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, investors seeking to recover damages for insider trading violations may sue you.

Regardless of whether a government inquiry occurs, Boston Partners views seriously any violation of this Policy Statement. Disciplinary sanctions may be imposed on any person committing a violation, including, but not necessarily limited to, censure, suspension, or termination of employment.

6. Monitoring

In addition to maintaining a Restricted List, Boston Partners maintains Value Added Investor Procedures to monitor potential conflicts of interest and potential insider trading due to the nature of these relationships. Furthermore, the CD monitors for instances of insider trading which include, but are not limited to, reviews of personal trading activity and email surveillance.

7. Engagement of Research Consultants

No research consultant may be engaged by Boston Partners without the prior approval of the Head of Research and the CCO or his delegate in the CD. An engagement of a research consultant must be undertaken with appropriate safeguards to prevent the transmission of inside information from the consultant to Boston Partners. Any engagement of a research consultant shall be pursuant to a written agreement that shall, at a minimum, (i) impose confidentiality obligations on the consultant, (ii) contain an acknowledgement by the Consultant that Boston Partners is not requesting and does not want to be provided with material non-public information regarding any issuer of securities or information the provision of which would breach any duty, and (iii) contain a covenant by the consultant not to provide any material non-public information to Boston Partners. Prior to approval, the CD shall undertake sufficient due diligence to ensure that the consultant is suitable for retention by Boston Partners, including, in particular, that the consultant has in place reasonable procedures to prevent the transmission to Boston Partners of material nonpublic information. Boston Partners personnel should notify any prospective consultant as soon as reasonably possible at the inception of any discussions about the engagement or services that the consultant may perform for Boston Partners that Boston Partners does not wish to receive any material nonpublic information and requests that the consultant not provide any such information.

H. GIFTS AND ENTERTAINMENT POLICY

Supervised Persons or their family members should not offer or accept gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Supervised Person. The following guidelines will further clarify this general principal. Please refer to Boston Partners’ Gift & Entertainment Policy Supplement for specific examples and additional guidance.

DEFINITIONS:

“Gift” – anything of value, including, but not limited to gratuities, tokens, objects, clothing, or certificates for anything of value. The definition also includes any meal, tickets or admission to events where the person supplying the meal or event is not present.

“Entertainment” – business meals and events such as sporting events, shows, concerts where the person supplying the meal or event is present.

1. GIFTS POLICY

A.

In a given calendar year, no Supervised Person shall accept any Gift(s), in the aggregate, of more than $300 value from the same person or entity that does business with or on behalf of a client (or any of its portfolios), or any entity that provides a service to Boston Partners. Gifts of greater than $300 value are to be declined or returned in order not to compromise the reputation of Boston Partners or the individual. Gifts valued at less than $300 and that are considered customary in the industry, are considered appropriate. Further, small, inconsequential gifts, such as gifts received at a conference that were provided to all attendees, inexpensive promotional items from vendors, and other mementos of the like can be accepted without consequence, as long as they meet the conditions listed above. Additional exemptions may be permitted on a case-by-case basis when the circumstances of the situation strongly support an exemption.

B.

No Supervised Person shall provide Gifts of more than $300 value, per person, per year, to existing clients, prospective clients, or any entity that does business with or on behalf of a client (or any of its portfolios), or any entity that provides a service to Boston Partners. Gifts valued at less than $300 and considered customary in the industry, are considered appropriate.

C.

Generally, a Supervised Person may not accept or provide a Gift of cash or cash equivalent, (such as a gift card, gift certificate or gift check). Exceptions may be permissible with the approval of a member of Boston Partners’ Management Committee.

D.	Supervised Persons are expressly prohibited from soliciting anything of value from a client, or other entity with which the firm does business.

E.

Similarly, Supervised Persons should not agree to provide a Gift that is requested by a client, or other entity with which the firm does business, (such as concert, sporting event or theater tickets,), except if (1) providing the Gift is permissible under this Policy or (2) if not permissible under this Policy, assisting a client or other entity in acquiring tickets for which they intend to pay full value.

2. ENTERTAINMENT POLICY

A.	Supervised Persons may engage in normal and customary business entertainment. Entertainment that is extraordinary or extravagant, or that does not pertain to business, is not permitted.

Importantly, please note that certain rules and regulations enacted by the client or a regulator of the client may exist which prevent any form of Gifts or Entertainment. You must be cognizant of what each client allows, especially pertaining to public funds, where rules may be very stringent. Prior to providing Entertainment or a Gift to a representative of a public entity, contact the CD to verify interpretation of state or municipal regulations.

3. STANDARD OF REASONABLENESS

The terms “extraordinary” or “extravagant,” “customary in the industry,” and “normal and customary” may be subjective. Reasonableness is a standard that may vary depending on the facts and circumstances. If you have questions regarding a gift or entertainment, contact your supervisor, or Legal or the CD.

4. RECORDS AND REPORTING

Boston Partners must retain records of all Gifts and Entertainment given or received for a period of a minimum of five years. Records of all received Gifts and Entertainment must be logged in ComplySci. Outgoing Gifts and Entertainment are not reported through ComplySci. Records of outgoing Gifts and Entertainment are retained by administration responsible for purchasing and disseminating the Gifts and Entertainment, which are recorded using travel and expense reimbursement forms/systems retained by Boston Partners Finance Department.

I. FOREIGN CORRUPT PRACTICES ACT POLICY

In addition to Boston Partners internal Code of Ethics, salespersons soliciting in foreign jurisdictions must be aware of compliance with the Foreign Corrupt Practices Act (the “FCPA”).

Anti-bribery Provisions

The FCPA makes it unlawful to bribe foreign government officials to obtain or retain business.

5 Elements:

1.	Who: The law applies to any individual, firm, officer, director, employee or agent of a firm and any stockholder acting on behalf of a firm.
2.

Corrupt intent: The person making the payment must have a corrupt intent and the payment must be intended to induce the recipient to misuse his official position to direct business wrongfully to the payer (or firm.)

3.	Payment: Money or anything of value.
4.

Recipient: Corrupt payments to a foreign official, a foreign political party or party official, or any candidate for foreign political office. “Foreign official” means any officer or employee of a foreign government, a public international organization, or any department or agency thereof or any person acting in an official capacity.

5.	Business Purpose Test – Payments made in order to assist the firm in obtaining or retaining business. Interpreted broadly.

Exception:

Payments to facilitate or expedite performance of a “routine governmental action.” Such as: obtaining permits; licenses; or other official documents; processing governmental papers such as visas; providing police protection; mail pick-up and delivery; providing phone service; power and water supply; loading and unloading cargo; protecting perishable products; scheduling inspections.

Procedures:

Gift giving, entertainment and political contribution policies are incorporated in this policy. Employees may not make payments on behalf of Boston Partners.

In the case of a request for facilitation or other payment by any foreign official, candidate, organization, agency or government or any person acting on their behalf, payment on behalf of Boston Partners requires the review and authorization by both the CFO and CLO.

Violations:

The sanctions for FCPA violations can be significant. Companies and individuals that have committed violations of the FCPA may have to disgorge their ill-gotten gains plus pay prejudgment interest and substantial civil penalties. Companies may also be subject to oversight by an independent consultant.

J. CHARITABLE CONTRIBUTIONS POLICY

From time to time, Boston Partners or its Supervised Persons may be asked by a client to make a charitable contribution. To avoid any real or perceived conflict of interests, Boston Partners has adopted the following procedures.

If a contribution is requested by a client, Boston Partners may agree to charitable contributions subject to the following terms.

a.	The check must be made in Boston Partners’ name (not the client or the Supervised Person)

b.	Any tax benefit is taken by Boston Partners

c.	The contribution does not directly benefit the client

d.	The contribution is not made to satisfy a pledge made by the client

e.

The contribution must be made payable to the 501c3 charitable organization (otherwise, the contribution may be subject to LM-10 filing with the DOL). Upon receiving a charitable contribution request from a labor organization or employee, please contact the CD.

Charitable contributions must be pre-approved by your supervisor. Check request records and corresponding payments will be maintained by Boston Partners Finance Department.

K. POLITICAL CONTRIBUTIONS POLICY

From time to time, Boston Partners or its employees may be asked by a client to make political contributions. In addition, Supervised Persons and members of their household, by their own volition, may seek to make individual political contributions. As an investment adviser, Boston Partners is often eligible to manage money on behalf of a state or municipality. To avoid any real or perceived conflict of interests, Boston Partners requires that all personal political contributions, including members of their household, be subject to a preclearance policy.

For the purposes of this policy, political contribution includes a direct payment of money or contribution of goods or services to, purchase of a ticket to and costs of hosting a fundraising event for, a campaign organization, or fund raising work done on behalf of, or to benefit, a political campaign organization or candidate.

Certain contributions, even within your voting jurisdiction, may restrict or prohibit Boston Partners from transacting business with a related public entity. If a Supervised Person or a member of their household exceeds the stated contribution guidelines, Boston Partners is prohibited from providing advisory services for compensation to the effected government entity for two years after the contribution.

1. FIRM CONTRIBUTIONS

Boston Partners does not make political contributions.

2. INDIVIDUAL CONTRIBUTIONS

For all Supervised Persons (including members of the household)

a.	Boston Partners will not reimburse any employee for individual political contributions. In addition, the Boston Partners’ corporate credit card cannot be used to make contributions.

b.	Preclearance is required for all individual contributions to state, municipal and local candidates and campaigns, whether inside or outside your voting jurisdiction.

c.	Preapproval is required prior to becoming a member of or contributor to any Political Action Committee (“PAC”).

d.

Preclearance is not required prior to individual personal contributions to national election campaigns, national political parties, or candidates for national office such as President of the U.S. or members of the U.S. Senate or House of Representatives unless the candidate is a current state or municipal office holder.

e.	Under federal laws personal contributions for which preclearance is required will be limited to:

•	$350 per household per election per year for candidates for whom a supervised person is eligible to vote.

•	$150 per household per election per year for candidate for whom a supervised person is not eligible to vote.

Limitations under state or municipals laws may differ.

f.	Coordinating or soliciting contributions or payments to elected officials or any state or local political party is prohibited.

g.	If a Supervised Person becomes aware that he or she has exceeded the limitations above, he or she shall contact the CD immediately and the contribution may be required to be returned.

h.	If there is a chance that an individual contribution may cause a conflict of interest with Boston Partners’ business, please consult with the CD.

Political contribution preclearance is effectuated through ComplySci’s system. All political contributions, whether subject to pre-clearance or not, must be logged in ComplySci.

L. OUTSIDE BUSINESS ACTIVITIES

A potential conflict of interest exists between a Supervised Person’s duties to Boston Partners and its clients when individuals are permitted to engage in outside business activities.

Written requests must be submitted to the Supervised Person’s supervisor with a copy to the CD prior to a Supervised Person seeking to:

•	engage in any outside business activity, or

•	accept any position as an officer or director of any corporation, organization, association, or mutual fund.

The written request must contain all the information necessary to review the activity. The request should contain the name of the organization, whether the organization is public or private, profit or non-profit or charitable, the nature of the business, the capacity in which the employee will serve, an identification of any possible conflicts, the term of the contemplated relationships and any compensation to be received. Supervised Persons are prohibited from serving on the boards of directors of publicly traded companies.

The CD, in conjunction with the Supervised Person’s supervisor and the Director of Human Resources, will review and/or identify any potential conflicts.

If approved, the CD will provide the Supervised Person with written approval. In addition, if applicable, the CD will ensure that a registered representative’s Form U4 is updated with the FINRA. If a resolution to the conflict cannot be reached, the Supervised Person may be asked to terminate either his/her outside employment or his/her position with Boston Partners.

Finally, upon employment and annually thereafter, Supervised Persons are required to fill out the New Employee/Annual Compliance Acknowledgement Form and accompanying Conflicts Questionnaire (“Questionnaire”). The Questionnaire requests information regarding a Supervised Person’s outside business activities. The CD will verify items reported on the Questionnaire against written requests received throughout the year.

M. REPORTING VIOLATIONS

All Supervised Persons must report violations of this Code promptly to the CD and the General Counsel. Boston Partners is committed to treating all Supervised Persons in a fair and equitable manner.

Individuals are encouraged to voice concerns regarding any personal or professional issue that may impact their ability or Boston Partners’ ability to provide a quality product to its clients while operating under the highest standards of integrity. Retaliation against any individual making such a report is prohibited and constitutes a violation of the Code. Any such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Based on facts and circumstances, the CD may escalate the matter to Boston Partners’ Management Committee for resolution. Supervised Persons may make use of Boston Partners’ Global Whistle Blowing Policy as summarized in the Employee Handbook.

N. ANNUAL REVIEWS AND CERTIFICATIONS

The CD will review the Code annually and update any provisions and/or attachments which Boston Partners deems require revision.

Upon employment, all Supervised Persons are required to certify that they have:

1.	Received a copy of the Code;
2.	Read and understand all provisions of the Code; and
3.	Agreed to comply with all provisions of the Code.

At the time of any material amendments to this Code, all Supervised Persons are required to:

1.	Certify they have read and understood the amendments to the Code; and
2.	Agree to comply with the amendment and all other provisions of the Code.

Annually, all Supervised Persons are required to:

1.	Certify they have read and understand all provisions of the Code; and
2.	Agree to comply with all provisions of the Code.

O. MATERIAL VIOLATIONS AND SANCTIONS

A material code of ethics violation means a breach of the Code that raises relatively serious issues that suggest the possibility of a violation of the securities laws, particularly Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder or Section 206 of the Investment Advisers Act of 1940. The triggering event can vary based on the specific facts and circumstances of a situation, but may include issues such as insider trading, front running, short-term trading, market timing or other circumstances or patterns of incidents or transactions or a series of minor violations which in their aggregate may constitute a serious violation.

Regardless of whether a government inquiry occurs, Boston Partners views seriously any violation of its Code of Ethics. Disciplinary sanctions may be imposed on any Supervised Persons committing a violation, including, but not necessarily limited to, censure, suspension, monetary penalties, or termination of employment.

P. FURTHER INFORMATION

Any Supervised Person that has any questions with regard to the applicability of the provisions of this Code, generally or with regard to any attachment referenced herein, should consult Legal or the CD.

Q. RECORDKEEPING

Boston Partners shall maintain the following records at its principal offices as follows:

A.	This Code and any related procedures, and any code of ethics of Boston Partners that has been in effect during the past five years, shall be maintained in an easily accessible place;
B.

A record of any violation of this Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

C.

A copy of each report under this Code made by (or duplicate brokerage statements and/or confirmations for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

D.	A copy of each report by the CCO to the Board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

E.

A record of any decision, and the reasons supporting the decision, to approve an acquisition by a Supervised Person of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

B.  Value-Added Investors

INTRODUCTION

Procedures are set forth below to address information sharing where a senior executive of a public company or a private company that is a hedge fund, broker-dealer, investment adviser or investment bank (collectively “Value-Added Investors” or “VAIs”) may invest in Boston Partners’ private funds.

IDENTIFICATION

To identify VAIs, the CD reviews the following documents:

1)	Annual Outside Business Activities Questionnaire and subsequent changes submitted throughout the year;
2)	Annual Conflict Questionnaire which identifies family and significant other relationships;
3)	New account start-up documentation; and
4)	5130 Questionnaires.

MONITORING

A.	Individuals Associated with Public Companies

1)

When Boston Partners identifies a VAI who works at a public company through its identification program, the CD codes its pre-trade compliance system to flag the issuer, but does not preclude the trade;

2)	Exception reports which indicate if an investment has been made are reviewed daily, on a next-day basis, by the CD;
3)	Exceptions are reviewed with portfolio managers to substantiate the investment decision process for the transaction.
4)	The CD will also perform a market review of company announcements and pricing history for a reasonable period prior to and following the trading.

B.	Individuals Associated with Private Companies (broker-dealer, investment bank, investment adviser, or hedge fund)

1)

When Boston Partners identifies a VAI who works at a private company through its identification program, Boston Partners adds the individual’s name and company into its list of keywords used to conduct email surveillance;

2)	The CD and Operational Risk Manager perform periodic reviews of emails in accordance with its Email Surveillance Policy.

C.  Education

The CD has established an in-house regulatory training program to ensure that employees are aware of their compliance responsibilities administered through a web-based vendor.

Within a reasonable time after employment, but no later than one month, Human Resources (“HR”) provides each new employee with an orientation education program that includes compliance training. In addition, the CD conducts targeted training sessions with the business groups as deemed necessary.

The CD maintains a copy of the presentation material presented in a training session, plus attendance forms dated and signed by attending employees if trainings are conducted in person. Otherwise, attendance and attestations are logged via the web-based vendor.

D.  Regulatory Inquiries and Disclosure Obligations

Boston Partners may receive inquiries from a variety of federal agencies such as the SEC, the Department of Treasury, the Department of Labor, and the U.S. Attorney’s Office, as well as from state agencies, including state securities bureaus and other local authorities and industry regulators such as the Financial Industry Regulatory Authority (“FINRA”).

If you are contacted by a government official or other industry regulator, whether by telephone, letter, email or office visit, you may not, under any circumstances, engage in discussions with the contacting party, or take any other action in response to such contact, other than advising the contacting party that all employees are under instructions to refer all such inquiries to the CCO. The intent behind this policy is to ensure that Boston Partners responds on a consistent and uniform basis to all regulatory inquiries. This policy is standard industry practice and should not evoke an adverse reaction from any experienced regulator.

You must notify the CD immediately in the following instances:

1.	any personal bankruptcies;

2.	any litigation involving:
a.	a particular investment or an investment-related business or activity; or
b.	the following activities whether or not related to a particular investment or investment related activity:
i.	criminal matters;
ii.	fraud, false statement, or omission;
iii.	theft, embezzlement, or other wrongful taking of property;
iv.	bribery, forgery, counterfeiting, or extortion;
v.	dishonest, unfair, or unethical practices.

This information permits Boston Partners to determine whether a disciplinary disclosure must be made in its Form ADV, or whether special disciplinary disclosure must be made as required by Rule 206(4)-4 under the Advisers Act, or whether books and records must be maintained beyond the time frames established by the Advisers Act. You should notify the CD promptly and at least by the time you receive service or another notification of a pending legal matter.

A “pending legal matter” includes any existing, anticipated, or threatened investigation or other legal action concerning Boston Partners, its clients, or any employee. Examples of pending legal matters include, but are not limited to:

•	Correspondence making a demand or threatening litigation;

•	The serving of a civil complaint, criminal complaint or indictment;

•	The serving of a subpoena; or

•

An investigation by any US federal or state regulatory authority (such as an informal or formal investigation by the SEC, FINRA, or the Department of Justice; a federal or state grand jury investigation; a tax audit by the Internal Revenue Service or state tax authorities, etc.); or

•	An investigation by any international regulatory authority.

Boston Partners has instituted the following additional procedures to oversee the collection and disclosure of all relevant US or international legal or disciplinary actions:

1.

Upon employment and annually thereafter, each employee, other than employees performing only clerical, administrative, support or similar functions, is required to fill out Item 11 of Part 1 of Form ADV as well as certify that the employee has reported and will report any and all legal and/or disciplinary actions to the CD.

2.

The CD is responsible for reviewing these reports and, in conjunction with applicable parties as necessary, will make a determination on whether any disclosed information must be reported in Form ADV, Part 1 or to clients.

3.

Certain clients may subject Boston Partners to specific contractual reporting obligations with respect to disciplinary events, legal investigations or proceedings. The CD will determine whether any event must be reported in accordance with those contractual obligations.

4.	Boston Partners primarily considers the following factors when determining whether an event is “material”:

◾	the distance of Boston Partners or the individual from the advisory function; the nature of the infraction;
◾	the severity of the sanction; and
◾	the time elapsed.

5.

For Rule 206(4)-4, certain criminal, civil, administrative and SRO proceedings include a presumption of materiality if the proceedings involve Boston Partners or a management person of Boston Partners and the proceedings are not resolved in Boston Partners’ or the management person’s favor. A management person is generally considered a person with power to exercise control over the management or policies of the adviser or to determine the general investment advice given to clients. However, a disciplinary event that is reportable under Item 11 of Part 1 of Form ADV is not presumptively material for purposes of Rule 206(4)-4(b). Boston Partners will review the applicability of reporting requirements to ensure compliance with this provision.

6.

Boston Partners will notify prospective clients within 48 hours prior to entering into an advisory contract (or at the time of entering into the contract, provided that the client then has the right to terminate the contract without penalty within five business days) of any action determined to be material in evaluating Boston Partners’ integrity or ability to meet contractual commitments. Notice may be made in Boston Partners’ Form ADV or applicable Offering Documents.

E.  Initial and Annual Employee Acknowledgements

Upon employment, employees receive an initial certification package which consists of the following:

1) Annual Policy Acknowledgment/Certification Form, including Code of Ethics certifications;

2) Annual Holdings Report

3) Outside Business Activities

4) Conflicts Questionnaire

5) Disciplinary Questionnaire (other than employees performing only clerical, administrative, support or similar functions)

All forms must be signed and returned to the CD promptly.

The CCO will cause any material amendments to the Manual to be distributed to applicable parties. The CCO will distribute or make available electronically to all employees annually an updated Manual as well as an annual certification package. Employees should review the general policies applicable to everyone as well as the specific policies applicable to their job function. If employees note an out-of-date business practice related to their function, they are instructed to contact their supervisor. Employees must sign the form annually and submit it to the CD. The CD will maintain the certification forms.

F.  Annual Review of Compliance Policies and Procedures

The CCO will review this Manual upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in Boston Partners’ business arrangements; or (iii) any applicable regulatory developments.

In addition, the CCO will undertake a review of this Manual on an annual basis to determine their adequacy and the effectiveness of their implementation. This review will include specific consideration of the following:

1.	Any compliance matters that arose during the previous year;
2.	Any changes in Boston Partners’ business activities (or any affiliated entities); and
3.	Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

Upon the conclusion of the annual review, the CCO will prepare and deliver a report of findings to the Management Committee. The report will identify any material violations of this Manual and any actions taken or recommendations for actions to rectify such violations, including adoption of additional policies and procedures or modifications to existing policies and procedures. The Supervisor will be responsible for the implementation of such additional or modified policies and procedures. The CCO will be responsible for maintaining copies of these reports.

G.  Conflicts of Interest

Boston Partners owes its clients a duty of loyalty and monitors situations in which the interests of its advisory clients may be in conflict with its own interests. Boston Partners identifies business practices that may cause a conflict of interest between it and its clients, discloses such conflicts of interest to clients and develops reasonable procedures to mitigate such conflicts.

Boston Partners has identified the following potential conflicts of interest and the measures it uses to address these matters:

Equitable Treatment of Accounts

Boston Partners recognizes that potential conflicts may arise from the side-by-side management of registered investment companies and “investment accounts,” which include privately offered funds and separately managed accounts of individuals and institutional investors. Where Boston Partners’ separately managed accounts are charged performance fees, portfolio managers may be inclined to take investment risks that are outside the scope of such client’s investment objectives and strategy. In addition, since Boston Partners’ private investment funds charge performance fees and share those fees with portfolio managers, such portfolio managers may also be inclined to take additional investment risks. Boston Partners maintains a Trade Allocation and Aggregation Policy as well as a Simultaneous Management Policy to ensure that client accounts are treated equitably. The CD reviews allocations and dispersion regularly, and accounts within the same strategy are precluded from simultaneously holding a security long and short. There are certain circumstances that would permit a long/short portfolio to take a contra position in a security that is held in another strategy. This happens very infrequently, and the contra position is generally not related to the fundamental views of the security (i.e. – initiating a long position in a security at year-end to take advantage of tax-loss selling as a short-term investment, or initiating a position based solely on its relative weight in the benchmark to manage investment risk). However, in certain situations, the investment constraints of a strategy, including but not limited to country, region, industry or benchmark, may result in a different investment thesis for the same security. Each situation is fully vetted and approved by the firm’s Co-Chief Investment Officer (“Co-CIO”) or his designee. Risk Management performs periodic reviews to ensure the product’s risk exposures are within reasonable bounds of the investment strategy.

Furthermore, since Boston Partners charges a performance fee on certain accounts, and in particular these accounts may receive “new issues” allocations, Boston Partners has a conflict of interest in allocating new issues to these accounts. Boston Partners maintains an IPO Allocation Policy and the CD assists in, and/or reviews, the allocation of new issues to ensure that IPO are being allocated among all eligible accounts in an equitable manner.

Utilizing Brokerage to Advantage Boston Partners

Boston Partners does not place trades through affiliated brokers. Securities trades are executed through brokerage firms with which Boston Partners maintains other advantageous relationships, such as soft dollars. In these cases, the broker may expect commission business in return. Boston Partners has established a Trade Management Oversight Committee (the “TMOC”) to evaluate brokerage services and to review commissions paid to brokers. In addition, Boston Partners maintains a Best Execution Policy and a Soft Dollar Policy to assist in its monitoring efforts. Boston Partners also identifies affiliates of the investment companies for which it acts as investment adviser or sub adviser to ensure it is trading in accordance with applicable rules and regulations.

Directed Brokerage

Boston Partners faces an inherent conflict since it is able to direct client transactions to a broker or dealer in exchange for distribution capacity. Boston Partners maintains policies which prohibit its traders from considering a broker-dealer’s distribution capacity for promoting or selling Boston Partners’ separate account services, mutual funds, or proprietary funds (collectively “Boston Partners’ Services”) during the broker selection process. Nor will Boston Partners compensate any broker either directly or indirectly by directing brokerage transactions to that broker for consideration in selling Boston Partners’ services.

Mixed Use Allocations and Use of Soft Dollars to Benefit Adviser

Soft dollar services which have a “mixed use” allocation present a conflict of interest when determining the allocation between those services that primarily benefit Boston Partners’ clients and those that primarily benefit Boston Partners. In addition, a conflict of interest exists when Boston Partners uses soft dollars to pay expenses that would normally be paid by Boston Partners. Boston Partners has developed soft dollar policies which require it to make a good faith allocation of “mixed use” services and to document its analysis. In addition, the CD reviews all requests for soft dollars to ensure inclusion under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Trade Errors

A conflict arises when an investment adviser requests a broker/dealer to absorb the cost of a trade error in return for increased trading and/or commissions. Boston Partners prohibits correcting a trade error for any quid pro quo with a broker and has procedures for the proper correction of trade errors.

Principal Transactions

A principal transaction occurs when an investment adviser, acting for the account of itself or an affiliate buys a security from, or sells a security to, a client. An inherent conflict of interest exists since an adviser has an opportunity to transfer unwanted securities from its account to a client’s account, sell securities to a client’s account at prices above the market, or transfer more favorably priced securities from a client account to its account. Boston Partners generally does not permit the selling of a security from one client account and the purchasing of the same security in another client account if Boston Partners has a principal interest in one of the accounts at the time of the transaction. Additionally, Boston Partners requires that clients give consent by signing subscription agreements to purchase a pooled investment vehicle in which Boston Partners or a related entity has an interest.

Cross Trades

Cross transactions between clients create an inherent conflict of interest because Boston Partners has a duty to obtain the most favorable price for both the selling client and the purchasing client. Boston Partners generally does not engage in cross trading; however, Boston Partners has procedures to ensure that any cross trade is in the best interests of all clients.

Affiliated Investments

Potential conflicts exist if Boston Partners directs client investments into affiliated vehicles in order to increase the size of these vehicles and thereby increase its compensation by (a) lowering overall expenses of the vehicle, some of which Boston Partners may have responsibility for; (b) permitting greater marketing of the vehicle which will generate greater fee revenue for Boston Partners; or (c) allowing Boston Partners or an affiliate to redeem its investment capital in such vehicle. To mitigate any detriment to the client, Boston Partners has product suitability procedures and will obtain a client’s consent prior to investing client assets in an affiliated vehicle.

Proprietary Trading Opportunities

Employees are able to take investment opportunities for themselves or Boston Partners before such opportunities are executed on behalf of clients. Employees have a duty to advance Boston Partners’ client interests before Boston Partners interests or their personal interests. Boston Partners must ensure that employees do not favor their own or Boston Partners’ accounts. The Code includes procedures on ethical conduct and personal trading, including preclearance and blackout procedures, to which all employees are subject.

Insider Trading/Non-Public Information

Employees are able to learn material nonpublic information. Such employees may trade in their personal accounts on such information, to the potential disadvantage of client accounts which would be a violation of the Code. The Code addresses insider trading including permissible activities. Employees certify, at least annually, that they are in compliance with the Code.

Boston Partners periodically discusses securities which may be held in client accounts with external investment professionals when sourcing and analyzing investment ideas. These discussions may include but are not limited to economic factors, market outlook, sector and industry views, and general and/or specific information regarding securities. Discussion of specific securities creates a conflict which could disadvantage Boston Partners’ clients if the external parties were to act upon this information, including but not limited to front-running and scalping either certain securities or numerous securities in a similar sector to the extent such information is known about Boston Partners’ holdings. Boston Partners has policies prohibiting discussion of client investments for non-business purposes and has outlined permissible activities as well as certain other prohibitions when sourcing investment ideas for business purposes.

Value-Added Investors

A senior executive from a public company or a private company that is a hedge fund, broker-dealer, investment adviser, or investment bank, (collectively “VAIs”), may invest in Boston Partners’ private funds. A conflict exists if Boston Partners invests in companies affiliated with a VAI or if a VAI who works at a private company provides material non-public information to Boston Partners or vice versa. Both conflicts raise issues with respect to information sharing. Boston Partners has procedures to i) identify these individuals through its annual outside businesses questionnaire, its annual compliance questionnaire, review of new account start-up documents, and its 5130 and 5131 questionnaires, and ii) monitor conflicts these persons present through its pre-trade compliance system and/or email surveillance.

Selective Disclosure

Selective disclosure occurs when material information is given to a single investor, or a limited group of investors, and not to all investors at the same time. This practice may allow one set of investors to profit from undisclosed information prior to giving others the same opportunity. To prevent this conflict of interest, Boston Partners has procedures regarding the dissemination of account holdings.

Valuation of Client Accounts

Because Boston Partners calculates its own advisory fees, it has an incentive to over-value such accounts to either increase the fees payable by the client, or to conceal poor performance for an incentive fee. Boston Partners has several safeguards in place to mitigate this conflict. Boston Partners has a policy for the valuation of securities. Boston Partners’ Operations Department (“Operations”) reconciles cash, holdings, and market values for all client accounts with the client’s custodian bank’s records daily. Finally, as part of Boston Partners annual financial review, external auditors review a sample of client fee invoices.

Representing Clients

At times, clients may request Boston Partners represent their interests in class action litigation, bankruptcies, or other matters. Boston Partners’ expertise lies in investment management and has an inherent conflict of interest if cast in any other role. When possible, Boston Partners’ investment management agreements include provisions that Boston Partners will not act on behalf of the client in class actions, bankruptcies or matters of litigation.

Outside Business Activities

An employees outside business activities may conflict with the employee’s duties to Boston Partners and its clients. Boston Partners requires all employees to disclose any outside employment to the CD, who, in conjunction with the employee’s supervisor and the Director of HR, will identify any potential conflicts. If a resolution to the conflict cannot be reached, the employee may be asked to terminate either their outside employment or their position with Boston Partners.

Business Gifts and Entertainment

Boston Partners employees periodically give or receive gifts from clients. Boston Partners employees host clients or receive entertainment provided by a client. Such gifts or entertainment may be considered efforts to gain unfair advantage. Boston Partners maintains a Gifts and Entertainment policy and has developed a Supplemental Policy guide for employees regarding certain types of Gifts and Entertainment. Generally, employees are not permitted to give or receive Gifts of more than $300 in value, per person, per year. Entertainment that is normal or customary in the industry is considered appropriate. Employees should consult the CD if they are unsure about a particular Gift or value of Entertainment.

Illegal or Unethical Behavior

Unethical or illegal conduct by employees damages Boston Partners’ ability to meet its fiduciary duties to clients. Employees are required to report to management any actual or suspected illegal or unethical conduct on the part of other employees of which they become aware or any situations in which they are concerned about the “best course of action.” In addition, employees are required to certify annually that they are in compliance with this Manual. Regardless of whether a government inquiry occurs, Boston Partners views seriously any violation of this Manual. Disciplinary sanctions may be imposed on any employee committing a violation of this Manual.

Proxy Voting

Boston Partners’ proxy voting authority for its clients puts Boston Partners in a position where its interests may conflict with the best interests of its clients when determining how to vote. Boston Partners has a proxy voting policy and has engaged an outside vendor to execute proxies according to this policy. Boston Partners has a procedure to handle conflicts of interest, which may arise in voting client securities.

Consulting Relationships

Boston Partners may purchase software, educational programs and peer group information from consulting firms that represent Boston Partners clients. Due to the lack of payment transparency, these relationships could give rise to improper activity on the part of the investment adviser or the consultant. Products purchased from consultants must serve a legitimate need for Boston Partners’ business and may not be acquired to influence a consultant’s recommendation of Boston Partners.

Use of Solicitors and Marketers

Boston Partners may enter into solicitation agreements with unaffiliated third-party solicitors (“Solicitor”) to obtain new clients or fund investors. The Solicitor typically has a clear incentive to introduce institutional investors to our firm to obtain compensation from Boston Partners. The referral fee Solicitor receives does not increase the management fee being charged to the investor. Boston Partners has internal controls in place to ensure that conflicts of interest are addressed in the best interest of the client and that the compliance requirements applicable to a solicitor for our products are met.

H.  Regulatory Reports and Disclosures

Boston Partners must make accurate regulatory reports and disclosures or communications sent to existing and potential investors. The following are regulatory reports applicable to Boston Partners:

1.	Form ADV (Rule 204-1)

Descriptions of Boston Partners’ business and applicable disclosures are contained within Boston Partners’ Form ADV, Parts 1, 2 and 3. Boston Partners reviews these documents to ensure accuracy and appropriateness as follows:

◾	Promptly, if information provided in response to Items 1, 3, 9 (except 9.A.(2), 9.B.(2), 9.E., and 9.F.), or 11 of Part 1A becomes inaccurate in any way;
◾	Promptly, if information provided in response to Items 4, 8, or 10 of Part 1A becomes materially inaccurate;
◾	Promptly, if information provided in Parts 2 and 3 becomes materially inaccurate (except as otherwise noted in the instructions);
◾	Within 90 days of Fiscal Year End for any other changes.

2.	State Notification Filings

Notice filings are commensurate with ADV amendments with any states where required or with any states where Boston Partners is registered per contractual commitments.

3.	Investment Adviser Representative (“IAR”) Licensing

Although Boston Partners’ client base is comprised of primarily institutional investors, Boston Partners recognizes that a limited number of employees may fall within the IAR definition under Rule 203A-3 of the Advisers Act and therefore may be subject to applicable state registration or licensing requirements. The CD will determine whether any employees fall within this definition at the time of each new high net worth relationship is established and will review such determinations on an annual basis.

4.	Blue Sky Flings

Boston Partners’ domestic private funds are required to make periodic (Form D) filings in certain instances:

◾	Initial and annual filings with the SEC
◾	Initial and subsequent filings with the States

Boston Partners consults with outside counsel to determine such filing obligations.

5.	Reporting Requirements Under the Exchange Act

a)	Schedule 13-G

Boston Partners files Schedule 13-G, monthly or quarterly as applicable, in lieu of a Schedule 13-D when it has acquired more than 5% but less than 20% of the outstanding shares of a security because Boston Partners acquires securities in the ordinary course of business and not with the purpose of changing or influencing control of the issuer.

In October 2023, the SEC amended the rules governing beneficial ownership reporting under Sections 13(d) and 13(g). The new deadlines for Schedule 13G are notably shorter and require more frequent amendments than under the prior rule. The new filing deadlines for Qualified Institutional Investors (QII) are as follows:

a.  Initial filing deadline: 45 days after the calendar quarter-end in which beneficial ownership exceeds 5% or five business days after the month-end in which beneficial ownership exceeds 10%.

b.  Amendment filing deadline: 45 days after the calendar quarter-end in which a material change from the information reported in the previous Schedule 13G occurs or five business days after the month-end in which beneficial ownership exceeds 10% or changes by more than 5%.

b)	Form 13-F

Boston Partners files Form 13-F since it exercises investment discretion with respect to exchange traded or NASDAQ quoted equity securities having an aggregate fair market value of at least $100 million on the last trading day of any month. Boston Partners files Form 13-F within 45 days after the end of each quarter.

c)	Form 13-H LTID

The Rule requires all U.S. and non-U.S. market participants who meet the definition of “Large Trader”* to file an electronic Form 13H with the SEC and obtain a large trader identification number (LTID). Boston Partners’ “LTID” is 16576378. The LTID number must be communicated in writing to all registered broker-dealers that effect transactions on Boston Partners’ behalf.

Amendments to Form 13H are required if any information on the form becomes inaccurate. Amendments are due within 10 calendar days following the end of a calendar quarter. In addition, all large traders must file an annual update to Form 13H, regardless of whether any information has changed, within 45 days after the end of each calendar year.

*A “Large Trader” is a person (legal entity or natural person) who, directly or indirectly, through the exercise of investment discretion, effects transactions in NMS securities that equal or exceed either:

1.	2 million shares or $20 million during any calendar day; OR
2.	20 million shares or $200 million over any calendar month.

d)	Form PF

Registered investment advisors who manage at least $150 million of gross regulatory assets under management in connection with private fund(s) as of the end of their most recently completed fiscal year are required to file Form PF with the SEC. Advisers meeting this threshold are generally required to complete Section 1 of Form PF on an annual basis, unless they meet the criteria for “large” adviser status, which would trigger additional reporting obligations. Boston Partners will be required to file Section 1 of Form PF for all their 3C1 and 3C7 funds (Private Funds identified on its Form ADV). In addition, Boston Partners is now required to file Section 1 of Form PF for any commodity pools that they advise (not listed on its Form ADV) for which they have relied on the exemptive relief granted by the No Action Letter 25-50 from the CFTC. Boston Partners will need to file form PF on an annual basis, 120 days after fiscal year end. Boston Partners reports basic information regarding the private funds they advise. The information should include investor information, fund performance, fund strategy, counterparty credit risk, and other trading information.

e)	Forms 3, 4 and 5/Section 16

Boston Partners, as a qualified institutional investor, is exempt from these filings because Boston Partners purchases securities on behalf of client accounts: (i) in a fiduciary capacity (i.e., not for its account); (ii) in the ordinary course of business; and (iii) without the purpose or effect of changing or influencing control of the issuer.

f)	Hart Scott Rodino (“HSR”) Act

Boston Partners is exempt from HSR filings as it does not hold positions in a proprietary capacity in excess of the threshold in the assets or voting securities of an issuer.

g)	Foreign Security Filings

To the extent Boston Partners holds securities of foreign issuers, Boston Partners will monitor and comply with local authorities regulatory filing requirements.

h)	Form SHO

Rule 13f-2 requires institutional investment managers to file aggregate end-of-month gross short positions as well as daily net trading activity on Form SHO within 14 calendar days after the end of each calendar month if certain thresholds are exceeded. Although Rule 13f-2 and Form SHO were adopted by the SEC on October 13, 2023, the SEC has issued a series of temporary exemptive orders delaying the compliance date. Most recently, in December 2025, the SEC granted additional temporary exemptive relief extending the compliance date to January 2, 2028 with the initial Form SHO filings due by February 14, 2028.

i)	Form N-PX

Say-on-Pay Vote Disclosure for Institutional Investment Managers: Rule 14Ad-1 requires managers to report annually on Form N-PX each say-on-pay vote over which the manager exercised voting power. The rule requires a manager to report say-on-pay votes when it uses voting power to influence a voting decision with respect to a security. The rule permits joint reporting of say-on-pay votes by managers, or by managers and funds, under identified circumstances to avoid duplicative reporting. It also requires additional disclosure to allow identification of a given manager’s full say-on-pay voting record. Managers will also be required to comply with the other requirements of Form N-PX for their say-on-pay votes.

6.	NFA and CFTC Filings

Boston Partners has withdrawn its registration as a Commodity Trading Advisor and a Commodity Pool Operator in reliance on the relief provided by the Commodity Futures Trading Association (CFTF No Action Letter 25-50. An annual affirmation is required to reaffirm the exemption status currently in effect for Boston Partners pools.

Compliance will have primary responsibility for filing this CFTC notice. Relevant staff in the Operations, Finance and Legal departments have been notified of this requirement and will receive an annual reminder of this reporting requirement.

I.  Disclosure Obligations

Boston Partners makes certain disclosures to prospects and clients pursuant to the Advisers Act and other federal securities laws. The CCO reviews the accuracy of these disclosures and monitors industry developments to ensure Boston Partners meets new regulatory disclosure requirements.

All employees must bring to the attention of the CD any information which may require disclosure.

Boston Partners currently makes the following disclosures:

1.	Brochure Rule (Rule 204-3)
a)	Delivery

Boston Partners will deliver to each client or prospective client a copy of its Form ADV Part 2 (i) not less than 48 hours prior to entering into any advisory contract, or (ii) if, at the time of entering into a contract, acknowledging the client has a right to terminate the contract without penalty within five business days after entering into the contract.

In addition to Form ADV Part 2, high net-worth individuals and retail investors, as defined by Reg BI, shall receive a copy of Form CRS, which is included as Part 3 or our Form ADV, before or at the time we enter into an investment advisory contract. Form CRS must be provided to those high net-worth individuals and retail investors (i) invested in our separate accounts and wrap-fee programs; or (ii) offered investment supervisory services from Boston Partners Private Wealth.

b)	Offer to deliver

Boston Partners provides or offers to provide each of its clients an updated copy of the Form ADV Part 2 on an annual basis.

c)	Contractual Obligations

Boston Partners also honors contractual obligations to provide Form ADV amendments.

2.	Performance Fee Rule (Rule 205-3)

Boston Partners provides disclosure consistent with the Rule for clients that elect a performance-based fee arrangement.

3.	Performance Advertising

Boston Partners discloses material assumptions within its promotional materials that contain model and hypothetical investment performance as well as other performance disclosures and requirements prescribed by Rule 206(4)-1, as amended, as so that content is fair and balanced and not misleading.

4.	Custody Rule (Rule 206(4)-2)

Boston Partners may be deemed to have direct or indirect control over client assets and, accordingly, be deemed to have custody of client assets in certain instances. In these instances, Boston Partners will comply with the reporting aspects of the rule or rely on an appropriate exception.

5.	Testimonials and Endorsements

Boston Partners has solicitation agreements with affiliates and may also engage unaffiliated solicitors subject to the conditions outlined in Rule 206(4)-1, as amended.

6.	Financial and Disciplinary Information (Rule 206(4)-4)

Boston Partners will disclose all material facts with respect to its financial condition that are reasonably likely to impair its ability to meet contractual commitments to clients. The CFO will monitor Boston Partners’ financial stability and assist the CCO in making necessary disclosures. Boston Partners will promptly disclose to all clients the relevant facts concerning any legal or disciplinary event that would be material in evaluating its integrity or ability to meet contractual commitments to advisory clients.

Boston Partners is obligated to report certain disciplinary items in Item 11 on Form ADV Part 1 as well as the accompanying Disclosure Reporting Page (DRP). The CCO is responsible for overseeing prompt and appropriate updates to Form ADV and/or other disclosure documents to reflect material legal and disciplinary action. Boston Partners has the following procedures to assist in this process:

A.

Upon employment and annually thereafter, each employee, other than employees performing only clerical, administrative, support or similar functions, is required to complete Item 11 of Part 1 of Form ADV as well as certify that he or she has reported and will report any and all legal and/or disciplinary actions to the CD.

B.

The CD is responsible for reviewing these reports and, in conjunction with the CEO and General Counsel, will make a determination on whether any disclosed information must be reported in Form ADV, Part 1 and Part 3 (Form CRS) or to clients.

C.

Certain clients may require Boston Partners to report disciplinary events, legal investigations or proceedings. The CD, and in conjunction with the CEO and General Counsel, will decide whether any event must be reported in accordance with those requirements.

D.	Boston Partners primarily considers the following factors when determining whether an event is “material”:

•	the proximity to the advisory function;
•	the nature of infraction;
•	the severity of the sanction; and
•	the time elapsed.

E.

For Rule 206(4)-4, certain criminal, civil, administrative and SRO proceedings include a presumption of materiality if the proceedings involve Boston Partners, or a management person of Boston Partners and the proceedings are not resolved in Boston Partners’ or the management person’s favor. A management person is a person with power to exercise control over the management or policies of the adviser or to determine the general investment advice given to clients. However, a disciplinary event that is reportable under Item 11 of Part 1 of Form ADV is not presumptively material for purposes of Rule 206(4)- 4(b). The General Counsel will review the applicability of reporting requirements to ensure compliance with this provision.

F.

Boston Partners will notify prospective clients within 48 hours prior to entering an advisory contract (or at the time of entering into the contract, provided that the client then has the right to terminate the contract without penalty within five business days) of any action determined to be material in evaluating Boston Partners’ integrity or ability to meet contractual commitments. Notice may be made in Boston Partners’ Form ADV.

7.	Proxy Rule (Rule 206(4)-6)

Boston Partners provides clients with Form ADV Part 2 as part of its new account start-up procedures. Form ADV Part 2 includes a section specifying that Boston Partners’ most current Proxy Voting Policies and Procedures can be accessed via the firm’s website. The Proxy Voting Policies and Procedures provide information on how material conflicts are addressed and how clients may obtain information on how their portfolio securities were voted.

8.	Privacy Rule (Reg S-P, EU and UK General Data Protection Regulation, California Consumer Privacy Act)

Boston Partners informs clients that they can access our full Privacy Notice on the firm’s website. The Privacy Notice explains how we collect, use, disclose, share and protect personal data that we process through client and prospect interactions with us, including client and prospect interactions with our website. The Privacy Notice also details client and prospects rights as they relate to our use of their personal data.

9.	Conflicts of Interests

Boston Partners discloses material conflicts of interest on its Form ADV Part 2.

10.	Contractual Obligations

Boston Partners tracks reporting and disclosure obligations set forth in its client’s investment management agreement (“IMA”).

11.	Canadian Representations

Disclosures required by Canadian law regarding the international adviser exemption for all Canadian clients (the Statement to Clients) are included in Boston Partners’ subscription documents or standard investment management agreement during the negotiation process. If the client’s agreement is used, Boston Partners provides a written form of statement outlining the required disclosures.

12.	Global Investment Performance Standards (GIPS®)

Boston Partners annually sends or offers to send a GIPS compliant performance report to each client.

PORTFOLIO MANAGEMENT

A.  Account Management

Boston Partners determines the amount and type of securities to be transacted. Limitations on this authority may be provided in client specified investment guidelines. The client may change its guidelines upon written notice to Boston Partners, although Boston Partners reserves the right to reject changed guidelines that Boston Partners reasonably believes are imprudent or cannot be implemented. On occasion, Boston Partners may also provide investment advice to clients who have not given Boston Partners the authority to determine which securities are to be transacted or the amounts of such transactions. Such clients may nevertheless give Boston Partners authority to select broker-dealers to execute transactions approved by such clients.

Boston Partners uses a common approach for all of Boston Partners’ investment strategies. The investment results for the different strategies are reflective of this approach and consequently not solely dependent on any one individual. Boston Partners’ philosophy is executed through a highly disciplined investment process managed by the designated portfolio manager for each of the strategies.

B.  Product Suitability

Boston Partners must have a reasonable basis for believing that the recommendation to a client is suitable based on the information obtained from the client. Boston Partners manages accounts primarily for institutional clients and determines product suitability through discussions with the client. The client’s needs, business structure, and investment goals are explored.

C.  Investment Recommendations

Boston Partners has a fiduciary duty to conduct reasonable due diligence with respect to any investment that it acquires for its clients. The extent of due diligence generally increases with the complexity of the investment. Boston Partners fulfills this duty through the diligence of its research analysts who conduct analysis of the investment that Boston Partners considers acquiring and, where necessary, by engaging in negotiations regarding the terms of its investments.

Boston Partners is precluded from considering a prospect or client’s corporate securities to enhance Boston Partners’ ability to be appointed or be retained as manager of the assets of such corporate issuers.

Boston Partners is precluded from discussing securities which are held in client accounts for non-Boston Partners business purposes. This includes, but is not limited to, discussions/disclosures not intended to add value to client portfolios or enhance the investment decision process. Questions regarding the interpretation of this definition or its application to particular conduct should be addressed with the CD.

Boston Partners periodically utilizes external investment professionals such as broker-dealers and portfolio managers or research analysts at other investment advisory firms as one of its many resources in sourcing and analyzing investment ideas. Boston Partners may receive proprietary research from broker-dealers in conjunction with sourcing, analyzing, and executing investment ideas for client portfolios. Boston Partners is permitted to discuss investment ideas with these individuals and may disclose if Boston Partners is a current holder of a particular security or securities. Additionally, Boston Partners may provide the broker-dealer with “interest lists” to assist the broker in being responsive to Boston Partners’ need for proprietary research.

When discussing securities from time-to-time with buy-side investment professionals for business purposes, Boston Partners is precluded from:

i.	disclosing whether or not a particular security is held in client accounts;

ii.	disclosing Boston Partners’ immediate buy/sell intent with respect to a specific security, or

iii.	making consensus buy/sell decisions.

Furthermore, research developed by Boston Partners is for Internal Use Only and should not be mailed, faxed, delivered, or otherwise provided to any client or prospective client without the prior approval of the CD.

D.  Adherence to Investment Objectives and Restrictions

Boston Partners monitors adherence to investment guidelines on a pre- and post-trade basis. The pre-trade compliance uses a guideline module connected to its order management system that automatically checks against certain restrictions that have been programmed based upon internal and/or client guideline restrictions. For mutual fund and exchange-traded fund accounts, restrictions are programmed based on prospectus and SAI limitations and applicable security laws, including but not limited to:

A.	Industry Concentration limits under Section 8(b)(1)(E);

B.	Issuer Diversification limits under Section 5(b) and 13(a);

C.

Name Test under Section 35(d) and Rule 35d-1; Boston Partners will monitor to ensure that investments are consistent with each fund’s name and corresponding investment focus, including monitoring of applicable value or industry-related characteristics.

D.	Acquisition of securities in a securities related business in accordance with Section 12(d)(3) and Rule 12d3-1;

E.	Acquisition of investment company securities for funds in accordance with Section 12(d)(1);

F.	Cross Ownership under Section 20(c) and (d)

G.

Rule 6c-11. Boston Partners has adopted and implemented written policies and procedures that govern the methodology used by the ETF to construct creation and redemption baskets and the process that will be used for the acceptance of baskets.

H.

Derivatives Rule 18f-4. Boston Partners established a Derivatives Risk Management Program to identify and assess each Fund’s derivatives risk in accordance with Rule 18f-4 promulgated under the Investment Company act of 1940. Risk identification and assessment shall take into consideration leverage risk, market risk, counterparty risk, liquidity risk, operational risk and legal risk. The Program does not apply to Funds that are limited derivatives users (“LDU Funds”).

The compliance system monitors both “absolute” and “calculated” restrictions. Absolute restrictions generally include prohibitions on specific securities or security types, (i.e. no foreign securities or no tobacco stocks). In addition, market capitalization limitations (i.e. no stocks to exceed $3 billion cap) are generally programmed as absolute restrictions. Calculated restrictions can be programmed either at the portfolio or issuer level and may include prohibitions on position weights within the portfolio or aggregate position size of an issuer. All rules are assigned a specific severity level (i.e., alert or warning) by the CD. When a trade restriction appears, the trade is automatically stopped and, depending on the severity level, cannot continue without the direct intervention of the CD.

In addition to continuous account reviews by the assigned portfolio manager and the automated pre-trade compliance system, compliance analysts conduct formal reviews on many aspects of the portfolio management process on a systematic basis. The results of these reviews are shared with portfolio managers, client service managers, trading, and operations personnel as warranted. Some of the internal compliance procedures in place include:

•

On a daily basis, the CD receives a copy of the trade blotter as well as a listing of any stock not previously held. Exception reports are reviewed alongside the trade blotter to ensure equitable allocation and inclusion of unencumbered accounts. The intended accounts are also evaluated for suitability.

•

Portfolio liquidity limits are monitored daily on a post trade basis by a member of the compliance staff. Boston Partners considers, among other factors, the frequency and volume of trades and quotes for the security. Pursuant to Rule 22e-4 under the U.S. Investment Company Act of 1940 (Liquidity Rule), Boston Partners has adopted and implemented a Liquidity Risk Management Program designed to assess and manage the Funds’ liquidity risk. Liquidity classifications are monitored at the position level using the Reasonably Anticipated Trade Size provided by the Advisor and based on 20% of the average daily trading volume over the preceding 65 trading day period. The portfolio manager/trader is contacted when the illiquid percentage of the fund exceeds 10% and security specific restrictions are coded in Boston Partners’ pre-trade compliance system as warranted.

•

Daily, the CD reviews portfolio alerts generated through Boston Partners’ compliance system. Portfolio compliance runs as part of the nightly processing cycle against all holdings and open orders and monitors portfolios as they approach various threshold limitations either through active trading or market appreciation.

•

On a periodic basis the CD conducts a point-by-point, bottom-up review of certain portfolios relative to their stated guidelines as well as various internal limits. For mutual fund and exchange-traded fund accounts, portfolios are reviewed against prospectus and SAI limitations and applicable security laws.

•	Client service visit clients on a regular basis to review account guidelines.

E.  Simultaneous Management

Boston Partners recognizes that potential conflicts may arise with respect to the side-by-side management of registered investment companies and “investment accounts,” which include privately offered funds and separately managed accounts of individuals and institutional investors. These risks include, but may not be limited to, differing fee structures, differing investments selected for the various vehicles, and inequitable trade allocation and aggregation practices. There are certain circumstances that would permit a long/short portfolio to take a contra position in a security that is held in another strategy. The contra position is generally not related to the fundamental views of the security (i.e. – initiating a long position in a security at year-end to take advantage of tax-loss selling as a short-term investment, or initiating a position based solely on its relative weight in the benchmark to manage investment risk). However, in certain situations, the investment constraints of a strategy, including but not limited to country, region, industry, or benchmark, may result in a different investment thesis for the same security. Each situation is fully vetted and approved by the firm’s Co-CIO or his designee.

When Boston Partners’ traders receive orders to buy and sell the same security at similar times, both orders are generally placed with different brokers/electronic networks but only if the trading desk determines that such approach would be unlikely to result in a cross trade based on volume and other considerations.

Boston Partners’ investment funds and separately managed accounts are generally invested pari passu, thus mitigating many of the perceived risks associated with simultaneous management. Portfolio transactions are reviewed daily by the CD.

F.  Affiliated Investments

Potential conflicts exist if Boston Partners directs client investments into affiliated vehicles. These conflicts include, but are not limited to, the potential for self-dealing and increased compensation. To mitigate any detriment to the client, Boston Partners will obtain the client’s consent prior to investing client assets in an affiliated vehicle.

G.  ESG/Sustainability Policy

Boston Partners is a signatory to the United Nations Principles for Responsible Investment. Boston Partners’ investment process has always stressed investment in issuers with good fundamental characteristics, including sustainability, environmental, social and governance factors. The investment process has three steps: quantitative screening, fundamental research and portfolio management.

Quantitative Screening:

The initial step in the investment process is a quantitative screening of the investment universe based on several factors. Inputs to our scoring models include certain proprietary sustainability considerations:

1.	Capital Acquisition and Efficiency which tries to capture the degree to which the company sustainably manages resource utilization and supply chain management;
2.	Management Signaling which indicates governance practices surrounding disclosure, stakeholder engagement and shareholder welfare; and
3.	Sustainable Growth which measure how efficiently management uses internal resources to minimize its environmental footprint and reduce dependence on and absorption of external resources.

Fundamental Research/Engagement and Sustainability Team:

The next step in the investment process is an in-depth review by the fundamental analyst team of each of the issuers generated by the quantitative screening process. From various sources, the fundamental analysts have sustainability research available to them to consider as part of their research process. In addition, the Sustainability and Engagement Team provides to the fundamental analyst team an in-depth review of the sustainability issues for inclusion in the analyst’s issuer assessment and may use such information for further dialogue with the issuer’s representatives at investor meetings.

Portfolio Management:

Portfolio managers assemble a portfolio of securities from among the issuers recommended by the fundamental analyst team. Portfolio managers are provided sustainability information about their portfolios periodically.

Sustainability Research Process:

The Sustainability and Engagement Team undertakes original research into issuers looking at all available information including issuer documents such as the annual report, proxy, website and corporate responsibility report and any other disclosures. The Sustainability and Engagement Team also does an extensive search for any reports or stories about the issuer regarding anything sustainability related including both new products and services or opportunities, any fines or litigation occurring within the preceding five years and any reputational information including customer and employee reviews. The Sustainability and Engagement Team does not use external research as a primary basis for issuer assessment.

Sustainability Factors:

Boston Partners’ sustainability research incorporates the following considerations about an issuer:

1. Does the issuer provide products or services that improve the sustainability of the world?

Everything from giant carbon sequestration equipment to new-age ball bearings that improve fuel efficiency are considered.

2. Is corporate governance shareholder friendly?

a. How many Directors are independent?

b. Is the Board Chairman independent?

c. Is there a comprehensive code of ethics?

d. Is there a whistle blower hotline manned by a third party and does the issuer report on whistle blower claims annually?

e. Do shareholders have to act by written consent, call a special meeting or nominate Directors?

f. Is the Board classified?

g. Are there unequal voting rights among shareholders?

h. What is the diversity of the Board?

3. Is sustainability ingrained in the corporate process?

a. Is there sustainability disclosure and does it use a recognized standard such as GRI, SASB or TCFD?

b. Who is responsible for sustainability including Board oversight, committees, officers and staff? Is there sufficient staff and funding?

c. Is compensation dependent on sustainability factors and, if so, for which positions?

d. Does the issuer commit to the UN SDGs or other international conventions?

e. Does the issuer report to other organizations such as the CDP?

4. How well are employees valued?

a. What is the gender and ethnic diversity of the workforce in total and at various leadership ranks, particularly compared to competitors in the same industry and what does that say about the issuer’s commitment to a diverse workforce?

b. What programs and commitments has the issuer made to improve diversity?

c. What training is provided for employee development separate from required compliance or safety trainings? Do the employees use the training opportunities provided?

d. What are the employee ratings reported by both Glassdoor and Indeed.com and what do they suggest about issuer management?

e. Does the issuer report to other organizations such as the CDP?

5. What is the effect on the environment?

a. What are the issuer’s goals for both the near and long term?

b. What has been the trend in GHG emissions and GHG intensity?

c. What has been the total energy usage and energy intensity?

d. Is there a commitment to renewable energy and what portion of the energy used is currently from renewable energy?

e. What is the level of investment needed to improve the issuer’s energy usage and GHG emissions?

6. What is the oversight of suppliers?

a. Does the issuer have a policy regarding the sustainability obligations of its suppliers?

b. Does the issuer audit the sustainability programs of its suppliers and, if so, how many audits are conducted annually, by whom and what were the results?

c. Does the issuer belong to the RBA or similar industry groups?

d. Does the issuer source materials or services from locations at high risk of unsustainable behavior such as slave labor?

7. What is the potential for reputational risk?

a. Has the issuer been the subject of any litigation in the past 5 years regarding violations of laws, abuse of shareholders or employee discrimination?

b. Has the issuer been subject to any fines or regulatory actions during the past 5 years?

c. What are the potential adverse reputational issues for the issuer from the products or services provided or its industry?

d. What are consumer reviews about the issuer?

Sustainability Analysis:

The Sustainability and Engagement Team prepares an analysis reviewing the above considerations along with a sustainability rating of either excellent, good, satisfactory or poor. The rating is subjective based on the best judgment of the Sustainability and Engagement Team.

Engagement:

The Sustainability and Engagement Team informs each issuer of any sustainability deficiencies uncovered by its research, typically by letter/email and often followed by a conversation. The Sustainability and

Engagement Team regularly addresses sustainability concerns with issuers that initiate engagement as part of a regular shareholder outreach process. The Sustainability and Engagement Team also sends a letter to each issuer regarding any proxy vote against a management recommendation. These letters often engender further communication by the issuer with the Sustainability and Engagement Team. Boston Partners votes proxies for most of its clients and incorporates sustainability consideration into its proxy decisions. The Sustainability and Engagement Team monitors issuers for improvement on engagement topic.

Exclusions:

Boston Partners fiduciary duty prohibits self-imposed restrictions on industries or securities because of sustainability considerations separate from a fundamental financial investment consideration. Any exclusions are implemented from client instructions.

Reporting:

Engagement summaries are posted monthly on the Boston Partners’ website along with other sustainability information regarding Boston Partners’ operations and the PRI reports. Currently, client reporting about sustainability is solely per client request. Portfolio managers quarterly receive a carbon footprint analysis of their portfolios. Investment analyses are maintained in a database available to all Boston Partners’ investment personnel.

TRADING AND BROKERAGE

A.	General Trading Policies

Boston Partners generally has authority to select broker-dealers and to negotiate rates of commissions, commission equivalents, and other transaction-related charges (“commissions”) to be paid. When Boston Partners is responsible for broker selection, best execution (i.e., prompt and reliable execution at the most favorable prices reasonably obtainable considering prevailing market conditions, liquidity characteristics of the investment, and portfolio manager objectives) is the primary consideration in placing portfolio transactions with a particular broker-dealer.

Boston Partners attempts to achieve these results by choosing broker-dealers to execute transactions based on various factors, including but not limited to: (1) the value, quality, and breadth of their services (including research), (2) their professional capabilities (including use of capital), and (3) the comparative brokerage commission rates which they offer. Accordingly, transactions will not always be executed at the lowest available price or commission but will be within a generally competitive range as Boston Partners does not adhere to any rigid formula in making the selection of a broker-dealer for portfolio transactions, but weights a combination of the preceding (and other) factors.

Boston Partners has no duty to use competitive bidding for the most favorable commission rate applicable to any particular portfolio transaction or to select any broker-dealer on the basis of its “posted” commission rate, but will endeavor to be aware of the current level of the commissions of eligible broker-dealers and to minimize the expenses incurred for effecting client transactions to the extent consistent with the interests and policies of the accounts. Although Boston Partners generally seeks competitive commission rates, it will not necessarily pay the lowest commission. Transactions may involve specialized services on the part of the broker-dealer and thereby entail higher commissions than would be the case with other transactions requiring more routine services.

B.	Order Memorandum

Rule 204-2 of the Advisers Act requires Boston Partners to keep accurate and current books and records relating to its investment advisory business.

Upon receipt of an order, the trader is required to capture the following information:

●	account number and/or client name for which the order was placed
●	date of entry
●	security name/symbol
●	quantity purchased or sold
●	price at which the trade was executed
●	terms (i.e. purchase or sale, including an indication of long or short)
●	commission charged
●	identity of the broker with which the order was placed
●	identity of the person who recommended the transaction (usually the portfolio manager)
●	identity of the person who placed the order (the trader)
●	whether the trade was discretionary or not; and
●	any instruction, modification or cancellation of the order

Transactions in Initial Public Offerings (“IPO”s) held for investment purposes will include the following additional information:

●	initial accounts likely to participate in the order,
●	the initial allocation amount for each account, and
●	the indication of interest that Boston Partners placed with the underwriting syndicate.

Order memoranda will be entered into the various electronic trading/accounting systems to ensure orders are reflected on the Boston Partners’ books and records. Completed memoranda, including tickets for orders which are not executed, shall be maintained for a period of five years. The two most recent years, plus the current year, must be maintained on-site.

C.	Trade Allocation and Aggregation

Boston Partners must allocate investment opportunities among its clients in a fair and equitable manner over time, taking into consideration the client portfolios’ investment restrictions and other factors. In addition, Boston Partners will execute transactions on an aggregated basis when it believes that to do so will allow it to obtain best execution and to negotiate more favorable commission rates and/or prices or other transaction costs than might have otherwise been paid had such orders been placed independently.

Aggregation of Trades

Boston Partners policy regarding the allocation and aggregation of client trades follows:

Disclosure in Form ADV

Boston Partners’ procedures for the allocation and aggregation of orders are disclosed in the Form ADV.

Obtain Best Execution

Aggregation must be consistent with Boston Partners’ duty to obtain best execution.

Allocations

Boston Partners is precluded from:

●	Favoring any client or set of clients over another, over time;
●	Considering differing fee structures as an incentive in allocating investment opportunities to accounts that have the potential to pay a larger fee;
●	Recommending or causing a client to enter into transactions for the purpose of benefiting the direct or indirect securities holdings of Boston Partners or its affiliates or employees.

A variety of factors are determinative as to whether a particular client may or may not participate in a particular transaction. These factors include, but are not limited to:

●	a client’s request for brokerage direction,
●	investment objectives and strategies,
●	position weightings,
●	cash availability,
●	risk tolerance,
●	operational constraints
●	subscriptions/redemptions,
●	timing for decision making (especially in the case of non-discretionary mandates), and
●	size of account.

Because of these factors, there may be differences in invested positions and securities held which could lead to security dispersion among client accounts.

Aggregation Methodologies

When order aggregation is used, the following guidelines apply for all portfolios which are participating in the execution under the same trading circumstances (price limits, time of entry, etc.).

Aggregated orders filled in their entirety will be allocated among the participating accounts as determined by either:

●	pro rata by account market value or
●	an account’s target weighting for a particular security.

Transaction costs are shared pro rata based on each client’s participation in the transaction.

The executed portion of a partially completed order will be allocated:

●

on a pro-rata basis which may be to the nearest round lot with each portfolio involved receiving a percentage of the executed portion of the order based upon each portfolio’s percentage of the original order or

●	by an account’s target weighting for a particular security

In the event of a de minimis allocation for a partial allocation, the trader has the authority to determine an appropriate allocation methodology.

Transaction costs are shared pro-rata based upon the executed portion of the order.

The allocation generally will be made at the average execution price, or at prices mathematically closest to the average price, for accounts participating in the aggregated transaction. Every effort will be made to use a single average price in such allocations, and the trader has the responsibility for all necessary documentation.

Deviations from Allocation Policy

An aggregated order may be allocated on a basis different from noted above if all clients receive fair and equitable treatment over time. The trader is charged with making this determination.

Managed Account Program Trade Allocation and Aggregation Procedures

Trades for SMA and Model Programs will not be aggregated with trades for Boston Partners’ other accounts because of the requirement to provide instructions to, or trade through, the Sponsor. To ensure fair and equitable treatment of clients, Boston Partners considers the sequence in which Managed Account Program trades are delivered to the market and has created a process that seeks to achieve overall fair and equitable treatment to all Managed Account Program participants over time. Boston Partners will generally group client portfolios of a product line into the following types:

I.	Accounts for which Boston Partners has full trading authority without any direction as to the brokers to be used by Boston Partners

II.	Accounts for which Boston Partners has been directed to use one or more brokers; and

III.

Accounts that are part of a Managed Account Program (SMA and Model Program) or similar program where the client pays a fee to the program sponsor that includes all execution costs. Each program will be considered a separate group for purposes of the rotation sequence.

Boston Partners generally fills directed or preferred trades (Category II trades) at the end of block trading activity for a particular security and does not combine these trades with a block order (“sequenced” trades).

In instances where investment decisions result in transactions that will occur in both the SMA and Model Program (Category III) and Boston Partners’ other discretionary accounts (Category I) trade instructions will be released contemporaneously to Boston Partners trading desk and the SMA and Model Programs department. However, trade notifications to the SMA and Model Program Sponsors are not concurrent. SMA and Model Program participants may trade the same securities before, at the same time, or close time proximity to, Boston Partners’ other discretionary accounts; however the trading of Boston Partners’ other discretionary accounts will be independent to the Managed Account Program trade rotation process. Therefore, Category I and III trades may compete against one another in the marketplace and may result in less favorable prices for either category. Boston Partners will generally rotate the trading order of Category III groups each calendar day so that one group will not be advantaged or disadvantaged by consistently trading before or after another group of accounts. Each Managed Account Program will be considered a separate group for purposes of the rotation sequence.

There will be certain exceptions to this aggregation/rotation methodology. For example, one or more of the accounts in Categories II may be aggregated with accounts in Category I for certain transactions if the Boston Partners believes it is reasonably likely that such aggregation will result in best execution. This may not be likely for Category III accounts that are part of an SMA program for which Boston Partners manages substantial assets or where the program sponsor has discouraged trading away from the program sponsor because of cost, administrative, or other client relations reasons.

In addition, certain accounts may have their position in the rotation skipped if there is an issue with the readiness of the account to trade including but not limited to questions regarding suitability, reconciliation issues, and communication systems failures with the particular account.

Boston Partners’ Managed Account Program trading team will follow the automated trade rotation generated by the SMA Dashboard system. Exceptions to the rotation will be documented with a note in Dashboard explaining the rationale, and denoting the date, time, and trader. The CD will check the process on a regular basis to make sure the automated rotation is working, and the above guidelines are being followed.

D.	Best Execution

Boston Partners has a duty to obtain best execution for effecting securities transactions on behalf of its clients.

To fulfill this obligation, Boston Partners must generally execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances.

Set forth below are Boston Partners’ best execution procedures. These procedures are intended to function as guidelines for seeking best execution for client transactions. These procedures may be changed as necessary and are not intended to be interpreted or administered in a rigid manner that unnecessarily limits or restricts Boston Partners’ ability to achieve the best result for clients in any given situation.

I.	Duty to Seek Best Execution

Boston Partners seeks to obtain best execution for all securities transactions executed by Boston Partners for its clients’ accounts. Although commission rates are an important consideration, they are not determinative, as many other factors are also relevant in determining whether Boston Partners has achieved the best result for clients under the circumstances.

Boston Partners traders seek execution strategies in accordance with best execution practices intended to maximize alpha capture on all orders in consideration of the liquidity characteristics of the stock, market conditions, stock/industry news and most importantly – the portfolio manager’s objectives for the security transaction.

There is no “one size fits all” solution for obtaining “best execution” on a particular trade. Boston Partners maintains relationships with a wide variety of brokers that offer a full range of trading services required to achieve its execution goals. Examples of the trading tactics utilized to access hidden and displayed liquidity include: a custom order flow router that provides us with full control over the underlying routing decisions, proprietary broker algorithms, and high-touch broker channels on either an agency or principal basis. Orders are allocated to brokers/venues based on their capabilities to achieve best execution given the facts and circumstances present at the time the portfolio manager makes the investment decision.

II.	Trade Management Oversight Committee (“TMOC”)

Boston Partners has established the TMOC that is responsible for monitoring and overseeing the application of these policies and procedures. The TMOC is comprised of members from Trading, Portfolio Management, Research, and Compliance. Materials are shared with the TMOC throughout the year to review Boston Partners’ trading practices with respect to commissions, research services, directed brokerage, and execution quality.

III.	Broker/Dealer Analysis and Review

The TMOC will review the nature and quality of services provided by broker-dealers via a variety of internally and externally generated reports and, when appropriate, through discussions with members of the trading staff. In evaluating the reasonableness of commissions paid in light of execution services received, the TMOC takes into consideration the factors listed below in Section IV.

IV.	Broker Selection and Retention

Boston Partners maintains an approved broker list that is established based on input from traders, portfolio managers, and research analysts. Factors considered during the broker selection and retention process, include the following:

A.	Trading
●	Broker-dealer’s reputation
●	Flow: access to mega-blocks that may or may not trade at a dislocated price, stocks the broker is dominating, names that they have traded with Boston Partners in the past.
●	Execution capabilities:
➢	Accurate and timely execution
➢	Ability to obtain price improvement
➢	Confidential treatment of orders
➢	Access to natural liquidity
➢	Ability to facilitate block trades through capital commitments

➢	Availability of lower cost electronic trading tools
➢	International trading resources
➢	Program trading capabilities
➢	Arbitrage expertise
➢	Competitive commission rates

B.	Research
●

Broker’s ability to provide ad hoc information or services, such as proprietary research, calls with research analysts, actionable investment ideas, seminars, research models, and access to corporate issuers;

●	Impact call – industry, derivative, international or stock specific call that will impact a specific security or the market at large;
●	Headline issues – timely comments on major news stories.

C.	Syndicate
●	Appropriate and consistent treatment on public IPOs and secondary offerings

D.	Operations
●	Accurate and timely settlement capabilities

E.	General
●	Broker comprehension of Boston Partners’ business – including Boston Partners’ personnel, products, and philosophy;
●	Ability to identify industry trends that could be useful to Boston Partners’ business;
●	Broker resource commitment to Boston Partners – including personnel assigned to cover Boston Partners, trading technology, research services, and support.

As part of the initial broker review process, Boston Partners utilizes an online application called FINRA BrokerCheck to verify the background of FINRA-registered brokerage firms. Items reviewed include i) the firm’s profile and history; ii) the registration status of the firm; and iii) whether there is any disclosure of arbitration awards, disciplinary, financial, and regulatory events.

In addition, Boston Partners does not consider a broker’s distribution capacity for promoting or selling Boston Partners’ separate account services, mutual funds, or proprietary funds (collectively “Boston Partners’ services”) during the broker selection process. Nor will Boston Partners compensate any broker by directing brokerage transactions to that broker for consideration in selling Boston Partners’ services.

An ethical wall exits as follows:

●	No member of Boston Partners’ Trading Desk may seek to obtain information regarding a broker’s promotional or sales efforts of Boston Partners’ services.
●

No member of the Boston Partners’ Trading Desk will discuss information regarding a broker’s promotional or sales efforts of Boston Partners’ services with any person, participate in any discussions, formal or informal, regarding a broker’s promotional or sales efforts of Boston Partners’ services, or review any files in electronic or paper form that relate to a broker’s promotional or sales efforts of Boston Partners’ services.

●	No person with information regarding a broker’s promotional or sales efforts of fund shares may share such information with any member of Boston Partners’ trading desk.
●	No person with information regarding a broker’s promotional or sales efforts of Boston Partners’ services may discuss the same with any member of the Boston Partners’ trading desk or in the presence of a member of Boston Partners’ trading desk or provide a member of the Boston Partners’ trading desk with such information in written or electronic form.

Soft Dollar Policy:

Boston Partners utilizes an unbundled approach when managing client commissions by breaking down the traditional full-service commission into its base components – execution and research. This philosophy furthers Boston Partners’ efforts to obtain best execution while simultaneously providing clients with full transparency into the way their commissions are being utilized.

Boston Partners may use client commissions to acquire both proprietary research created by a broker dealer and other research products created by non-broker dealer third parties as defined by the SEC in its July 18, 2006 interpretive guidance regarding the “soft dollar” safe harbor of Section 28(e) of the Exchange Act. Boston Partners receives a benefit when it obtains brokerage and research services resulting from client transactions as it does not have to pay directly for such services.

Boston Partners uses Client Commission Arrangements (CCAs) as a payment mechanism to obtain qualified proprietary and third-party research services. CCAs enable Boston Partners to accrue research commission credits with an executing broker providing best execution services and later direct the executing broker to pay other brokers/vendors for qualified research services.

Boston Partners maintains a fluid commission budget that fluctuates in size subject to the nature, quantity, and quality of the brokerage execution and research services acquired throughout the year. These services are evaluated on a continuous basis as follows:

●

Execution Services: The execution capabilities of each broker are continuously monitored by the Director of Equity Trading. In addition, transaction costs are analyzed by a third party provider, Trading Technologies (aka Abel Noser), to ensure that costs are commensurate with industry standards. Key criteria for execution include: access to natural liquidity, electronic trading tools, expertise in stocks/sectors, client access, program trading capabilities, capital commitment, derivatives trading, international trading expertise, and anonymity. The Director of Equity Trading is responsible for negotiating the commission rates for these services with each broker.

●

Broker Research / Independent Research Provider (IRP): The majority of the research services utilized by Boston Partners portfolio managers, analysts, and traders are evaluated on a service-by-service basis and individually rated by the event consumer via an online voting application. Additional research services are acquired through a packaged subscription whereby the fee is negotiated based on the nature, quantity, and quality of the research offering. The aggregated result of these two research valuation methodologies forms the overall compensation level assigned to each provider. Typical research services consumed include: access to corporate management, analyst calls, conferences, idea generation, bespoke research, models, macro research, and stock/industry analysis.

●

Brokerage Services, Market Data, Quotation Systems and Analytics: This component of the research budget is initially established at the beginning of the year with the understanding that it will fluctuate as new services are added and existing services are maintained/terminated at their renewal period. To control costs, Boston Partners makes every effort to replace existing services with lower cost alternatives and regularly challenges vendor price increases on services that are renewed.

●

Mixed Use Services: Where a product or service obtained with commission dollars provides both research and non-research assistance to Boston Partners, Boston Partners makes a reasonable allocation of the cost that may be paid for with commission dollars. The portion of the cost of a mixed-use product that is not allocable to research is paid by Boston Partners.

Trading volumes do not impact the size of the research budget and payments for broker research are not linked to the volume or value of execution transactions. The Director of Equity Trading and Director of Fundamental Research continuously monitor the value proposition of all execution and research services to optimize the construction of the commission budget. Any issues affecting the soundness of a broker/vendor relationship are dealt with swiftly and subsequently communicated to Trade Management Oversight Committee members as circumstances warrant. In addition, formal governance is provided by the Trade Management Oversight Committee on a quarterly basis, ensuring that commission management practices are administered in accordance with the firm’s best execution policy.

E.	Client Commission Practices

All requests for new research services are subject to an approval process. The Services must add value to the investment process and qualify as “brokerage and research services” under Section 28(e).

Outlined below is a summary of the approval process for both new and existing research services.

The use of new research services, other than on a trial basis, is prohibited until the review process has been completed.

I.	New Research Service Request Process:

1.

All new service requests should be directed to Market Data Services (MDS), the Trading Desk (TD) and/or COO in concert with the Director of Fundamental Research. The new service request will include the following information:

i)	Service Name and Description

ii)	Cost of Service

iii)	List of User(s)

iv)	Vendor Contact Information

TD and MDS will work together to determine the feasibility of paying for service with commission dollars.

2.

Once preliminary approval is granted, MDS contacts the CD to determine whether the service falls within the safe harbor of Section 28(e). The CD will also determine whether the service will be paid for entirely or partially with commission dollars based upon the mixed-use allocation standards under Section 28(e). Any final mixed-use determination will be communicated to the Sponsor and the individual that provided preliminary approval of the service. The CD will review Mixed Use Service allocations on a semi-annual basis.

3.	If applicable, MDS will forward the service request, and all relevant documents for review:

a)	Legal – contract review/negotiation

b)	Market Data group (IT/Finance) -- to review technology considerations and hard dollar allocation

Any legal or system implementation issues will be communicated back to MDS and Sponsor for further analysis.

4.

Legal will notify MDS once the contract review/negotiation process is complete and, if applicable, will provide a copy of the fully executed agreement to the Service provider, MDS and, if needed, Finance.

5.	Upon completion of the review process, MDS will:

a)	Inform the Vendor and Sponsor that the service has been approved

b)	Update research service budget

c)	Forward hard dollar invoice to Finance for payment

d)	Circulate updated budget to TD

II.	Service Renewal Process:

1.

MDS will periodically review the list of services that are coming up for renewal to determine if the service is still needed. The CD is notified when the level of service changes to assess whether the service falls within the safe harbor of Section 28(e).

Upon completion of the review process, MDS will:

a)	Update research service budget

b)	Forward hard dollar invoice, if any, to Finance for payment

c)	Share updated research service budget with TD

2.	A summary of all Research Service changes made during the past quarter is included in the TMOC report and reviewed by its members.

F.	Client Directed Brokerage Procedures

Certain clients may instruct Boston Partners to direct a portion of their trades to specified brokers typically under such terms as the client negotiates with a broker or dealer. Boston Partners will try to comply with client requests. Boston Partners’ ability to achieve the direction target is subject to: i) best execution, ii) the specific broker selected by the client and associated recapture arrangements, iii) the investment strategy, iv) limitations on total commissions generated by the account, v) the portfolio manager’s objective for the trade; vi) the Trading Desk’s broker selection for the trade; vii) the amount of program trading for the inception of the account; and viii) subsequent contributions and withdrawals.

Client direction restricts Boston Partners’ discretion to select brokers and to negotiate commission rates and may adversely affect Boston Partners’ ability to obtain best execution. Where a client directs Boston Partners to use a broker-dealer, Boston Partners is generally not able to negotiate commissions or spreads or to select brokers based on best execution. Under these circumstances a disparity typically exists between the commissions or spreads charged to clients who direct brokerage transactions and the commissions or spreads charged to Boston Partners’ other clients who do not instruct Boston Partners to use a particular broker.

Trade Aggregation

Trades that are to be effected through a broker as a result of a client’s direction, may not be aggregated or “blocked” for execution with orders for the same securities for other managed accounts, except to the extent that such broker is the executing broker for the commingled or bunched order. Boston Partners generally fills directed or preferred trades at the end of block trading activity for a security and does not combine these trades with a block order (“sequenced” trades). Accordingly, transactions for clients that direct brokerage may be subject to price movements, particularly in the case of illiquid securities, large orders, or volatile markets, which may result in the client receiving a price that is less favorable than the price obtained for a block order. Under these circumstances, the direction by a client of a particular broker to execute trades may result in higher commissions, greater spreads, or less favorable net prices than might be the case if Boston Partners were able to negotiate commission rates or spreads freely, or to select brokers based on best execution.

The trader makes the final decision regarding which transactions are appropriate for directing.

Directed Brokerage Instructions

Boston Partners will accept a client’s directed brokerage instruction subject to:

1	Written instruction provided by the client;
2	Boston Partners’ obligation to obtain best execution;
3	Limitations on the total commissions generated by the account.

Monitoring Procedures

New Account team is responsible for collecting documentation for Directed Brokerage relationships during the onboarding process. Any relationship that has a Directed Brokerage requirement will be brought to the attention of Compliance and Trading. Compliance is responsible for creating broker rules in CRD in accordance with DB requirements. In addition, the TMOC will review client requests vs. actual trading at its periodic meetings.

Disclosure

Boston Partners will maintain disclosure in its Form ADV Part 2 with respect to its directed brokerage practices and the potential impact on client accounts.

G.	IPO Allocations

Boston Partners may participate from time-to-time in Initial Public Offerings (“IPOs”) for either short-term profits (“hot IPOs”) or for investment purposes. When participating for short-term profits, Boston Partners does not necessarily adhere to the investment strategies outlined in its Form ADV, Part 2, but primarily takes into consideration the market capitalization of the security when determining the suitability of a hot IPO for a particular product.

The amount of the performance contribution varies from year-to-year depending on IPO availability and prevailing market conditions. Boston Partners cannot guarantee continued access to IPOs or any ability to profit from them in the future. Boston Partners seeks to allocate IPOs among products and accounts on an objective rotational basis.

Summarized below is a list of equity products offered at Boston Partners by division.

BP Product:	IPO Participation:
Premium Equity	Frequently participates; no floor market capitalization constraints.
Small Cap	Frequently participates; no floor market capitalization constraints.
Small Cap II	Frequently participates; no floor market capitalization constraints.
Small/Mid Blend	Frequently participates; no floor market capitalization constraints.

L/S	Frequently participates; no floor market capitalization constraints.
Research L/S	Frequently participates; no floor market capitalization constraints.

Large Cap	Occasionally participates; typically avoids issues below $3 billion in market capitalization.

Mid Cap	Occasionally participates; typically avoids issues below $1 billion in market capitalization.

Global Equity, Global Long/Short	Occasionally participates; typically avoids issues below $1 billion EUR in market capitalization.

Int’l Equity	Occasionally participates; typically avoid issues below $1 billion EUR in market capitalization.

International L/S	Does not participate – seed capital.

ADR International	Rarely participates; only participates in foreign issuers trading on US exchanges ; typically avoids issues below $1 billion in market capitalization.

Emerging Markets	Occasionally participates; avoids issues with no economic ties to Emerging Markets.

Large Cap Select	Does not participate
International Select	Does not participate
Global Sustainability	Does not participate
Tax Optimized Strategy	Does not participate – seed capital

WPG Product:	IPO Participation:
Opportunistic Value	Frequently participates; no market cap constraints.
Small Cap Value Diversified	Frequently participates; no floor market cap constraints.
Microcap Value Equity	Frequently participates; no floor market cap constraints.
Select Small Cap Value,
Select L/S Fund	Does not participate—seed capital

For hot IPOs that are suitable for two or more products the number of shares received from the broker-dealer will be split pro-rata based on assets among the participating products. The distribution of shares is then allocated among client accounts within a product.

If the IPO is an investment that will be held as part of Boston Partners’ regular investment strategy and the issue is suitable for two or more products within a division, the shares received from the broker-dealer will be split based upon the indication of interest submitted by the portfolio manager(s). Trading will determine the final share allocation by product line and will provide to CD for review/approval. If the share allocation from the broker is greater than the indication of interest submitted by the portfolio manager, the Trader will notify the portfolio manager and await their approval before allocating the shares. The portfolio manager’s instructions will be confirmed in writing and saved with the trade documentation. IPOs retained for investment purposes adhere to the investment strategies outlined in Boston Partners’ Form ADV Part 2.

Determination of Accounts within Product Line

While most portfolios generally have the opportunity to participate in hot IPOs, the number of shares received by Boston Partners may or may not be sufficient for each account to participate in every hot IPO.

When sufficient shares are available, all accounts within the product line will participate pro-rata based on assets under management, subject to cash availability and investment suitability. When the number of shares allocated to Boston Partners is insufficient for all accounts to participate pro-rata, account rotation within a product line will be used, again subject to cash availability and investment suitability. New accounts will be added to the bottom of the rotation of the appropriate product line.

Determination of Allocation among Accounts

When the amount of shares allocated to Boston Partners is insufficient for all accounts to participate pro-rata based on assets under management, the allocation will be based on an account receiving the lesser of a 0.1% position weighting at cost, or 10 consecutive hot IPO allocations, whereby the account is the sole participant in the trade, subject to cash availability and investment suitability. An account will continue to be filled until the allocation target is reached before proceeding to the next account in the rotation. In reaching the target, an account may have an opportunity to participate in 10 consecutive flipped IPOs.

Advisory clients with large accounts usually receive a greater number of allocations in hot IPO securities and the cash proceeds that result from such transactions. Conversely, clients with small accounts typically receive a lesser number of IPO allocations and the cash proceeds that may result from the transaction. Furthermore, clients with smaller accounts may not receive any hot IPOs for an extended period depending on how many large accounts are in the same product and listed before them in the rotation.

Compliance Monitoring

The CD will determine the allocation of each hot IPO where insufficient shares will not allow a pro-rata allocation across all accounts.

H.	Principal Transactions

Section 206(3) of the Advisers Act prohibits an adviser to engage in a principal transaction without client consent. A principal transaction occurs when an investment adviser, acting for its own account (or the account of an affiliate) buys a security from, or sells a security to, a client’s account.

For instance, a principal transaction could arise if:

●	A trade occurs between a client account and a proprietary account of Boston Partners or an affiliate.
●

A trade occurs between two or more unregistered funds managed by Boston Partners or an affiliate when Boston Partners or the affiliate holds a proprietary interest in such fund (depending upon the amount of such interest), either directly or indirectly, at the time of the transaction.

Procedures

Boston Partners will not enter into a principal transaction however, if it did, traders are required to contact the CD prior to executing any principal transaction to ensure written disclosure is provided to a client and the client’s consent is obtained prior to settlement of the transaction. The written disclosure must state that the adviser is acting as principal and describe the material terms of the transaction, which generally include (i) the adviser’s original purchase price for any security it sells to a client; (ii) the price the adviser expects to receive on the resale of any security it buys from a client; and (iii) the price at which a security could be bought or sold elsewhere when the price would be better for the client. In addition, Boston Partners must determine that any principal transaction is in the best interest of the clients.

Boston Partners effects principal transactions for investment funds registered under the Company Act, if any, in accordance with the requirements of Rule 17a-7 under the Company Act.

Recordkeeping

Boston Partners will retain proof of consent in accordance with its recordkeeping requirements.

I.	Affiliated Brokerage

Boston Partners does not use an affiliated broker for client transactions.

The CD:

1.	maintains a list of Boston Partners affiliates and updates the list as changes occur;
2.	instructs the trading desks not to trade through affiliated entities; and
3.	has programmed the pre-trade compliance systems to restrict execution through affiliated brokers.

Furthermore, in its capacity as investment adviser or sub-adviser to registered investment companies, Boston Partners also identifies affiliates of the investment companies for which it acts as investment adviser or sub adviser to ensure it is trading in accordance with applicable rules and regulations, including Rule 17e-1 and Rule 10f-3. The CD performs the following functions:

1.	review each fund’s prospectus to identify affiliates prior to commencing management of the fund;
2.	periodically requests updated affiliated lists from those fund companies who do not actively supply affiliate lists;
3.	programs the pre-trade compliance system to restrict execution through affiliated broker dealers of advised or sub-advised registered investment companies.

J.	Cross Transactions

Boston Partners does not effectuate cross trades for client accounts. If Boston Partners did effectuate such a trade the following procedures would apply:

To the extent permitted by law and applicable policies and procedures, Boston Partners may effect cross trades involving client accounts in which a security is sold from one account advised by Boston Partners and bought for another such advised account. “Advised accounts” may include Boston Partners advised mutual funds but not accounts subject to ERISA. Boston Partners will affect such cross trades only when Boston Partners believes it is in the best interests of all clients involved to buy for one client securities another client owns.

Cross trades may be done through a book-entry or custodial transfer, or otherwise through a broker-dealer. Boston Partners will generally only effect cross trades in listed securities for which market quotations are readily available, although from time-to-time Boston Partners may effect cross trades in securities that are not readily marketable. Trades will be effected at an independent price of the security that Boston Partners has a reasonable basis for believing is fair and equitable to both the buyer and seller.

Prior to any cross transaction the CD will ensure:

1.	each cross trade executed on behalf of a Boston Partners advised mutual fund will comply with Rule 17a-7 under the Company Act and the mutual fund’s procedures adopted pursuant to that rule; and

2.

transactions between client accounts are not executed if they would constitute a principal trade whereby Boston Partners acts as a principal for its own account (including accounts in which Boston Partners has a proprietary interest) and knowingly sells any security to, or purchase any security from, an advisory client without disclosing to such client in writing prior to the completion of such transaction the capacity in which Boston Partners is acting, and obtaining the consent of the client to the transaction(s); and

3.

transactions between client accounts are not executed whereby one account is an ERISA account, including private investment partnerships that have substantial benefit plan investors and are subject to ERISA.

In conjunction with Boston Partners’ Trading Desk, the CD monitors requests for cross transactions. Requests are examined on a case-by case basis in accordance with the following procedures:

1.	approve rationale for the request
2.	review commission structure
3.	review security pricing relative to market
4.	identify accounts involved
a.	exclude proprietary accounts (including applicable investment partnerships) unless written notification is given to client and consent is obtained prior to settlement
b.	exclude ERISA accounts (including applicable investment partnerships)
c.	exclude registered funds unless transaction can be effected in accordance with fund policies
5.	document review process including
a.	security name
b.	cusip
c.	trade date
d.	accounts involved
e.	shares
f.	price and pricing rationale
g.	commission/spread
h.	broker

Trades will be effected at an independent price of the security for which Boston Partners has a reasonable basis for believing the price is fair and equitable to both the buyer and seller. Order entry/execution of the trade will be commensurate with price determination. Boston Partners may consider, among others, the following prices in its determination:

●	Mid of the bid-ask spread
●	VWAP
●	Opening or closing price

K.	Trade Errors

Boston Partners takes the utmost care with investment decisions for its client accounts. To the extent trading errors occur, Boston Partners seeks to ensure that its clients’ best interests are served. Boston Partners’ policy is to clear all trade errors within a reasonable time while ensuring the client is not disadvantaged.

Boston Partners is responsible for its own errors and not the errors of other persons, including third party brokers and custodians, unless otherwise expressly agreed to by Boston Partners. Boston Partners, in its sole discretion, may assist, to the extent possible, with the appropriate correction of errors committed by third parties.

Errors resulting in a gain should generally accrue to the benefit of the client account in which the error was made. Any error resulting in a direct loss to the client generally should be reimbursed to the client account in which the error was made. Prior to allocating any gain or loss reimbursements, consideration should be given to potential violation of client guidelines and/or legal restrictions. In addition, certain clients may have disclosure obligations or specific procedures that need to be followed in the event of a trade error.

Trading errors (i.e., when an order is not executed according to the portfolio manager’s instructions due to a mistake of fact, processing error or other similar reason) and order errors (i.e., when an order is not suitable and appropriate for the client because of investment restrictions or regulatory limitations, changed circumstances, inadvertent duplication or other similar reason) that are attributable to Boston Partners shall be corrected in accordance with the following principles:

A.

Boston Partners will use its reasonable best efforts to assure that orders are entered correctly; however, to the extent that an error occurs, it is to be reported immediately to the CD. The CD will promptly inform Boston Partners’ operational risk officer of the trade error and any assessments of the cause and effect of the error for reporting under the Group Risk Management Incident Management Policy. The CD, in conjunction with the General Counsel, when necessary, will make a final determination as to the resolution of the error. In the event of a moving market, the trader has the discretion to take corrective action and inform the CD immediately thereafter.

B.	Generally, the following are acceptable alternatives for clearing an error:

1

Trades that are simply misallocated to the wrong account (“trade misallocations”) and are discovered prior to settlement date may be reallocated to the originally intended account. Reallocations for reasons other than clerical error may be permitted in limited circumstances depending on facts and circumstances and provided that the account to which the reallocation is made is not disadvantaged by such reallocation. Any reallocations must be approved by the CD.

2	If an error (other than a trade misallocation) is discovered prior to settlement or thereafter, the trade may be broken, if possible, at no detriment or expense to the client.

3

An unsettled trade may be cleared through a broker-dealer’s in-house error account. However, the broker-dealer must be reimbursed for any loss and may not assume responsibility for trading error losses caused by Boston Partners, nor may there be any reciprocal arrangements with respect to the trade in question or any other trade(s) to encourage the broker-dealer to assume responsibility for such losses.

4	For trades that have already settled, the error must be corrected in the client account.

C.	Soft dollars cannot be used to correct a trading error.

D.

If an error is corrected by purchasing or selling the securities in question, all transactions and associated costs will be aggregated to determine a net gain/loss. Losses will be calculated on facts and circumstances and may entail discussions with clients on appropriate methods of calculation and final settlement.

E.

After a complete investigation of the circumstances surrounding an error, the CD has discretion to resolve a particular error in a manner other than specified in these procedures. Any errors resulting from unique circumstances shall be resolved on a case-by-case basis.

F.	A record of each error will be maintained that includes, at a minimum:
a.	The name of the account(s) affected
b.	Amount of gain or loss
c.	Date of error
d.	Description of the error

e.	Steps taken to resolve the error
f.	Modification to current processes to prevent reoccurrence

G.

To ensure identification, investigation and resolution of all trade errors, Boston Partners has implemented a monthly certification procedure. Each month, all equity trading desk personnel must send an e-mail certification to the CD confirming that, “to the best of my knowledge, I have reported all trade errors to the CD for the month of (current month).” The CD will record the certifications.

L.	Short Sales

Boston Partners may take action for one product line that differs from the action taken for another. This may include making investments for some product lines that are directly contrary to investments made for others (e.g., selling short securities that are held long in other accounts) provided that a manager does not take opposite sides for portfolios that have identical investment strategies. Each situation is fully vetted and approved by the firm’s Co-CIO or his designee. ETFs are exempted in order to maintain various market exposures.

Prior to entering a short sale order, the trader must determine that the securities will be delivered by the customer by settlement date or verify that the securities can be borrowed by settlement date by obtaining a “locate” from a broker dealer. The trader shall keep evidence of the “locate.”

In connection with an offering of securities for cash pursuant to a registration statement or a notification on Form 1-A filed under the Securities Act (Short Selling in Connection with a Public Offering), it shall be unlawful for any person to cover a short sale with offered securities purchased from an underwriter or broker or dealer participating in the offering, if such short sale occurred during the shorter of:

●	The period beginning five business days before the pricing of the offered securities and ending with such pricing; or
●	The period beginning with the initial filing of such registration statement or notification on Form 1-A and ending with the pricing.

M.	Statutory Investment Limits

1.	Investments In Registered Investment Companies

Although Boston Partners’ private investment funds are not registered under the Company Act, they are subject to the restrictions of Sections 12(d)(1)(A)(i) and (B)(i) of the Act. These provisions require that any unregistered fund (relying on the exemptions provided by Section 3(c)(1) or (7) of the Act) and any entity controlled by the unregistered fund, may not own, in the aggregate, more than three (3) percent of the total outstanding voting securities of any registered open-end or closed-end investment company, including money market funds. (The three percent limit is measured at the time of investment.)

Unregistered funds may be permitted to invest in certain registered, exchange-traded funds (“ETFs”) beyond the three percent aggregate limit established by Section 12(d)(1). However, the ETF must have obtained an exemptive order from the SEC, which specifically permits investments above three percent by unregistered funds, and the unregistered fund’s investment in the ETF must meet all terms and conditions contained in the order. Also, certain closed-end funds have different limitations.

Boston Partners will not cause any of its private investment funds to violate the restrictions of Section 12(d)(1). Boston Partners has programmed its pre-trade compliance system to restrict private funds or registered investment companies to flag any investment more than 2.5% of the total outstanding voting securities of any registered open-end or closed-end investment company, including money market funds and ETFs. Additionally, in response to the SEC fund of fund rule 12d1-4 requirements, Boston Partners has programed pre-trade compliance system to limit up to 10% of assets in investment companies, business development companies and private funds. The CD will monitor subsequent investment requests.

2.	Investments in Regulated Industries

A variety of federal and state laws place limits on the ability of an adviser to acquire for its managed accounts a specified percentage of an issuer’s equity securities. Most of these laws apply to issuers in highly regulated industries. The laws are designed to prevent a single person from acquiring a controlling position in an issuer and restrict an adviser’s ability to acquire five (5) percent or more of any class of an issuer’s outstanding voting securities. In addition, these laws typically require an adviser to aggregate the holdings of all accounts over which it exercises investment discretion along with any proprietary accounts and accounts of its principals.

In addition, the Hart-Scott-Rodino Act places notification requirements and waiting periods before transactions subject to the Act may be consummated. This Act is intended to address anti-trust concerns, and the notification and waiting periods are designed to allow government officials to review and approve certain transactions. The Act’s requirements typically are triggered by the acquisition of a percentage of an issuer’s voting securities or voting securities having an aggregate value of excess of a specific amount.

Boston Partners will not cause any account to violate applicable investment limits. Boston Partners has programmed its compliance system to flag aggregate investments more than 4.5% of the equity securities of a single issuer. The CD will monitor subsequent investment requests. The General Counsel will determine whether any additional investments may be made in the issuer’s securities, as well as any restrictions on their acquisition. An acquisition of more than five percent of any class of an issuer’s registered equity securities also may require Boston Partners to file a Schedule 13D or 13G as discussed previously in this Manual.

3.	Investments in Derivatives

Section 18f-4 of the Investment Company Act of 1940 requires Advisers to establish a Derivatives Risk Management Program to monitor each Fund’s derivatives risks. The Derivatives Risk Committee (DRC) shall identify and assess each fund’s derivatives risks, which must take into account the Fund’s “derivatives transactions” and other investment, and shall take into consideration leverage risk, market risk, counterparty risk, liquidity risk, operational risk and legal risk.

Boston Partners has established a set of policies and procedures that identify and address the risks associated with each Fund that uses derivatives. Compliance shall monitor each Fund’s compliance with its Risk Guidelines with such frequency as specified in the Risk Guidelines and shall notify the DRC of any exceedance. The DRC shall be responsible for overseeing the implementation of the remedial actions determined appropriate, if any, in connection with the exceedance of any Risk Guidelines.

Each Fund must comply with the Rule’s relative VaR test, unless the DRC reasonably determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test, taking into account the Fund’s investments, investment objectives and strategy, in which case the Fund must comply with the absolute VaR test. To comply with the relative VaR test, the VaR of the Fund’s portfolio must not exceed 200% of the Fund’s “designated reference portfolio”.

The DRC shall test the Fund’s compliance with the applicable VaR test daily. If it is determined that a Fund is not in compliance with the applicable VaR test, the Fund must come back into compliance promptly after such determination, in a manner that is in the best interest of the Fund and its shareholders. In addition, if any such Fund fails to come back into compliance with the applicable VaR test within five business days, the DRC must analyze the circumstances that caused the Fund to be out of compliance for more than five business days and update any elements of the Program as appropriate to address those circumstances.

In addition, if any Fund fails to comply with the applicable VaR test and does not come back into compliance within five business days, the DRC must provide a written report (a “VaR Breach Report”) to the Fund Adviser/Board explaining how and by when (i.e., the number of business days) the DRC reasonably expects the Fund to come back into compliance.

N.	Short Positions Notification

As of 1 November 2012, Regulation (EU) No 236/2012 of the European Parliament on short selling and certain aspects of credit default swaps (SSR) became applicable to most European countries as well as Japan and many other countries.

Effective 13 July 2026, the United Kingdom will implement a new domestic short selling notification regime under the UK Short Selling Regulations 2025 and the rules of the Financial Conduct Authority (“FCA”), as finalized by the FCA on 16 April 2026. This regime replaces the application of Regulation (EU) No 236/2012 in the UK. In addition, Regulation (EU) No 236/2012 continues to apply in certain European jurisdictions and other countries that have adopted similar short selling disclosure regimes. These regulations require investors to provide notifications of net short positions to their relevant regulatory authorities.

Although each country has their own thresholds at which reporting is required, notification is generally made where the net short position in shares reaches or crosses a specified percentage of the issued share capital of the company concerned, with additional notifications required at incremental threshold levels thereafter. Applicable thresholds and reporting mechanics vary by jurisdiction, including between the UK and European Union Member States.

European Securities and Markets Authority (ESMA) has published a list of the different thresholds for each Member State in these instruments. https://www.esma.europa.eu/sites/default/files/library/ssr_websites_ss_positions.pdf

Each day Boston Partners produces a report to monitor and track thresholds of securities that are being shorted. This report is automated and delivered daily via e-mail and provides security name, country, shares outstanding, current short position/ratio, and the ratio difference from the prior day.

Moreover, short notification thresholds are coded into the Charles River system. A portfolio alert will be prompted the morning after Boston Partners crosses a country’s short notification threshold for any security.

The report and portfolio alerts are monitored daily, and if a filing is needed, one is made accordingly.

CLIENT RELATIONS

A.	Privacy and Disposal Policy

Introduction

Boston Partners and their affiliates have built a reputation for integrity and professionalism among their former, prospective, and current clients. We value the confidence and trust those clients have placed in us and strive to protect that trust by holding personal data in the strictest confidence. Accordingly, Boston Partners has adopted and implemented this Privacy and Disposal Policy as well as a Privacy Notice for clients and prospects, which can be found on https://www.bostonpartners.com/, pursuant to Regulation S-P, the EU and UK General Data Protection Regulation (GDPR), and the California Consumer Privacy Act (CCPA). The policy addresses administrative, technical, and physical safeguards for the protection and destruction of customer records and information. Additional information is included in Boston Partners’ Information Security Policy. If uncertainty exists whether an activity constitutes a breach to these policies and procedures, employees are instructed to call Legal or the CD.

Policy

Boston Partners is subject to laws that govern the privacy of the information about investors in our private investment partnerships, other managed account clients, and prospective investors or clients. We collect non-public personal information and other personal information, including information that can help us directly or indirectly identify clients and prospects (“personal data”). For purposes of California residents only, pursuant to the CCPA, personal information includes information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a California resident or a household. Categories of personal data collected include:

●

identifiers and similar information such as, name, address, date of birth, email address, social security number, driver’s license number, tax identification number, passport number, online identifiers or other similar identifiers;

●

additional information protected under certain federal or state laws such as a signature, education information, state identification number, credit card, bank account, assets, account balances, wire instructions, or other financial information;

●	characteristics of protected classifications under certain federal or state laws, including gender, national origin, or marital status;

●

certain information that may qualify as “special category” data under the GDPR such as information on trade union membership, or sensitive personal information under the CCPA such as your passport number, driver’s license, citizenship and immigration status, and state identification card;

●

commercial information, including records of products or services purchased, obtained, or considered, or other purchasing histories or tendencies, including funds in which you are invested, investments considered, or sources of wealth;

●	internet or other electronic network activity information, including interactions with our website or use of certain online tools;

●	audio, electronic, visual, or similar information;

●	professional or employment-related information, including investment experience, occupation, compensation, employer, and title; and

●	inferences drawn from any of the information identified above to create a profile reflecting your preferences or similar information, including your potential interest in investing in new funds.

Boston Partners’ Privacy and Disposal Policy is designed to ensure that we maintain the confidentiality of non-public personal data and comply with applicable privacy regulations. This Policy is not violated by a disclosure of holdings or trading that is not readily identifiable to a specific client. Boston Partners maintains a separate Selective Disclosure and Disclosure of Portfolio Holdings Policy which addresses circumstances under which Boston Partners may release information including, but not limited to, client holdings, characteristics, and trading.

Affiliated Parties

We may share all of the personal data that we collect for our everyday business purposes with each other and other affiliates for purposes such as servicing accounts (including processing transactions and maintaining accounts), responding to court orders and legal investigations, reporting to credit bureaus, or providing clients and prospects with information about additional products and services. Our affiliates include entities with the Boston Partners name and that are under common ownership or control by our parent company, ORIX Corporation such as Transtrend B.V., Robeco Institutional Asset Management B.V., and ORIX Corporation Europe B.V.

Nonaffiliated Third Parties

Boston Partners does not share personal data about clients with nonaffiliated third parties except that such information may be disclosed for our everyday business purposes which may include:

●	as necessary to process a transaction clients/prospects have authorized, including pursuant to a grant of discretionary authority to us;

●	where clients/ prospects have specifically authorized or consented to the disclosure;

●

to our service providers who agree to limit their use or disclosure of such information only for the purposes for which its disclosed and to protect the confidentiality of such information, including administrators, banks, auditors, law firms, consultants and placement agents;

●	in the event we sell or transfer all or a portion of our business or assets (including in the event of a reorganization, dissolution, or liquidation); and

●

to the extent reasonably necessary to prevent fraud, unauthorized transactions or liability; or as otherwise required or specifically permitted by law or regulation including, but not limited to governmental organizations and self-regulatory organizations.

Federal law gives clients/ prospects the right to limit some but not all sharing of their personal data. Boston Partners has established contact and opt-out mechanisms.

A.	Privacy Notices

Boston Partners Privacy Notice explains how we collect, use, disclose, share and protect personal data that we process through client and prospect interactions with us, including client and prospect interactions with our website. The Privacy Notice also details client and prospects rights as they relate to our use of their personal data. The Policy Notice aggregates GRDR, CCPA, and Reg-SP information, but we also retain individual Notices where necessary.

Boston Partners will deliver initial notification of or where to access our Privacy Notice, Regulation S-P Privacy Notice, and CCPA Notice at Collection, as applicable, at the time of Client onboarding, or at the point of collection of any personal data (CCPA). Annual notices may be required thereafter if material changes to the Notices are made. All Notices can also be found on Boston Partners’ website and are either referenced or included in Boston Partners Form ADV.

B.	Safeguarding Client Information

To protect personal data from unauthorized access and use, we use security measures that comply with federal and other applicable laws. We will take reasonable steps to use technical, administrative, organizational and physical security measures appropriate to the nature of the personal data we are processing and that comply with applicable laws to protect personal data against unauthorized access and exfiltration, acquisition, theft, or disclosure. We generally restrict access to personal data to those employees and agents who have been advised as to the proper handling of such information and who need to know such data to provide services to clients.

Records containing information must be stored in a secure location. The head of each business unit is responsible for appointing a person to ensure that:

●	Hard-copy records: Any records stored in hard copy must be kept in a secure location, as determined by the appointee.

●	Diskette stored records: Any records stored on diskettes must be safeguarded by keeping diskettes in a secure location, as determined by the appointee.

●	Electronically stored records: Any records stored electronically on a hard drive server or otherwise must be safeguarded by restricting access using passwords or other access-limiting devices.

C.	Disposal of Consumer Information

Documents containing consumer information are to be kept for designated periods as defined in the recordkeeping section of this Manual. At such time as it is no longer required to be retained, Boston Partners will properly dispose of such information by taking reasonable measures to protect against unauthorized access or use of the information in connection with its disposal.

These measures include, but are not limited to, the shredding, burning or pulverizing of paper records containing consumer information, so that the information cannot be read or reconstructed.

Electronic files or media containing consumer information are to be erased or destroyed, depending on the appropriate technology, so that the information cannot be read or reconstructed.

As part of its obligations to fulfill its recordkeeping requirements, Boston Partners may contract with a third-party service provider to store and, ultimately, destroy records. Boston Partners will conduct due diligence on the service provider, including review of independent audits of the disposal company’s operations if available, evaluation of its information security policy and procedures, and other appropriate measures to determine the competency and integrity of such a company.

D.	Consequences of Violating Privacy Policies and Procedures

Boston Partners may take disciplinary action against any employee who violates these policies and procedures. Disciplinary measures may include a letter of censure, suspension or even dismissal.

B.	Investment Management Agreements

Boston Partners must jointly execute a written IMA with a client or obtain an interim letter of direction from the client before it begins managing any account(s) for the client. The PMs, RMs, and Legal ensure each IMA is in compliance with Boston Partners’ business policies and all applicable regulations. Though an IMA may be modified to meet the needs of each specific client, each new IMA includes all information required by Section 205 of the Advisers Act.

Whenever the client’s investment objectives, guidelines or restrictions or any other term of an IMA has changed, the IMA should be amended to reflect the changes.

The IMA may not contain any of the following terms:

1.	Limitation of Liability (“Hedge Clauses”) – An IMA may not require that the client waive any rights against Boston Partners that the client has under the federal securities laws.
2.	Termination Penalties – An investment management agreement may not impose a penalty on the client for terminating Boston Partners’ contract or services.

C.	Account Opening/Subsequent Change/Termination Policies

Boston Partners’ goal is to ensure a seamless transition from prospect-to-client. To achieve our goal, Boston Partners has created a centralized New Accounts Transition Team (the “Team”) to facilitate the flow of information between the new client, Sales, RMs, PMs, Operations, CD, and Finance. The Team is responsible for receiving all necessary information from the new client and coordinating startup processes with the various business groups. Accordingly, the Team has developed comprehensive procedures to assist it in carrying out these functions. In addition, the Team is also responsible for coordinating subsequent changes to contracts and guidelines. Finally, the Team has developed appropriate controls to ensure the orderly exit of an existing client.

D.	Client Correspondence

The RM is responsible for maintaining all correspondence with a client. Copies of incoming and outgoing client and prospect correspondence (including all attachments or enclosures) by the sales and RM staff, whether transmitted through regular mail, messenger, fax, email, or otherwise, will be subject to periodic review by the CD.

E.	Client Reporting

Boston Partners’ separately managed account clients are typically provided with commentaries, account holdings, transaction summaries and performance data, either monthly or quarterly.

Client reporting for investors in Boston Partners privately offered fund varies by investment vehicle. Hedge fund investors typically receive monthly letters and quarterly commentaries and capital statements. Investors in Boston Partners portfolio trusts are typically provided with holdings, transaction summary and performance data, either monthly or quarterly. The information provided is related to the trust and not an investor’s individual account. In addition, investors, regardless of investment vehicle, receive Annual Schedule K-1 and Annual Audited Financial Statements.

Lastly, for clients invested in collective investment trusts (“CIT”) through Boston Partners Trust Company, in addition to commentaries, holdings, transactions and performance information cited above, CIT clients typically receive information on the number of shares held, the net asset value per share, and market value of the trust on a monthly and quarterly basis. As with the privately offered funds, the information provided is generally related to the CIT and not an investor’s individual account. CIT investors also receive Annual Audited Financial Statements.

F.	Selective Disclosure and Disclosing Portfolio Holdings

Selective disclosure is a situation when material non-public information is given to a single investor, or a limited group of investors, as opposed to disclosing the information to all investors at the same time. This practice potentially creates an unfair opportunity for one set of investors to profit on undisclosed information prior to giving others the same opportunity. To prevent this conflict of interest, Boston Partners has adopted the following policies. Questions regarding the interpretation of these policies or their application should be addressed with Legal or the CD.

I.	Portfolio Holdings” and “Portfolio Characteristics” Defined

Portfolio Holdings are the portfolio of securities and similar instruments owned and may include related information about current or recent trading strategies or details of portfolio management’s expected or recent purchases and sales of securities or types of securities. Portfolio Holdings information excludes Portfolio Characteristics.

Portfolio Characteristics are aggregated, statistical-type information that do not identify, directly or indirectly, specific Portfolio Holdings or subsets of holdings (such as top 10 Portfolio Holdings). Portfolio Characteristics include, but are not limited to, (1) description of allocations by asset class, sector, or industry; (2) performance and risk-related statistics such as alpha, beta, r-squared, Sharpe ratio, momentum scores and standard deviation; (3) descriptive portfolio-level statistics such as P/E ratio, and median market capitalization; and (4) non-security specific attribution analyses, such as those based on asset class, sector, industry, or country performance.

II.	Non-Selective Disclosure of Portfolio Holdings and Portfolio Characteristics

A.	Boston Partners Mutual Funds [1]

Portfolio Holdings information posted on the website or otherwise publicly available via SEC filings may be provided to and discussed with clients, prospects, and consultants without restriction. A holding that is historical, i.e., no longer held, may also be provided to and discussed with clients, prospects, and consultants without restriction.

If there is doubt as to when holdings as of a certain period may be disseminated, please contact the CD.

What is publicly disclosed:

1 Boston Partners Mutual Funds do not include sub-advised funds for which Boston Partners is not involved in direct marketing of the funds. All requests related to such funds should be directed to the appropriate intermediary sales team.

Long and short Portfolio Holdings of mutual funds managed by Boston Partners are publicly disclosed. In accordance with Rule 30e-3, quarterly holdings for the last fiscal year are posted to the firm’s website. Second and fourth fiscal quarter holdings are included in the semi-annual and annual shareholder reports. First and third fiscal quarters are covered via N-Port filings made within 60 days of the close of the period.

In addition, long Portfolio Holdings are generally posted to the Boston Partners’ website 15 days after month end. Portfolio Holdings information shared with clients, prospects, or their consultants must coincide with the Portfolio Holdings information posted to the Boston Partners website or the SEC’s website.

Portfolio Holdings by weight, usually top ten or top five, may also be posted to the Boston Partners website on either a monthly or quarterly basis depending on the product.

Dissemination of Portfolio Holdings by weight, as listed on Boston Partners’ website, must include the following disclosure:

The specific securities identified and described do not represent all of the securities purchased, sold, or recommended for clients. It should not be assumed that investment in these securities was or will be profitable.

B.  Composite/Separate Accounts, Privately Offered Funds, and CITs without Associated Boston Partners Mutual Funds

Top and bottom Portfolio holdings by weight are provided for most composite/separate accounts on Boston Partners website. Dissemination of Portfolio Holdings by weight, as listed on Boston Partners’ website, must include the following disclosure:

The specific securities identified and described do not represent all of the securities purchased, sold, or recommended for clients. It should not be assumed that investment in these securities was or will be profitable.

Portfolio Holdings for composite/separate accounts may be shared with clients, prospects, and their respective consultants at any time.

Boston Partners does not disclose Portfolio Holdings for privately offered funds and CITs on Boston Partners’ website. Disclosure availability varies and is listed in the offering memorandum or disclosure document.

C.  Composite/Separate Accounts, Privately Offered Funds, and CITs with Associated Boston Partners Mutual Funds

a.

Prospects and their consultants: Portfolio Holdings for these specified vehicles are generally subject to the restrictions provided under II. Non-Selective Disclosure of Portfolio Holdings, Paragraph A: Mutual Funds.

b.

Clients and their consultants: Portfolio Holdings information may be provided without restriction, even if the information provided is that of a representative account and not their own. Invested clients have unlimited access to such information via their custodians and representative accounts generally do not differ materially from a client’s specific account Portfolio Holdings.

D.	Disclosure of Portfolio Characteristics

Portfolio Characteristics may be made available to and provided to any person upon request if it is reasonably believed the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading. Though Portfolio Characteristics can generally be shared without restriction, the use of Portfolio Characteristics based on preliminary data should be avoided.

III.	Selective Disclosure of Portfolio Holdings

Boston Partners is prohibited from discussing securities or distributing any material non-public Portfolio Holdings information to external parties for non-business purposes. This includes, but is not limited to, discussions/ disclosures not intended to add value to client portfolios or enhance the investment decision process, or assist in processing a client transaction.

A.	Broker-Dealers and Investment Professionals and Unregistered Advisers

Boston Partners may receive proprietary research from broker-dealers in conjunction with the sourcing, analyzing, and execution of investment ideas for client portfolios. Boston Partners is permitted to discuss investment ideas with broker-dealers and may disclose if Boston Partners is a current holder of a security or securities. Boston Partners is also permitted to provide a broker-dealer with “interest lists” to assist the broker in being responsive to Boston Partners’ need for proprietary research.

However, Boston Partners is prohibited from distributing client Portfolio Holdings reports and other material non-public information to investment professionals at investment advisers to source or analyze investment ideas. When discussing securities with buy-side investment professionals for business purposes, Boston Partners is also precluded from:

a.	disclosing whether or not a particular security is held in client accounts;

b.	disclosing Boston Partners’ immediate buy/sell intent with respect to a specific security, or

c.	making consensus buy/sell decisions.

B.	Consultants / Prospects

Consulting firms and/or prospects frequently request information regarding Boston Partners’ Portfolio Holdings, Portfolio Characteristics, performance attribution, and/or trading history to assist them in analyzing Boston Partners’ investment management capabilities. The following guidelines must be followed when providing Portfolio Holdings of a composite, privately offered fund, or CIT with an associated Boston Partners mutual fund:

i.

If the consultant and/ or prospect is requesting Portfolio Holdings information for the general purpose of updating the information on file, the restrictions provided under II. Non-Selective Disclosure of Portfolio Holdings, Paragraph A: Boston Partners Mutual Funds apply.

Further, the following general guidelines are to be followed and any questions regarding permissible discussions should be referred to Boston Partners’ General Counsel or the CD.

•	Specific questions pertaining to outlook can only be answered generically: our philosophy works over time and we are taking steps to rectify underperformance.

•	You may discuss how much a sector contributed to performance, but it is not permissible to discuss the actual over/under weight of the sector/industry.

•	You may not address questions regarding future opportunities or give in-depth sector analysis.

•	You may make general statements such as “we are bearish on technology generally” or make statements about the current economy, although forward looking comments are problematic.

ii.

If, however, the consultant and/or prospect is requesting mutual fund Portfolio Holdings information to assist them in determining the immediate suitability of an investment for their clients, employees are instructed to call the CD for a determination on a case-by-case basis.

C.	Third Parties

The disclosure of non-public Portfolio Holdings information may be made to a limited group of third parties, so long as the third party has signed a written Confidentiality/ Non-Disclosure Agreement. Confidentiality may be sought as part of an ongoing arrangement where the sharing of Portfolio Holdings serves a legitimate business purpose. If you think you may need a Confidentiality Agreement with a third party, please contact Legal or the CD first.

Further, disclosures made to certain “independent reporting agencies” recognized by the SEC to be acceptable agencies for the reporting of industry statistical information is permissible. Such disclosure should be made in accordance with the antifraud provisions of the federal securities laws and in accordance with Boston Partners’ fiduciary duties. A designated officer of Boston Partners will authorize the disclosure of a fund’s portfolio holdings to each reporting agency.

Certain other exemptions may be permissible. Employees are instructed to call the CD for a determination on a case-by-case basis.

D.	Disclosures Required by Law

Nothing contained herein is intended to prevent the disclosure of Portfolio Holdings information as may be required by applicable laws and regulations. Disclosure may be necessary to respond to requests from regulators and comply with valid subpoenas. Please contact Legal or the CD if you receive such requests.

G.	Client Complaints

I.	Definitions

A complaint is any statement, written or oral, by a client, or authorized persons acting on behalf of a client, expressing a grievance, concern, appeal or dissatisfaction with his or her experience with Boston Partners. Complaints can include, but are not limited to, statements concerning investment advice, unsuitable recommendations, misrepresentation, misappropriation, or other inappropriate acts as well as claims of failure to provide requested or required services.

Sales practice complaints are statements from clients that express a grievance concerning the sales process and/or product performance or alleged misconduct of Boston Partners or any of its employees in the sales/investment process.

Service and operational complaints are statements from clients that express dissatisfaction with a service transaction, including trade errors that Boston Partners provides to existing clients.

II.	Procedures

1.

Client complaints, whether oral or written, shall be brought to the attention of the CD immediately for assistance in resolving the issue as well as in monitoring a prompt resolution. The CD must approve the resolution of any complaint which involves payment or credit to a client’s account.

2.	The CD will keep a complaint log containing at least the following information:

•	Date of the complaint

•	Client name

•	Nature of the complaint (sales, service, operational)

•	Description of the compliant

•	Employee(s) involved in resolution

•	Resolution

•	Steps to mitigate reoccurrences

3.

If a client is of the opinion that Boston Partners has not settled its compliant satisfactorily, Boston Partners will inform the client that he can submit his complaint to Boston Partners’ Management Committee or to the Board of Directors of Boston Partners.

4.

The CD will keep management informed on a quarterly basis of any issue as well as report issues quarterly to ORIX Corporate Compliance, if required. Issues of a serious nature will be brought immediately to senior management and ORIX Corporate Compliance. The CD is also responsible for coordinating the preparation and submission of any required regulatory filings.

H.	Anti-Money Laundering Program

The threat of money laundering is a significant concern for all financial institutions. Money laundering is a crime whereby someone attempts to conceal illegally derived money by placing it into the financial system so that the money appears legitimate.

The Bank Secrecy Act (“BSA”) is a federal law to prevent and detect money laundering. The BSA was amended by the USA Patriot Act of 2001 (the “Patriot Act”) in October 2001 to include several additional and more comprehensive provisions concerning the detection and prevention of money laundering. The requirements of the USA Patriot Act are as follows:

•	Implement policies that can be reasonably expected to detect and cause the reporting of transactions that raise a suspicion of money laundering.

•	Implement policies and internal controls reasonably designed to achieve compliance with BSA, including know your customer policies and procedures.

•	Provide for independent testing for compliance to be conducted by member personnel or by a qualified outside party.

•	Designate an individual responsible for implementing and monitoring the operations and internal controls of the program.

•	Provide ongoing training for appropriate employees.

The BSA was further amended by the Anti-Money Laundering Act of 2020. The issues are complex and firms are required to establish an effective program to detect possible suspicious activity. On September 4, 2024, the Financial Crimes Enforcement Network (“FinCEN”) issued a final rule (the “Final Rule”) requiring certain investment advisers registered with the SEC to, among others, establish anti-money laundering programs and report suspicious activity to FinCEN pursuant to the BSA. On August 5, 2025, FinCEN issued an Exemptive Relief Order exempting all covered investment advisers from the Final Rule’s requirements until January 1, 2028. Additionally, on September 22, 2025, FinCEN released a notice of proposed rulemaking that formally proposed delaying the effective date of the Final Rule until January 1, 2028. Although compliance with the Final Rule will not be required until at least January 1, 2028, Boston Partners has voluntarily established a program which is reasonably designed to comply with the Patriot Act, the Anti-Money Laundering Act of 2020, and any other applicable U.S. anti-money laundering laws and regulations. The CD will continue to monitor for any developments in connection with the Final Rule and update this Anti-Money Laundering Program, as necessary.

Designated AML Officer

Boston Partners has designated an AML Officer with overall responsibility for Boston Partners’ Anti-Money Laundering Program (the “AML Program”). The AML Officer is responsible for, among other things: (i) coordinating and monitoring Boston Partners’ compliance with applicable anti-money laundering laws and regulations and with the AML Program; (ii) updating the AML Program as and when necessary; (iii) providing for employee AML training programs so that employees have the knowledge necessary to comply with the AML Program; and (iv) reviewing all reports from employees of suspicious activity and taking suitable action with respect to such reports. Any suspicious questions from or disclosure by, or activities of, existing or prospective investors, as well as any questions regarding the policy should be brought promptly to the attention of the AML Officer.

The name of Boston Partners’ AML Officer related to this program is communicated to all employees and kept on file in Boston Partners’ Anti-Money Laundering Binder. The AML Officer shall also serve as Boston Partners’ OFAC Compliance Officer. Such person has sole and final interpretive power for the AML/CIP/CDD/OFAC Programs. The Anti-Money Laundering and OFAC Officer for Boston Partners is Jessen Foster.

Policy Statement

Protecting Boston Partners and the funds managed by Boston Partners from being inadvertently used by money launderers is the responsibility of every Boston Partners employee. Any involvement in money laundering activity – even if inadvertent – could result in potential civil and criminal penalties for Boston Partners and its employees, as well as possible forfeiture of assets. In addition, association with money laundering could cause significant and long-term harm to Boston Partners’ reputation.

Employees may not knowingly assist any client in laundering or attempting to launder currency, monetary instruments, or other funds representing criminal proceeds. If an employee suspects that a client is involved in a money laundering transaction or has transported, from or through the United States, currency or monetary instruments, or other funds involving the proceeds of unlawful activity (either under the laws of the country where the offense was suspected of being committed or of the United States), they shall not accept the currency or monetary instruments from the client or effect a transaction in any security or other instrument for the account of the client and shall immediately notify the designated AML Officer.

Non-compliance with Boston Partners’ policy will subject an employee involved to disciplinary action, up to and including termination of employment Any individual, whether a Firm employee or not, may be subject to possible civil or criminal penalties if they knowingly or recklessly facilitate or participates in any money laundering or terrorist financing activities.

Unless explicitly stated otherwise, exceptions to the policies and procedures contained in this policy must have the prior written approval of Boston Partners’ designated AML Officer.

Currency and Monetary Instrument or Cash Transactions

Cash

Boston Partners does not accept currency (domestic or foreign) from any client. However, in the event Boston Partners receives cash to fund an account or as an additional investment, Boston Partners will return the cash to the sender. The employee receiving the cash instrument will notify the AML Officer and also record both the receipt and the return of the cash. Boston Partners will notify the proper authorities of amounts that exceed mandated thresholds and of attempted transactions that Boston Partners determines are suspicious.

Cash Equivalents

Boston Partners considers cash equivalents to be a variety of instruments including, but not limited to, virtual currencies, money orders, travelers checks, cashier’s checks, treasurer’s checks, official checks, and U.S. postal money orders. The receipt of cash equivalents is subject to the return, recording, and review procedures described above. If deemed required by law, Boston Partners will notify the proper authorities of an item it determines to be suspicious.

International Cash

As with items received from domestic points of origin, Boston Partners does not accept foreign currency or equivalents from any client. However, in the event Boston Partners does receive foreign cash or cash equivalents, Boston Partners follows the same procedures outlined above. Furthermore, prior to returning any item received from outside the United States, Boston Partners determines whether any Office of Foreign Asset Control regulation prohibits such return.

Reporting of Cash Transactions

Boston Partners does not accept currency (domestic or foreign) from any client and does not accept foreign currency or equivalents from any client. As a result, Boston Partners does not anticipate having to file a Form 8300. Boston Partners is aware that such transactions of cash or cash equivalents of more than $10,000 in value and/or the physical transportation of cash or cash equivalents across the US border of more than $10,000 in value, will require the filing of the aforementioned form. The reporting form and detailed filing instructions are available at https://www.fincen.gov/resources/filing-information. See also FIN-2020-R001, FinCEN CTR (Form 112) Reporting of Certain Currency Transactions for Sole Proprietorships and Legal Entities Operating Under a Doing Business As (“DBA”) Name (Feb. 10, 2020), available at https://www.fincen.gov/resources/statutes-regulations/administrative-rulings/fincen-ctr-form-112-reporting-certain

Funds Transfer

As part of its investment management responsibilities, Boston Partners may from time-to-time provide the custodian with a request to initiate or receive a wire transfer on behalf of a client or prospective client. Boston Partners will endeavor to understand the nature of the transfer request, and any direction by Boston Partners will be consistent with the instructions listed in the account opening documents. Suspicious transfers or wire instruction deviations requested by the client or prospective client should be brought to the attention of the AML Officer. In addition, the custodian bank is responsible for ensuring funds received from or paid to the account are consistent with their account opening instructions.

All U.S. persons, including businesses and their employees, generally must report on the Form FBAR by April 15 of each year any interest in or signature or other authority over a bank, securities or other financial account in a foreign country that held $10,000 or more (or the equivalent) in the prior twelve (12) months. To the extent that the Boston Partners does not meet any of the exceptions to the filing requirement and maintains an interest in or signature or other authority over foreign financial accounts, Boston Partners shall be responsible for filing the Form FBAR and maintaining the relevant back-up data in an appropriate file. Employees with financial interests in and/or signature or other authority over such foreign financial accounts in connection with their employment at Boston Partners (and who do not qualify for any exceptions to the reporting requirements) shall report such interests and authority to the CD who will assist the employee in filing the FBAR form. The reporting form and detailed filing instructions are available at https://www.fincen.gov/resources/filing-information.

Criminal Laws

As noted above, money laundering is the process by which individuals attempt to conceal the true origin and ownership of the proceeds of illegal activities. If undertaken successfully, control may be maintained over the proceeds and, ultimately, a cover provided for the source of illegally derived funds.

Money laundering generally involves three stages:

•

Placement – the placement of illicit funds (generally cash) into the financial system by converting those funds into some other financial instrument or medium such as money orders or traveler’s checks, or the deposits of illicit funds directly into accounts at financial institutions;

•	Layering – illicit funds are moved to other accounts or other financial institutions to obscure the origins of the funds; and

•	Integration – illicit funds are used to acquire legitimate assets or fund further criminal or legitimate activities.

As part of its overall risk assessment, Boston Partners has reviewed its activities in relation to the three money laundering stages. Boston Partners does not receive or disburse funds and is thus unlikely to be used in the placement stage of the money laundering process. It is more likely that money launderers would attempt to use Boston Partners in the layering and integration stages by making investments in Boston Partners products in the name of a fictitious individual or entity or an entity designed to conceal the true owner of the account. Boston Partners’ subsequent purchase of securities with illicit funds would to further serve integrate the money into the financial system.

Any involvement in a transaction that seeks to conceal or disguise the nature, location, source, ownership or control of proceeds derived from a wide range of crimes may constitute money laundering. The knowing receipt of proceeds of an illegal activity can constitute money laundering. In addition, funds that are used to participate in criminal activities may be subject to money laundering prosecutions. Penalties for money laundering and terrorist financing can be severe. A person convicted of money laundering can face up to 20 years in prison and a fine of up to $500,000.

An employee does not have to be actively involved in any money laundering stage or scheme to face liability. A person who has knowledge of the tainted source of funds, but still effects a transaction involving such funds may be charged with money laundering. Even where there is no direct evidence of such knowledge, circumstantial evidence showing that an employee recklessly disregarded or was willfully blind to such information may be sufficient to constitute money laundering. Employees need to be cognizant of the following:

•

The transaction need not involve cash; it can involve wire transfers, cashier’s checks, money orders, digital currency, traveler’s checks, corporate checks, personal checks, bank drafts or other things of value .

•	Knowledge includes “willful blindness” or “deliberate indifference” to the source of the funds.

•

The government is not required to prove that the person knew the nature of the criminal activity, so long as it can establish that the person knew that the funds were derived from some form of crime and that the funds in fact were the proceeds of one of the specified unlawful activities.

Risk Assessment

The AML Officer will assess Boston Partners’ business and identify risk factors related to its activities and types of clients, which make it vulnerable to money laundering and terrorist financing activities on an annual basis, or more frequently for significant changes in its business model or client base. In assessing the risk associated with any particular client account, Boston Partners will evaluate the type of client, the geographic location of the client, the products requested, and the services requested. While a client may pose a higher risk in one area, a single factor is not determinative as many aspects need to be considered in Boston Partners’ overall risk assessment analysis. Boston Partners’ risk assessments are fully described in its Customer Identification Program (“CIP”) Policy.

Client Screening

Boston Partners retains an independent third party service provider to assist it in forming a reasonable basis of its client’s identity. The provider utilizes numerous search engines to retrieve information from various government and public record sites and compares it to client-supplied documentation to verify identity. The provider also searches for negative reports on clients to identify any regulatory or law enforcement issues.

The provider screens against various control lists, including but not limited to the United States Department of Treasury’s OFAC list based and country-based sanctions programs described below in Boston Partners’ OFAC program. This list includes, among others, specially designated narcotic traffickers, global terrorists, global terrorist organizations, countries, individuals, clients from non-cooperative countries and clients classified as politically exposed persons. Boston Partners’ clients are automatically reprocessed against any updated list for possible identification.

Pursuant to services agreements, Boston Partners may request third-party Administrators and/or Consultants to obtain certain client identification and verification information. In these instances, the AML Officer may inquire about and/or request a copy of the Administrator/ Consultant’s anti-money laundering policies in order for Boston Partners to form a reasonable basis regarding the adequacy of the program. Alternatively, Boston Partners may request certifications or contractual representations from the Administrator/Consultant in lieu of reviewing actual policies. Boston Partners will receive annual certifications from each Administrator and/or Consultant that performs CIP services on its behalf as to such third party’s compliance with the relevant CIP services agreement.

Suspicious Activity Reports (“SARs”)

Boston Partners, as an investment adviser, is currently not within the definition of a “Financial Institution” for the purposes of rules requiring the filing of SARs when appropriate. The CD will continue to monitor for any changes to such definition. If and until such definition is expanded, Boston Partners retains the right to choose to file a SAR at its sole discretion.

Reporting is made to FinCEN through a SAR. A complete and sufficient SAR narrative on the appropriate industry SAR form is due within thirty (30) calendar days of the date of initial detection of facts that constituted a basis for the filing and no later than sixty (60) calendar days if no suspect was identified on the date of detection of the incident requiring the filing. A transaction requires SAR reporting by a Financial Institution if it is conducted or attempted by, at, or through the Financial Institution, involves an aggregate of funds or other assets of at least $5,000, and the Financial Institution knows, suspects, or has reason to suspect that the transaction (or pattern of transactions of which the particular transaction is a part):

•

Involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including by hiding or disguising the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement;

•	Is designed, whether through structuring or other means, to evade any anti-money laundering regulation under the Bank Secrecy Act (including the requirement of reporting suspicious activity);

•

Has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and Boston Partners knows of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or

•	Involves use of Boston Partners to facilitate criminal activity.

SARs should include any information readily available to the Firm obtained through the account opening process and due diligence efforts. In general, a SAR narrative should identify the five essential elements of information (who? what? when? where? and why?) for the suspicious activity being reported. The method of operation (or how?) is also important and should be included in the narrative. See Suggestions for Addressing Common Errors Noted in Suspicious Activity Reporting (Oct. 10, 2007), available at https://www.fincen.gov/resources/statutes-regulations/guidance/suggestions-addressing-common-errors-noted-suspicious; Answers to Frequently Asked Questions Regarding Suspicious Activity Reporting and Other Anti-Money Laundering Considerations (Jan. 19, 2021), available at https://www.fincen.gov/sites/default/files/2021-01/Joint%20SAR%20FAQs%20Final%20508.pdf (providing additional instructions on proper SAR narratives).

A Financial Institution must also file a SAR when it knows, suspects, or has reason to suspect that a cyber-event was intended, in whole or in part, to conduct, facilitate, or affect a transaction or series of transactions and believes it was a successful breach. (See FIN-2016-A005, Advisory to Financial Institutions on Cyber-Events and Cyber-Enabled Crime (Oct. 25, 2016), available at https://www.fincen.gov/sites/default/files/advisory/2016-10-25/Cyber%20Threats%20Advisory%20- %20FINAL%20508_2.pdf (hereinafter, “Advisory”), Frequently Asked Questions (FAQs) regarding the reporting of Cyber-Events, Cyber-Enabled Crime, and Cyber-Related Information through Suspicious Activity Reports (SARs) (Oct. 25, 2016), available at https://www.fincen.gov/freqently-asked-questions-faqs-regarding-reporting-cyber-events, and FIN-2020-A006, Advisory on Ransomware and the Use of the Financial System to Facilitate Ransom Payments (Oct. 1, 2020), available at https://www.fincen.gov/sites/default/files/advisory/2020-1001/Advisory%20Ransomware%20FINAL% 20508.pdf (hereinafter “Ransomware Advisory”).

The Advisory defines a “cyber-event” to mean “an attempt to compromise or gain unauthorized electronic access to electronic systems, services, resources, or information.” This includes cyber-events that generate illicit funds, such as ransomware attacks conducted by, at, or through a Financial Institution. In determining whether such cyber-events require the filing of a SAR, the Advisory provides that the nature of the cyber-

event, and the information and systems targeted, should be taken into account. See also Financial Trends Analysis: Ransomware Trends in Bank Secrecy Act Data Between January 2021 and June 2021 (Oct. 15, 2021), available at https://www.fincen.gov/news/news-releases/fincen-issues-report-ransomware-trends-bank-secrecy-act-data. To determine monetary amounts involved in the transactions or attempted transactions, a Financial Institution should consider in aggregate the funds and assets involved in or put at risk by the cyber-event. Specifically, a Financial Institution must determine if the cyber-event compromised, or attempted to compromise, systems which contained information such as account numbers, credit card numbers, balances, online-banking credentials, or passwords which could be used to conduct or facilitate transactions. Even unsuccessful cyber-events that target such information or systems could require the filing of a SAR.

Each cyber-event SAR filing must incorporate all relevant information available to the Financial Institution, including “cyber-related information.” The Advisory defines “cyber-related information” as “information that describes technical details of electronic activity and behavior, such as IP addresses, timestamps, and Indicators of Compromise (IOCs)”, and “includes, but is not limited to, data regarding the digital footprint of individuals and their behavior.” The Ransomware Advisory requests that Financial Institutions include the term “CYBER-FIN-2020-A006” in the SAR field 2 and the narrative where the SAR is related to a ransomware attack.

A Financial Institution may also voluntarily file a SAR when the mandatory SAR-filing requirements have not been met. FinCEN encourages, but does not require, reporting egregious, significant, or damaging cyber-events and cyber-enabled crime when such events and crime do not otherwise require the filing of a SAR, as SAR reporting of cyber-events is, according to the Advisory, highly valuable in law enforcement investigations.

Decisions to file SARs and decisions not to file SARs shall be documented by the AML Officer and such documentation shall be maintained for 5 years after such decision was made. The AML Officer may also determine whether it would be appropriate or advisable to terminate a client relationship upon the filing of a SAR. See Answers to Frequently Asked Questions Regarding Suspicious Activity Reporting and Other Anti-Money Laundering Considerations (Jan. 19, 2021), available at https://www.fincen.gov/sites/default/files/2021-01/Joint%20SAR%20FAQs%20Final%20508.pdf.

A SAR need not be filed with respect to (a) a robbery or burglary of Boston Partners that is reported to appropriate law enforcement authorities, (b) lost, missing, counterfeit or stolen securities for which a report is filed with the Securities Information Center, or (c) a violation otherwise required to be reported to FinCEN of any federal securities laws or FINRA rules by Boston Partners or any of its officers, directors, employees or registered persons (other than a violation of 17 CFR 240.17a-8 or 17 CFR 405.4) so long as the violation is reported to the SEC or FINRA as required.

In situations involving violations that require immediate attention, such as terrorist financing or ongoing money laundering schemes, in addition to timely filing a Form SAR-SF, the AML Officer must also immediately notify by telephone an appropriate law enforcement authority (FinCEN at 1-866-556-3974, the SEC at (212) 336-1100, the FBI at (212) 384-1000, and/or the U.S. Attorney’s Office at (212) 637- 2200).

Supporting documentation for a SAR, which includes all documents and records that assisted the Financial Institution in making the determination to file a SAR, should not be filed with the SAR. Supporting documentation is deemed filed with FinCEN and shall be retained by the Financial Institution, together with a copy of the SAR, for five (5) years from the date of filing the SAR. The Financial Institution shall maintain this information in hard copy. The Firm shall make all supporting documents available to FinCEN and any other appropriate law enforcement agency or supervisory agency, upon request and verification that a requestor of information is, in fact, a representative of FinCEN or an appropriate law enforcement or supervisory agency (either by independent employment verification with the requestor’s field office or face-to-face review of the requestor’s credentials).

Confidentiality; Liability. Under the BSA and its implementing regulations, any Financial Institution (and any director, officer, employee or agent thereof) that makes a required or voluntary disclosure of a possible violation of law or regulation to a government agency, or makes a disclosure under the suspicious activity reporting provisions, is prohibited from notifying the subject of that disclosure that the disclosure has been made, and is immune from liability to any person for that disclosure or for failure to provide notice of the disclosure to the subject of the disclosure.

All SARs and any information that would reveal the existence of a SAR are strictly confidential. The AML Officer, and any others with access to or knowledge of such documents, will keep any SAR and any supporting documentation confidential. Employees must not tell any person outside of Boston Partners that a SAR has been filed and shall only discuss SARs (and suspicious activities generally) within Boston Partners on a need to know basis. If Boston Partners personnel receive a request for a SAR-SF form or any supporting documentation or are asked if a SAR has been filed, other than from an authorized government authority or self-regulatory organization, they should immediately contact the AML Officer without revealing any information to the requestor. All SARs and supporting documentation shall be segregated from Boston Partners’ other books and records.

Boston Partners may only produce a SAR, supporting documentation (as noted above) or release any information disclosing that a SAR was filed to a representative of FinCEN or another appropriate law enforcement or bank supervisory agency. Before providing any such information, the AML Officer shall verify the representative’s identity by requesting employment verification from the representative’s field office or a face-to-face review of the requestor’s credentials. Upon receipt of a civil subpoena, the AML/Compliance Officer shall not produce the SAR or provide any information that would disclose that a SAR has been prepared or filed, citing 31 C.F.R § 1020.320(e)(1) and 31 U.S. C. 5318(g)(2)(A)(i). The AML Officer shall immediately contact FinCEN and advise them if Boston Partners receives a subpoena request for a SAR or underlying information and Boston Partners’ response to such request. Notwithstanding the general obligation of confidentiality, Boston Partners is required to make SARs available during any examinations by Treasury, through FinCEN or its delegates.

Monitoring and Red Flags.

Boston Partners maintains a continuous relationship with the Client or the Client’s consultant through formal and/or informal client meetings, emails, and phone conversations once an account is established. These interactions help ensure that Boston Partners has an understanding of the client’s ongoing needs and requirements. In addition, the interactions assist Boston Partners in assessing a client’s activities from a business perspective, as well as knowing the investor sufficiently well to determine whether the Client’s business activities are normal and legitimate. In assessing the validity of a client’s activities, Boston Partners considers many factors including the following actions which may be indicative of suspicious activity:

•	An investor insists on dealing only in cash or cash equivalents;
•	An investor requests that a transaction be processed in such a manner so as to avoid Boston Partners’ normal documentation requirements;
•	An investor attempts to make frequent subscriptions or redemptions outside of the normal periods;

•	An investor requests transfers to an account not in its name or in contradiction to account opening instructions;
•

An investor appears to be acting as the agent for another entity, but declines, evades or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about that entity;

•	An investor exhibits a total lack of concern regarding the investment program, related risks, the management team, etc.
•	An investor has difficulty describing the nature of his or her business or lacks general knowledge of the industry he or she is apparently engaged in;
•

An investor exhibits an unusual concern regarding Boston Partners’ compliance with government reporting requirements, particularly with respect to his or her identity, type of business and assets, or is reluctant or refuses to reveal any information concerning business activities, or furnishes unusual or suspect identification or business documents;

•	An investor (or a person publicly associated with the investor) has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations; or
•	An investor is the subject of a law enforcement inquiry or request, such as a criminal subpoena or National Security Letter.

If suspicious activity is noted, the detecting party is required to contact the AML Officer. The AML Officer will determine/coordinate the filing of a SAR, if appropriate. The AML Officer will determine if information sharing with another financial institution may be appropriate. Boston Partners will follow applicable regulations regarding information sharing. In addition, the client’s custodian typically monitors investor subscriptions and redemptions for frequent or unusual activity on an on-going basis. Upon notification from the custodian, Boston Partners will assist the custodian to the extent permissible with regulatory requirements.

Program Approval

Boston Partners’ AML program will be presented for review and approval at least annually by the Risk Oversight Committee (the “Committee”) and within a reasonable time for all material changes. Approval will be documented in the Committee minutes and a copy presented to the AML Officer. Separate approval by a senior executive of Boston Partners Securities L.L.C. is required if the Committee’s membership does not list an individual of such stature.

Training

Boston Partners expects its employees to maintain the integrity and professionalism of Boston Partners and to be diligent in protecting Boston Partners against illegal activity, including money laundering. All employees receive a copy of the AML Policy, which highlights some of their ethical and professional obligations. All new employees are trained in both the fundamentals of money laundering activity generally and in types of potential money laundering activity that might be specific to Boston Partners’ businesses.

•

Anti-money laundering training will occur on at least an annual basis in order to refresh appropriate employees’ understanding of money laundering, as well as to familiarize employees with new, unusual or suspicious transactions or other recent developments in money laundering prevention. Following each training session, the AML Officer will document the date the training was offered, the personnel who attended the training and the format of the training session. More frequent training programs may be scheduled, as appropriate, whenever there are changes to laws and/or regulations, or Boston Partners’ practices. Additional training is provided to appropriate supervisory and operations personnel as needed.

Records Retention

Boston Partners retains supporting documentation related to its anti-money laundering program for a period of at least five (5) years from the date the record is made or at least (5) years from the date a customer account is closed, as applicable.

I.	Client Identification Program (“CIP”)

The Department of the Treasury, through FinCEN, and the SEC have adopted final Rules to implement Section 326 of the USA Patriot Act. The Department of the Treasury was directed to issue CIP rules that call on Financial Institutions to implement “reasonable procedures” to:

a.	verify the identity of a person seeking to open an account “to the extent reasonable and practical;”

b.	maintain records of the information used to verify a person’s identity; including name, address and other identifying information;

c.

consult applicable lists of known or suspected terrorists or terrorist organizations (including but not necessarily limited to OFAC’s SDN List) generated by government agencies to determine whether a person is on any; and

d.

provide notice (see Privacy Notice attached to Form ADV) to certain clients that the Financial Institution will seek identification information and compare client identification information with government lists.

Boston Partners, as an investment adviser, is currently not within the definition of a “Financial Institution” for the purposes of the CIP rules. The CD will continue to monitor for any changes to such definition. If and until such definition is expanded or legal requirements change, Boston Partners has voluntarily adopted this CIP.

Prior to the time an account is opened, or shortly thereafter, sufficient information must be obtained in order to make an assessment regarding the client’s background and identity. The information obtained during this due diligence review serves as the basis for making a determination as to whether the potential investor should be permitted to open an account or invest in Boston Partners’ products, whether the investor should be subjected to additional and on-going scrutiny due to their occupation (e.g., a senior foreign political figure) or country of origin (bank secrecy or non-cooperative jurisdiction, etc.), or whether the investor has sufficient legitimacy to warrant a reduced level of on-going supervision.

Definitions*

1)

Account means any contractual relationship for investment advisory or subadvisory services between an individual or entity and Boston Partners. Boston Partners opens accounts in an investment advisor capacity, not a broker dealer capacity.

2)

Client is defined as the Account holder. Accordingly, the person who, or entity that, opens a new account is the Client to which all of the client identification steps apply. The term Client herein is used to mean “customer” as defined under the CIP rules for the purposes of this CIP.

In instances where an individual who opens an account for (i) an individual who lacks legal capacity (such as a minor child) or (ii) an entity that is not a legal person (such as a civic club), the individual who opens the account is the Client, and it is that person to whom all the identification requirements apply.

In the case of a trust account, the Client would be the trust, not the individual trustees or the beneficiaries. Boston Partners is not required to look through a trust, or similar account, to verify the identities of beneficiaries, and instead is required only to verify the identity of the named account holder. Boston Partners generally is not required to look through the intermediary to the underlying beneficial owners of any omnibus account. Boston Partners may need to take additional steps to verify the identity of certain institutional clients by seeking information about individuals with ownership or control over the Account in order to identify the Client. For example, in certain circumstances involving revocable trusts, Boston Partners may need to gather information about the settler, grantor, trustee, or other persons with the authority to direct the trustee, and who thus have authority or control over the account, in order to establish the true identity of the Client.

Each person named on a joint account is a “Client” unless otherwise provided in this policy.

Entities cited as “exempt” by the final regulation include:

•	a U.S. Financial Institution regulated by a federal functional regulator;

•	banks regulated by a state bank regulator, to the extent of such bank’s domestic operations;

•	a department or agency of the United States, of any State, or of any political subdivision of any State;

•

any entity established under the laws of the United States, of any State, or of any political subdivision of any State, or under an interstate compact between two or more States, that exercises governmental authority on behalf of the United States or any such State or political subdivision;

•

any entity, other than a bank, whose common stock or similar equity interests are listed on the New York Stock Exchange or the American Stock Exchange or whose common stock or similar equity interests have been designated as a Nasdaq National Market Security listed on the Nasdaq Stock Market (except stock or interests listed under the separate “Nasdaq Capital Markets Companies” heading), provided that, for purposes of this paragraph, a person that is a financial institution, other than a bank, is an exempt person only to the extent of its domestic operations; and

•	persons that hold an existing account with Boston Partners provided that Boston Partners has a reasonable belief that it knows the true identity of the Account holder.

Exemption from CIP does not mean that a Client or an Account is exempt from Customer Due Diligence, OFAC, monitoring for suspicious activities or Boston Partners’ transaction-based reporting and recordkeeping requirements.

Risk Assessment

In formulating its risk-based anti-money laundering program, Boston Partners sought to identify the significant risks associated with its business activities and Clients and has accordingly defined four categories of risk: client risk, geographic risk, product risk and service risk. Boston Partners considers the totality of its risks and does not consider any single risk factor as determinative.

A.  Client Risk

Risk Assessment of a client begins with verifying the client’s identity followed by a risk based assessment of the likelihood a Client is involved in illicit activities. Based on these factors, Boston Partners then categorizes its Clients as low, normal, high, and unacceptable risk according to the following definitions. Application of the definitions to Boston Partners’ client base is further described at Exhibit A.

Low Risk Clients

•	Entities cited as exempt under the final regulation described above.

•	Individuals or entities whose identity can be easily verified by matching identity documents provided at account opening with public databases or consumer reporting agencies.

Normal Risk Clients

Individuals or entities whose identifying documentation provided at account opening does not match or is not contained in public databases but who can easily provide additional documentation which can be verified through one or more non-documentary methods.

High Risk Clients

Boston Partners recognizes that while any Client may pose a money laundering and/or terrorist financing risk, certain Clients may present a higher risk probability of illicit activities. These entities include:

•	Foreign financial institutions, including banks and foreign money services providers (e.g., casas de cambio, exchange houses, money transmitters, and bureaux de change);

•	Non-bank financial institutions (“NBFI”) (e.g., money services businesses, casinos and card clubs, brokers/dealers in securities, and dealers in precious metals, stones or jewels);

•	Senior foreign political figures and their immediate family members and close associates (collectively known as politically exposed persons (“PEPs”));

•	Nonresident aliens (“NRAs”) and accounts of foreign individuals;

•	Foreign corporations, particularly offshore corporations (such as Private Investment Companies (“PICs”) and international business corporations (“IBCs”)) located in high-risk geographic locations;

•	Deposit brokers, particularly foreign deposit brokers;

•	Cash-intensive businesses (e.g., convenience stores, restaurants, retail stores, liquor stores, cigarette distributors, privately-owned ATMs, vending machine operators, and parking garages);

•	Non-governmental organizations and charities (foreign and domestic); and

•	Professional service providers (e.g., attorneys, accountants, doctors, or real estate brokers).

❖	Investors in interests offered through Boston Partners Securities (a Financial Institution), for which Boston Partners is performing BSA OFAC compliance services, have additional considerations.

FinCEN, along with other regulatory agencies, have reiterated that while some PEPs, charities and Non-Profit Organizations (“NPOs”) may be “high risk” customers, the U.S. government does not consider these types of customers to be categorically or uniformly high-risk. Accordingly, notwithstanding the above, the risk assigned to any PEP, charity, or NPO will be based solely on the risk presented by each individual customer.

Unacceptable Clients

Boston Partners has defined unacceptable clients as:

•

Specially Designated Nationals and Blocked Persons (SDNs) subject to US sanctions regulations administered by the U.S. Treasury’s Office of Foreign Assets Control (OFAC) and the U.S. Department of State

•	Persons/ legal entities with unacceptable remarks in Boston Partners’ incident databases.

•	Persons/ legal entities residing or doing business in countries cited in the FATF list of Non-Cooperative Countries and Territories list (NCCT).

❖	Investors in interests offered through Boston Partners Securities (a Financial Institution), for which Boston Partners is performing BSA OFAC compliance services, have additional considerations.

B.  Geographic Locations

Certain geographic locations may pose a higher risk of money laundering and/or terrorist financing activity than others. Boston Partners considers a Client’s geographic location, both domestic and international, as part of its risk assessment process;

Domestic Locations

•	High Intensity Drug Trafficking Areas (HIDTAs).
•	High Intensity Financial Crime Areas (HIFCAs).

International Locations

•	Countries subject to OFAC sanctions (See Section “Office of Foreign Assets Control Compliance Program” for more details and recent developments on sanction programs and lists);

•	Countries identified as supporting international terrorism under section 1754(c) of the Export Control Reform Act of 2018, as determined by the U.S. Secretary of State;

•

Jurisdictions determined to be “of primary money laundering concern” by the Secretary of the Treasury, and jurisdictions subject to special measures imposed by the Secretary of the Treasury, through FinCEN, pursuant to section 311 of the Patriot Act;

•	Jurisdictions/countries identified as non-cooperative by the Financial Action Task Force on Money Laundering (“FATF”);

•	Jurisdictions/countries identified by the FATF as “High-Risk” or designated for “Increased Monitoring”;

•	Jurisdictions identified in the U.S. Department of State’s annual International Narcotics Control Strategy Report (“INCSR”), as jurisdictions of primary concern;

•	Offshore financial centers (“OFCs”) as identified by the U.S. Department of State or the International Monetary Fund (http://www.imf.org/external/ns/cs.aspx?id=55)*; and

•	Other countries identified by Boston Partners as high-risk because of its prior experiences, transaction history, or other factors (e.g., legal considerations, or allegations of official corruption).

❖	Investors in interests offered through Boston Partners Securities (a Financial Institution), for which Boston Partners is performing BSA OFAC compliance services, have additional considerations.

C.  Product Risk

Boston Partners only offers investment advisory services designed for long-term investors, thus mitigating money laundering risks traditionally associated with the panoply of products that might be offered by a banking or brokerage institution. However, Boston Partners offers certain investment vehicles for offshore investors. Risks associated with offshore clients are addressed through Boston Partners’ evaluation of client risk and know your customer due diligence.

D.  Services Risk

Boston Partners offers limited services for opening an account and is thus less susceptible to illegal activity at the layering stage whereby illicit funds are moved to other accounts or other financial institutions to obscure the origins of the funds during the placement of illegal funds. Boston Partners’ Risk Matrix attached as Exhibit A addresses the various means by which an account is likely to be opened.

Clients requesting certain types of transactions may pose a higher risk of illicit activities, particularly when the request is deemed out of character for a client. Boston Partners maintains an ongoing relationship with the client or the client’s consultant in order to understand the client’s normal transaction activity. In addition, Boston Partners remains cognizant of various types of suspicious activities as outlined in the section on Suspicious Activity Reports, and requires employees to notify the AML Officer of such occurrences.

E.  Source of Funds Risk

A Financial Institution is required to consider the risk presented by the client’s method of acquiring securities. Domestic wires present the lowest risk, with wires from foreign banks presenting a higher risk. Domestic and foreign cash and cash equivalents (e.g., virtual currencies such as Bitcoin, Litecoin, and XRP, traveler’s checks, money orders, bank checks, negotiable checks) are unacceptable.

CIP Diligence

Boston Partners fulfills its due diligence through a combination of documentary and non-documentary methods with the assistance of an independent third-party service provider. Decisions to enter into business relationships with higher risk Clients are fact specific and, depending on the initial on the initial know your customer due diligence and client risk assessment, Clients may be subject to further review by the AML Officer and, when the AML Officer deems necessary, senior management and/or Corporate Compliance. Boston Partners does not perform due diligence with respect to entities identified as exempted unless obvious indications of fraud are evident. The names of all Clients are subjected to ongoing review against governmental control and sanctions lists.

Suitability Inquiry

Boston Partners obtains certain information during the account opening process to understand the normal and expected activity associated with a Client’s investment objectives. This information is captured in Boston Partners’ New Investor Profile and Suitability Forms and generally includes:

•	the purpose of the account;

•	the type of product to be used;

•	anticipated account activity if periodic subscriptions and withdrawals are expected;

•	the Client’s prior investment experience;

•	the Client’s estimated net worth;

•	the source of funds for the account; and

•	where the funds are being wired from (domestic or foreign).

The CCO, General Counsel, AML Officer, or another qualified designee will review and approve suitability documents prior to an Account’s acceptance.

Boston Partners will use a combination of documentary and non-documentary methods to verify a Client’s identity. Documentary evidence for individuals may include, among other things, obtaining copies of unexpired government-issued identification evidencing nationality and residence and bearing a photograph or similar safeguard. For persons other than a natural person, Boston Partners may obtain copies of documents showing the existence of the entity, such as articles of incorporation, partnership or trust agreements, or a government issued business license. The “Identification and Verification Information Chart” below provides guidance on what types of documents should be collected from prospective Clients.

Boston Partners’ may also use non-documentary methods to assist it in making a reasonable determination of a Client’s identity. These methods may include: (i) matching information against public databases, (ii) obtaining information from information reporting agencies (i.e. credit bureaus); (iii) consideration of any pre-existing personal or business relationship with the Client, (iv) consideration of the Client’s introduction to Boston Partners (consultant, financial intermediary, employee referral, or direct contact with the Client), or (v) bank references. Boston Partners generally uses these methods: 1) to corroborate Client-supplied documentary evidence; 2) when the Client cannot present an appropriate unexpired government-issued identification document; 3) when Boston Partners is unfamiliar with Client-supplied documents; 3) when the account is opened through an intermediary; or 4) when Boston Partners believes it is unable to verify the true identity of the Client through documents.

Boston Partners has engaged the services of an independent third party service provider to assist in verifying a Client’s identity through non-documentary methods. In addition, the service provider screens names of Clients against lists of known or suspected terrorists or terrorist organizations issued by federal government agencies. Boston Partners is required to follow all federal directives issued in connection with such lists.

Boston Partners does not need to establish the accuracy of every element of identifying information obtained, but will verify enough information to form a reasonable belief that it knows the true identity of the customer. Nor is Boston Partners required to take steps to determine whether documents have been validly issued. However, if the documents show obvious indications of fraud, Boston Partners would consider that factor in determining whether it can form a reasonable belief that it knows the client’s true identity.

Ongoing Monitoring

Boston Partners’ relationship managers (“RMs”) have established ongoing relationships with clients. Through the normal course of client meetings and regular communications, the RMs and client service associates are in a position to determine whether substantive changes to the original information provided (i.e. changes in investment objectives, employment, or business structure) have occurred.

Where Boston Partners is a member of a platform program or has contact with only an intermediary, such as a consultant or financial intermediary, Boston Partners relies upon the third party for monitoring the customer relationship to determine whether there are substantive changes to the original information provided (i.e. changes in investment objectives, employment, or business structure).

Clients categorized as high risk require more ongoing due diligence monitoring. Depending on the circumstances, the relationship manager may be charged with more frequent review of a client’s circumstances and activity levels. In addition, client accounts are processed against governmental control lists each time a list is updated. Furthermore, Boston Partners monitors Client transactions for excessive activity.

Due Diligence Provided by Third Parties

Boston Partners may rely on third-party Administrators, Consultants, and Wrap Program Sponsors (collectively “Due Diligence Providers”) to carry out an anti-money laundering/client identification program for its Clients.

In these instances, the AML Officer shall inquire about and/or request a copy of the Due Diligence Provider’s client identification policies in order for Boston Partners to form a reasonable basis regarding the adequacy of the program. In addition, Boston Partners may rely on certifications or contractual representations from the Due Diligence Providers that sufficient anti-money laundering/client identification program diligence has been conducted with respect to a Client in lieu of reviewing actual policies.

Boston Partners is not required to inquire about or request copies of a Wrap Program Sponsor’s anti-money laundering or client identification programs when the sponsor is a registered broker-dealer or bank and thus required by law to have such programs in place.

In certain cases, covered financial institutions (and registered investments advisors) are permitted to rely upon another covered financial institution, or any entity approved to be relied upon by the SEC or other regulator, in satisfying its obligations under the CIP Rule, and may enter into an AML/CIP reliance agreement with other covered financial institutions in lieu of obtaining beneficial ownership information directly. Such reliance agreements will only be relied upon after review and approval by counsel.

Lack of Verification

Generally, Boston Partners will not permit an account to be opened prior to forming a reasonable belief that it knows the true identity of the customer. As part of the new account opening process, documentation supporting the Client’s identify must be requested, reviewed, and approved prior to an Account’s start. Any situation where Boston Partners cannot form a reasonable belief that it knows its Client based on the documents presented and the service provider screening must be brought to the attention of the AML Officer. The AML Officer is charged with determining what additional non-documentary evidence is necessary for acceptance of the Account and whether to open an account. The AML Officer or delegate is required to document the resolution of any substantive discrepancy discovered when verifying the Client’s identity.

Occasionally, Boston Partners will permit the funding of an Account while seeking to verify a Client’s identity. These instances are reviewed and approved on a case-by-case basis by the AML Officer, or a qualified designee. Generally, if adequate documentation is not obtained within one month after account funding, the Account will be closed. However, there may be mitigating circumstances. For example, a Client may be in the process of obtaining a taxpayer identification number and can show support that an application was filed but the number has not yet been received within the month’s timeframe.

In the event that Boston Partners cannot form a reasonable belief that it knows its Client based on the documents presented, either due to a lack of verification or a suspected fraud, the AML Officer or delegate will determine whether it is appropriate to file a SAR.

J.	Customer Due Diligence (“CDD”)

On May 11, 2016, FinCEN issued a regulation that clarifies and enhances customer due diligence requirements for Covered Financial Institutions and adds a new requirement for Covered Financial Institutions to, subject to certain exemptions, identify, and verify the identity of the beneficial owners of certain of their legal entity customers, that open a new account (the “CDD Rule”). The CDD Rule became effective on July 11, 2016, and Covered Financial Institutions were required to comply with the CDD Rule and amended FINRA Rule 3310 as of May 11, 2018. On November 21, 2017, FINRA issued Regulatory Notice 17-40 providing guidance regarding member firms’ obligations under FINRA Rule 3310 (Anti-Money Laundering Compliance Program) in light of FinCEN’s adoption of the CDD Rule (https://www.finra.org/sites/default/files/notice_doc_file_ref/Regulatory-Notice-17-40.pdf). On May 3, 2018, FINRA issued Regulatory Notice 18-19, which provided notice to member firms of amendments to FINRA Rule 3310 to reflect FinCEN’s adoption CDD Rule (http://www.finra.org/sites/default/files/notice_doc_file_ref/Regulatory-Notice-18-19.pdf). FinCEN issued frequently asked questions to clarify the regulatory requirements related to obtaining customer information, establishing a customer risk profile, and performing ongoing monitoring of the customer relationship on July 19, 2016, April 3, 2018 and August 3, 2020.

The CDD Rule describes four components of customer due diligence: (1) customer identification and verification (discussed above); (2) beneficial ownership identification and verification; (3) understanding the nature and purpose of customer relationships for the purpose of developing a customer risk profile; and (4) conducting ongoing monitoring to identify and report suspicious transactions and, on a risk basis, to maintain and update customer information.

Definitions:

1.

Beneficial Owner - The definition of beneficial owner “with respect to “legal entity customers” is two-pronged, focusing on ownership and control of legal entity customers. Under the Ownership Prong, a beneficial owner is any individual who, directly or indirectly, owns 25 percent or more of the equity interests of a legal entity customer. Boston Partners may choose, however, to collect such information on individuals who own a lower percentage of the equity interests of a legal entity customer. The Control Prong requires identification of one individual with significant ability to control, manage, or direct a legal entity, such as an executive officer, senior manager, including a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer or any other individual who regularly performs similar functions (both, a “Beneficial Owner”).

2.

Legal Entity Customer - The CDD Rule defines a legal entity customer as a corporation, limited liability company, other entity created by the filing of a public document with a secretary of state or similar office, general partnership, or any similar entity formed under the laws of a foreign jurisdiction, that opens an account, with a covered financial institution, subject to certain exclusions.

The CDD Rule excludes from the definition of Legal Entity Customer certain entities that are subject to Federal or State regulation and for which information about their beneficial ownership and management is available from the Federal or State agencies, such as:

•	Financial institutions regulated by a federal functional regulator or a bank regulated by a state bank regulator;

•	Domestic government agencies and instrumentalities, and certain legal entities with government authority;

•	Publicly held companies traded on the New York, American, or NASDAQ stock exchange and issuers of securities registered under section 12 of the Securities Exchange Act of 1934;

•	SEC registered investment companies (i.e., mutual funds), investment advisers, exchanges and clearing agencies, and other entities registered with the SEC;

•

Registered entities, commodity pool operators, commodity trading advisors, retail foreign exchange dealers, swap dealers, or major swap participants, each as defined in section 1a of the Commodity Exchange Act, that are registered with the Commodity Futures Trading Commission;

•	A public accounting firm registered under section 102 of the Sarbanes-Oxley Act;

•

A bank holding company, as defined in section 2 of the Bank Holding Company Act of 1956 (12 U.S.C. 1841) or savings and loan holding company, as defined in section 10(n) of the Home Owners’ Loan Act (12 U.S.C 1467a(n));

•

Pooled investment vehicles that are operated or advised by a financial institution excluded from the definition of legal entity customer (A registered investment adviser is not presently considered a financial institution for these purposes);

•	Insurance companies subject to state regulation;

•	Certain financial market utilities designated by the Financial Stability Oversight Council under Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•	Foreign financial institutions whose home country regulators maintain beneficial ownership information on such institutions;

•	A non-U.S. governmental department, agency or political subdivision that engages only in governmental rather than commercial activities;

•	Other legal entities only to the extent that they open private banking accounts subject to FinCEN’s private banking account rule;

•

Pooled investment vehicles operated or advised by a financial institution not excluded from the definition of Legal Entity Customer (such as certain foreign funds) (Subject to the Control Prong Only) (A registered investment adviser is not excluded under this provision); and

•	Charities, non-profit organizations, and other similar entities that have filed their organizational documents with the appropriate state authority (Subject to the Control Prong Only).

•	State owned enterprises that are not engaged in profit-seeking activities, inter alia, sovereign wealth funds, airlines, or oil companies (Control Prong Only).

In addition, the definition of Legal Entity Customers includes statutory trusts created by a filing with the Secretary of State or similar office, it, and does not include all other trusts. This is because a trust is a contractual arrangement between the person who provides the funds or other assets and specifies the terms (i.e., the grantor/settlor) and the person with control over the assets (i.e., the trustee), for the benefit of those named in the trust deed (i.e., the beneficiaries). Formation of a trust does not generally require any action by the state. All employee benefit plan assets that are subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) are held in trusts.

Requirements:

Identification of Beneficial Owners for Each New Account. In addition to CIP, the CDD Rule requires the identification of Beneficial Owners for each new account opened for a Legal Entity Customer on or after May 11, 2018. A Covered Financial Institution must identify and verify the identity of each individual who satisfies the ownership test of the Ownership Prong (no more than four individuals total), and one individual who satisfies the control test of the Control Prong. All Legal Entity Customers must identify at least one individual under the Control Prong.

Verification of Identity of Beneficial Owners. Once a Covered Financial Institution has obtained the required beneficial ownership information, the Covered Financial Institution must verify the identity of the Beneficial Owner(s) – meaning confirming that the Beneficial Owners are who they say they are and not their status as Beneficial Owners - through risk-based procedures that include, at a minimum, the elements required for CIP procedures for verifying the identity of individual customers. Such verification must be completed within a reasonable time after an account is opened. Verification may be done via procedures similar to an institution’s CIP procedures, and, as with the CIP Rule, Covered Financial Institutions may also rely on the performance by another Financial Institution (including an affiliate) of the beneficial ownership requirements of the CDD Rule, as long as certain criteria are met.

Covered Financial Institutions must collect beneficial ownership information for Legal Entity Customers either using the model certification form included with the CDD Rule or taking other steps to collect the same information. Covered Financial Institutions can rely on the information supplied by the individual opening the account on behalf of the Legal Entity Customer, provided that the Covered Financial Institution has no knowledge of facts that would reasonably call into question the reliability of that information. Documents or elements for the clients outside the definition of a Legal Entity Customer will be collected, as indicated in the Identification and Verification Information Charts below. The collection of the CDD Rule Certification Form is not required from Clients outside the definition of a Legal Entity Customer.

Application of CDD Rule on Event-Driven Basis. Covered Financial Institutions must update beneficial ownership information on an event-driven basis (i.e., when it detects information (including a change in beneficial ownership information) about the Legal Entity Customer in the course of its normal monitoring that is relevant to assessing or reevaluating the risk posed by the Legal Entity Customer).

Customer Risk Profile. The CDD Rule requires a Covered Financial Institution’s AML program to explicitly include risk-based procedures for conducting ongoing customer due diligence, to include understanding the nature and purpose of customer relationships for the purpose of developing a customer risk profile, and to conduct ongoing monitoring to identify and report suspicious transactions. If during the course of monitoring a Covered Financial Institution determines there is a change to beneficial ownership information, it should update the customer risk profile. The customer risk profile refers to information gathered about a Legal Entity Customer to form the baseline against which activity is assessed for suspicious transaction reporting and to determine whether a transaction is potentially suspicious. Such information is collected through the onboarding process.

Boston Partners’ subsidiary, Boston Partners Securities LLC (“BP Securities”), a limited purpose broker-dealer, is a Covered Financial Institution under the CDD Rule and collects the required documentation and certifications thru Boston Partners or other administrators. Boston Partners will collect the required documentation and CDD Rule Certifications, to the extent it is conducting CDD diligence for BP Securities unless an exemption is granted or the Client is exempt. Boston Partners’ subsidiary, Boston Partners Trust Company, a state-chartered non-depository trust company, is a Covered Financial Institution under the CDD Rule. However, its permitted client-base is comprised of non-Legal Entity Customers. Accordingly, Boston Partners Trust Company is not required to collect CDD Rule certifications. Boston Partners is not a Covered Financial Institution for purposes of the CDD Rule and accordingly is not required to collect

CDD Rule certifications. Based upon the limitations of the Boston Partners Trust Company Collective Investment Trust Funds’ permitted client base, the CDD Rule certifications are not a required document to be obtained from such investors. Boston Partners will continue to otherwise collect the documents as referenced in the Identification and Verification Information Charts below and monitor any changes to the definition of a Covered Financial Institution.

From time to time, to the extent specifically requested by a counterparty, Boston Partners may obtain and provide beneficial ownership information, including control person information, (but not necessarily in the form of a certification) on customer accounts to such counterparty in accordance with the CDD Rule and related FINRA guidance on a voluntary basis. Boston Partners will monitor developments relating to the CDD requirements and update this policy as needed if a SEC registered investment adviser ever becomes a “Covered Financial Institution” in the future under the Rule.

Please refer to the Identification and “Verification Information Chart” below, for the specific investor type and additional documents and certifications, or agreements in lieu thereof, that will be obtained for each Legal Entity Customer opening a new account. A “new account” is established in the following three scenarios: (1) any new investor invests in a fund; (2) an existing investor that has been subject to CDD invests in a new fund; and (3) an existing investor that has not been subject to CDD invests in a new fund. A “new account” is not established if an existing investor invests in an existing fund. In certain cases, covered financial institutions (and registered investment advisors) are permitted to rely upon another covered financial institution or any entity approved to be relied upon by the SEC or other regulator in satisfying its obligations under the CDD Rule, and may enter into an AML/CDD reliance agreement with other covered financial institutions in lieu of obtaining beneficial ownership information directly. Such reliance agreements will only be relied upon after review and approval by counsel. In cases where an existing investor creates a wholly owned subsidiary to act as a fiduciary to manage an existing account, BPGI in its sole discretionary and after a risk assessment, will not necessarily perform a refresh on the whole relationship.

Boston Partners will monitor and periodically update, on a risk basis, beneficial ownership information and verification and the nature and purpose of customer relationships for the purpose of updating a customer’s risk profile per the Ongoing Monitoring policy discussed above in the CIP Program.

K.	Office of Foreign Assets Control Compliance Program

OFAC administers and enforces list-based, territory-based, and country-based economic sanctions against targeted foreign countries and regimes, terrorists and terrorist organizations, and others in furtherance of US policy goals and national security (“OFAC Sanctions”). OFAC Sanctions implicate a wide range of commercial and financial transactions with targeted countries, entities and individuals, including actions that approve, support or facilitate another person’s dealings with such targets.

Regulations implementing OFAC Sanctions apply to all “US Persons,” which include (i) all U.S. citizens located anywhere in the world; (ii) all U.S. permanent residents (e.g., “green card” holders) located anywhere in the world; (iii) companies and other juridical entities organized under US law or in any jurisdiction within the United States; (iv) foreign branches of US companies and, under certain sanctions programs, foreign subsidiaries of US companies; and (v) all individuals, entities, and property located in the United States, regardless of nationality.

In addition, non-US persons must comply with OFAC Sanctions to the extent any transaction involves a U.S. nexus, which includes, among others, US dollars (commonly viewed as a link to the US financial system), US territory, US goods, US persons as defined above, and US based global services. Non-US persons are also prohibited from causing or conspiring to cause US Persons to violate OFAC Sanctions, as well as engaging in conduct that evades OFAC Sanctions.

OFAC Sanctions prohibit Boston Partners and all employees, officers or directors who are US citizens or permanent residents (regardless of where they are located), as well as any person located in the United States from engaging in transactions involving the targets of OFAC Sanctions. Prohibited dealings include all financial transactions, sales agreements, provision or receipt of services, imports and exports, and other commercial transactions. OFAC Sanctions also prohibit US Persons from approving or facilitating transactions by foreign persons that would be impermissible if undertaken by a person subject to OFAC jurisdiction. This includes, but is not limited to, approval of, referral of business to, or financial or non-financial assistance for, transactions by a non-US person with a target of OFAC Sanctions.

Boston Partners will not accept as clients or beneficial owners (to the extent such information is available to Boston Partners in the ordinary course of business) or invest in, or otherwise engage in any transactions with, individuals or entities on OFAC’s List of Specially Designated Nationals and Blocked Persons (“SDN List”), prohibited under the Sectoral Sanctions Identifications List (the “SSI List”) or any other list published by OFAC. For the avoidance of doubt, to the extent a Sanctions program permits a holding, Boston Partners will act in accordance with what is permitted under the law. The SDN List is available at https://sanctionslist.ofac.treas.gov/Home/SdnList. The SSI List is available at https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf.

Boston Partners will also not accept as clients or beneficial owners (to the extent such information is available to the Firm in the ordinary course of business) or invest in, or otherwise engage in any transactions with, any entities or individuals located, organized, or resident in a country prohibited by OFAC Sanctions; any government (or instrumentality of such government) of a country prohibited by OFAC Sanctions; or any person or entity acting on behalf of such government or prohibited country. Countries or territories currently subject to comprehensive embargoes (i.e., no commercial or financial transactions by US Persons) based on OFAC Sanctions include the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, and North Korea. OFAC Sanctions also impose restrictions on dealings with other target countries and territories, such as the Government of Venezuela, as defined in Executive Order 13884 of August 5, 2019. Moreover, the SDN List provides the names of designated persons (i.e., individuals and entities) with whom no US Person may do business and whose property must be blocked. Pursuant to OFAC’s Fifty Percent Rule, those entities owned 50 percent or more, directly or indirectly, individually or in the aggregate, by a person (individual or entity) on the SDN List are themselves blocked by operation of law. SDNs are designated as part of OFAC Sanctions programs that include, for example, Countering America’s Adversaries Through Sanctions Act, Counter Narcotics Trafficking Sanctions, Counter Terrorism Sanctions, Cyber-Related Sanctions, Foreign Interference with United States Election Sanctions, Global Magnitsky Sanctions, Non-Proliferation Sanctions, Rough Diamond Trade Controls, and Transnational Criminal Organizations. A more detailed discussion of all OFAC Sanctions, including a summary of the different types of prohibitions and blocking requirements that apply to various OFAC targets, is available at https://ofac.treasury.gov/. For the avoidance of doubt, to the extent a Sanctions program permits a holding, Boston Partners will act in accordance with what is permitted under the law. Boston Partners relies on Bloomberg sanctions data on a pre-trade and post-trade basis and the Bloomberg sanctions filter to screen Boston Partners’ counterparties against the sanctions lists..

In sum, OFAC’s sanctions programs are updated frequently and it is the responsibility of the AML Officer to review updated lists upon the occurrence of any transaction that appears to involve a country or sectoral sanctions program.

To the extent any public equity securities/issuers have been identified, they will be coded in the Charles River system to the extent applicable for pre-trade warnings. Boston Partners does not intend to transact in any debt instruments or private equity instruments. The AML Officer will also review holdings on a month end basis against available lists.

Management Commitment is an essential component of the Treasury Department’s Framework for OFAC Compliance. Boston Partners’ Senior Management Committee has delegated sufficient authority and autonomy to its AML Officer and/or designees to deploy its policies and procedures in a manner that effectively controls the organization’s OFAC risk. As part of this effort, senior management is committed to ensuring the existence of direct communication channels and reporting lines between the AML Officer and senior management, as may be needed. In addition, there are at least semi-annual risk committee meetings that include a meeting between these two elements of the organization. Senior management has taken, and will continue to take, steps to ensure that the organization’s compliance department receives adequate resources (including in the form of human capital, expertise, information technology, and other resources, as appropriate that are relative to the Boston Partners’ breadth of operations, target markets, and other factors affecting its overall risk profile).

Risk Assessment

OFAC risk assessments are an essential component of the Treasury Department’s Framework for OFAC Compliance Commitments which states that organizations should conduct OFAC risk assessments with a frequency that sufficiently accounts for its OFAC risks. Boston Partners assesses its OFAC risk in light of its business model and investment strategies at least annually, as documented in the following paragraphs and the “Boston Partners OFAC Risk Assessment Chart,” located at Exhibit A.

Boston Partners provides continuous investment advice predominantly on a fully discretionary basis to institutions, including registered investment companies, and to high net worth individuals for a variety of investment strategies. Boston Partners primarily provides advice using a value style approach for large-cap equity, mid-cap equity, small-cap equity, long/short equity, alpha extension, global equity, and international equity. Boston Partners investment strategies are offered through a variety of vehicles, including but not limited to separate accounts, and registered and unregistered funds. Portfolios managed in accordance with Boston Partners’ separate account services generally are comprised of individual securities. Boston Partners may purchase for some accounts shares of affiliated or unaffiliated investment companies or privately offered funds. Boston Partners’ investment advice is generally tailored to client-specified objectives, guidelines, and restrictions. Boston Partners may also, on occasion, provide other types of investment management services to its clients, including, but not limited to, providing special reports or specific advisory services regarding a particular investment where Boston Partners may not otherwise advise the client generally or solely with respect to that particular investment. Such services are negotiated individually with each client. For Boston Partners’ balanced account services, generally Boston Partners maintains the asset allocation between equity and fixed income and provides discretionary investment advice with respect to the equity portion of the account. Boston Partners has recently launched Canadian domiciled pooled vehicles with global equity and international equity mandates. The vast majority of Boston Partners’ underlying investments for its clients are in US public companies. A relatively small portion of Boston Partners’ underlying investments are invested in the equity and/or debt of non-US companies. Boston Partners has assessed risk factors for its business lines, as set forth below. In general, Boston Partners business activities present a minimal level of OFAC risks due to the relatively low number of non-US Investors, intermediaries and investments and the extent to which its Investors are known to Boston Partners and do business with Boston Partners through U.S. financial intermediaries (e.g., U.S. banks and securities firms). Boston Partners vets critical service providers and entities on the approved brokers list.

This policy addresses the possible areas of increased OFAC risk identified by, Boston Partners’ risk assessment: unknown beneficial owners, unknown non-US Investors, investments in non-US portfolio companies or non-US funds and the possible approval or facilitation of third-party transactions covered by OFAC Sanctions. This policy also addresses applicable OFAC compliance risks associated with international transactions.

Unknown Beneficial Owners. In the ordinary course of business and in accordance with industry standard, from time to time, Boston Partners may not receive identifying information for the beneficial owners of Investors. As a result, in those instances, Boston Partners’ ability to determine applicable OFAC compliance risks presented by beneficial owners in its Funds is limited. Boston Partners will assess applicable OFAC compliance risks by reference to the Investors, who are the intermediaries for such beneficial owners. Currently, the vast majority of such intermediaries among the Investors are US Persons, i.e., entities and individuals who, like Boston Partners, are subject to OFAC jurisdiction and must comply with OFAC Sanctions, which mitigates OFAC risk. If intermediaries were to present unknown non-U.S. investors, Boston Partners would require additional scrutiny and/or additional sanction representations (i.e., sanctions Comfort Letters or Reliance Agreements).

Unknown Non-US Investors. The vast majority of Investors (both US and non-US) are known to Boston Partners through personal relationships with members of management or other Investors. Such factor mitigates applicable OFAC risks. Boston Partners will screen the names and addresses of non-U.S. investors unknown to Boston Partners and introduced by a third party upon receipt of the subscription documents from such intermediary (as it does with all investors), as well as their controlling parties, principals and beneficial owners (to the extent such information is ordinarily available to Boston Partners in its normal course of business and consistent with the Identification and Verification Information that is sought and obtained as indicated in the chart below) against targets of OFAC Sanctions. Boston Partners or a service provider will confirm with each unknown non-US Investor that it maintains in its name a bank or brokerage account with a US regulated financial institution that will be used in transactions with Boston Partners. Subsequent transactions, like transactions resulting from the initial subscription, will be conducted through the client’s account and the non-US Investor’s account at US financial institution. US financial institutions are subject to OFAC jurisdiction and generally have robust internal controls to achieve compliance with OFAC Sanctions.. Any change in an unknown non-US Investor’s account information will be scrutinized by the CD or a service provider, and OFAC screening will be conducted as applicable. If an unknown non-US Investor does not have, and is not using, a bank or brokerage account with a US regulated financial institution in its transactions with Boston Partners or not using a non-US financial institution previously screened by Boston Partners, Boston Partners will screen each transaction for such non-US Investor prior to the transaction being made.

Non-US Investments. Boston Partners, will conduct reasonable due diligence on all non-US investments that its Funds make, except, in instances where (1) such investments involve the purchase of such securities issued in the US or through US financial intermediaries; in those cases, the US-based purchase reduces applicable OFAC compliance risks; and (2) such investments involve the purchase of securities issued by public companies, either domestic or foreign listed on internationally recognized indices or traded on a domestic or foreign exchange. Notably, Boston Partners’ diligence will include screening the names and countries of non-US portfolio companies and non-US private equity funds and their controlling parties, principals and beneficial owners (to the extent such information is ordinarily available to Boston Partners, namely, information that can be obtained from the internet in the normal course of business) excluding the investments described in the preceding sentence, against the targets of OFAC Sanctions.

In the ordinary course of business, investments made by Boston Partners on behalf of its clients in non-US portfolio companies and non-US investment funds are at the entity level, rather than with respect to specific proposed transactions undertaken by such entities. This factor supports OFAC compliance because Boston

Partners has taken appropriate steps to address applicable risks at the entity-level through screening and other compliance measures. Boston Partners will seek to ensure that Boston Partners will invest in such non-US portfolio companies and non-US investment funds on a passive non-controlling basis.

Issuers that are incorporated or headquartered in countries that are (1) subject to comprehensive sanctions (including, but not limited to, the Crimea region of Ukraine, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk Republic of Ukraine, Cuba, Iran, and North Korea) or (2) with which certain transactions are banned (e.g., Russia) under US OFAC Sanctions programs will be blocked on the Charles River System on a pre-trade basis based upon Bloomberg sanctions data and country codes. Post-trade checks are performed with trading system alerts. Further scrutiny of month end holdings is performed against Bloomberg sanctions data. Such lists may include blocked or prohibited securities and/or permitted securities that require further monitoring (e.g., securities issued by entities with whom some, but not all, transactions are prohibited). Bloomberg sanctions lists and OFAC Sanctions lists will be the basis for the AML Officer to determine what, if any, issuers or securities should be blocked outright on a pre-trade basis. For the avoidance of doubt, if OFAC Sanctions prohibit some, but not all, transactions with a given issuer, then the AML Officer will, on a case-by-case basis, decide whether that issuer should appear as a blocked issuer in the Charles River System. To the extent an OFAC Sanctions program permits a holding, Boston Partners will act in accordance with what is permitted under the law. Boston Partners will be relying upon Bloomberg sanctions data on a pre-trade and post-trade basis.

Facilitation. Boston Partners will seek to ensure that it and its Funds, or its officers, directors and employees do not approve or facilitate any transaction by a non-US investment and investor that would be prohibited by OFAC Sanctions if undertaken by a US Person. For instance, if a Canadian company in which a Fund has a minority economic interest wishes to provide services to a company located in a country targeted by OFAC Sanctions, neither Boston Partners, its Funds, nor any employee, officer or director of Boston Partners or its Funds, may provide strategic advice on, designate funds for or take any action approving or otherwise facilitating the Canadian company’s dealings with the targeted company.

Similarly, if any US representative of Boston Partners becomes a board member of a non-US company, regardless of whether a Boston Partners controls such company, such representative shall recuse him or herself from any discussion or approval of doing business with any target of OFAC Sanctions. Care should be taken that the recusal be implemented upon taking the board position and not in connection with any pending transaction.

International Transactions. Boston Partners shall continue to send and receive most funds transfers through, and maintain all accounts at, US financial institutions, which are subject to OFAC jurisdiction and must comply with OFAC Sanctions. To the extent a non-US institution is involved, screening of such institution will be performed by the AML officer or designee.

OFAC Training

OFAC training is an essential component of the Treasury Department’s Framework for OFAC Compliance Commitments. The CD has established an in-house regulatory training program to ensure that employees are aware of their compliance responsibilities . Boston Partners is committed to making OFAC resources available to all employees whose roles are affected by OFAC sanctions. Within a reasonable time after employment, but no later than one month, Human Resources (“HR”) provides each new employee with an orientation education program that includes AML/OFAC training. Further, targeted training sessions with the staff may be provided, if deemed necessary. The CD maintains a copy of the presentation material presented in a training session, plus attendance forms dated and signed by attending employees if trainings are conducted in person. Otherwise, attendance and attestations are logged via the web-based vendor. Boston Partners expects its employees to maintain the integrity and professionalism of Boston Partners and to be diligent in protecting Boston Partners against illegal activity, including compliance with our sanctions compliance program. All employees receive a copy of our OFAC Policy. OFAC training also occurs on at least an annual basis in order to refresh appropriate employees’ understanding of our sanction compliance program. Following each training session, the AML Officer will document the date the training was offered, the personnel who attended the training and the format of the training session. More frequent education may be provided, as appropriate, whenever there are changes to laws and/or regulations, or Boston Partners’ practices. In the event of a sanction compliance program negative testing result or if a deficiency were to arise, additional remedial education would also be provided to employees whose roles are affected by OFAC sanctions.

OFAC Testing and Auditing

OFAC testing and auditing is an essential component of the Treasury Department’s Framework for OFAC Compliance Commitments. Boston Partners is committed to perform effective testing and independent annual AML/OFAC audits. Audit reports and deficiencies, if any, are elevated to the attention of Senior Management. Boston Partners is committed to taking immediate remedial action if it discovers sanctions violations or flaws in the organization’s compliance system.

Our annual independent audit is an important internal control.

Boston Partners has implemented a policy pursuant to which an independent party will monitor and test the adequacy of, and compliance with, Boston Partners’ anti-money laundering and OFAC controls, policies, and procedures every year. The purpose of the audit is to determine: (i) to that the anti-money laundering and OFAC systems are functioning as designed, and (ii) how best to alter the systems to capture new trends and developments in money laundering activity and OFAC Sanctions that have arisen since the systems were first put into place. The audit may not be performed by the AML Officer, but rather must be performed by an objective third-party (e.g., outside accountants, internal or external counsel, internal audit, or an officer of Boston Partners other than the AML Officer) that can credibly conduct such audit and is familiar with the purpose of Boston Partners’ anti-money laundering and OFAC program. The final written audit report will be sent to management and maintained by the AML Officer for Boston Partners’ records. Once approved by management, any relevant findings identified by the independent audit will be corrected and incorporated into this policy, if appropriate. The audit also tests the Firm’s OFAC compliance controls.

OFAC Screening

With respect to the OFAC screening of investors, intermediaries, and investments, the CD shall document the fact that a party has been screened. McDonald Information System (“MIS”) will alert Boston Partners on an ongoing basis if a previously a screened client subsequently appears in their negative database. In any transaction where such screening results in a positive match to a name on the SDN List, any other OFAC Sanction list, a jurisdiction that is comprehensively sanctioned by the United States, a jurisdiction with which certain transactions are prohibited, or where questions arise about a screening outcome, the transaction may not proceed until the AML Officer or delegate has completed all necessary diligence to determine that it is permissible to do so under applicable OFAC Sanctions.

If such screening and/or diligence indicates that the transaction would be prohibited under applicable OFAC Sanctions, Boston Partners shall not proceed with the transaction. Whether or not the AML Officer or delegate determines that a suspicious transaction would be prohibited under OFAC Sanctions, the AML Officer or delegate shall make a written record of its investigation and determination.

In the event that the property of a blocked person (including funds and other assets) comes into Boston Partners’ possession, Boston Partners shall block that property by placing it into a segregated, interest-

bearing account (a “blocked account”), and shall file a blocking report with OFAC within 10 business days from the date on which the property is blocked. In addition, the AML Officer or delegate will ensure that, to the extent Boston Partners maintains any blocked accounts, they are properly included in annual reports that must be submitted to OFAC by September 30 each calendar year for any blocked property held as of June 30 of that calendar year. Reporting forms for blocked or rejected transactions can be found at OFAC Reporting System | Office of Foreign Assets Control (treasury.gov). All records related to rejected transactions or blocking actions, as well as any other information pertaining to the administration of Boston Partners OFAC compliance policies, will be maintained for at least ten (10) years.

OFAC Internal Controls

Internal controls are an essential component of the Treasury Department’s Framework for OFAC Compliance Commitments. Boston Partners has developed this Compliance Manual and OFAC Program to identify, interdict, escalate, report (as appropriate), and keep records pertaining to activity that may be prohibited by the regulations and laws administered by OFAC and the US Department of State. The AML Officer is responsible for integrating the OFAC program into the daily operations of the company. Staff are directed to contact the AML Officer to the extent questions arise or in the event an investor, intermediary or investment is detected to be a sanctioned entity. Upon detection of a suspected apparent OFAC violation, the AML Officer is responsible for alerting Senior Management and further coordination with the CCO and Counsel and contact with government authorities, as appropriate. Advanced screening is relied upon to prevent transactions involving persons on the SDN List and other sanctions related lists and prohibitions imposed on targeted foreign countries, governments, regions, or persons, through the enactment of new legislation, the issuance of new Executive Orders, regulations, or published OFAC guidance or other U.S. government actions. Boston Partners relies primarily upon MIS’s negative database, Bloomberg’s sanctions data, U.S. sanctions watchlists, and an internally developed sanctions database. Security identifiers and country codes are coded in Charles River. Given the dynamic nature of U.S. sanctions compliance programs, MIS’s negative database and Bloomberg’s sanctions data is updated daily. Boston Partners is committed to relying upon information technology solutions wherever possible to ensure compliance with sanctions requirements (e.g., in order to ensure compliance with OFAC’s Fifty Percent Rule).

L.	Regulation S-ID (Identity Theft Prevention Program) Policies and Procedures

Boston Partners has adopted an identity theft prevention program (the “Reg S-ID Program”) consistent with Regulation S-ID (the “Regulation”) after considering a number of factors, including (i) the types of accounts with natural person beneficial ownership (“Natural Person Accounts”) that are invested in Boston Partners’ funds; (ii) the methods Boston Partners provides for the opening and accessing of Natural Person Accounts in Boston Partners funds; (iii) any prior experience with identity theft; (iv) indications of identity theft that would be applicable to Boston Partners’ business; and (v) the experience and advice of Boston Partners’ outside counsel as well as published regulatory guidance.

The Reg S-ID Program is intended to detect, prevent, and mitigate identity theft in connection with any Natural Person Accounts. The CD and AML Officer has been designated as the administrator of the Program, with responsibility for its oversight, development, implementation and administration.

Based upon how the Boston Partners managed accounts are structured, Boston Partners does not currently maintain the type of account that is within the scope of the Regulation; i.e., where an investor can direct payments to themselves or third parties, from us. In the event of a change, Boston Partners will reconsider the applicability to our separate account universe of investors. The primary focus of Boston Partners’ Reg S-ID Program is currently limited to certain investors in a few Boston Partners funds. Moreover, a large portion of that subset of investors involve current and past employees and their family members, with whom Boston Partners is familiar.

1.	Initial Verifications and “Onboarding.”

The process of obtaining accurate information on the beneficial owners of Natural Person Accounts supports the effective operation of the Reg S-ID Program. The various administrators of the funds, USBank, Bank of New York Mellon Corporation and SEI Global Services, Inc. (the “Administrators”) adhere to a strict identity verification procedural protocol relating to on-boarding new investors in the corresponding funds. All required documentation, including subscription agreements, must be completed and reviewed before the new investor is accepted into the relevant fund. Anti-money laundering due diligence must be completed prior to accepting a new investor. The CCO has determined that the know-your-customer and anti-money-laundering processes employed by Boston Partners and the Administrators satisfy this need with respect to the funds. Additionally, on an ongoing basis and as part of the annual review of the Program, the CD shall confirm that these processes continue to serve as reliable sources of information for purposes of this Reg S-ID Program.

2.	Identifying Red Flags.

“Red Flags” have been defined under Reg S-ID as “a pattern, practice or specific activity that indicates the possible existence of identity theft.” The following requests and events relating to a Natural Person Account may qualify as Red Flags under the statute:

•

An alert, notification, or other warning received from an investor, a consumer reporting agency, a service provider, such as a fraud detection service, a third party known to Boston Partners, or law enforcement authorities regarding possible identity theft in connection with a Natural Person Account;

•

Requests to direct any redemption amounts or payments from a Natural Person Account to a third party, to retitle an account, to change signature authority over a Natural Person Account, or to change wire instructions or other payment instructions for a Natural Person Account, in each case, other than requests that have been previously discussed with the investor in person or in a context that enabled Boston Partners to conclude that it was communicating with the actual investor;

•

To the extent not covered above, requests to recognize or sign an account control agreement or otherwise to allow an interest in a Natural Person Account to become subject to a lien, security interest, or any other kind of encumbrance or third party control;

•

To the extent not covered above, requests to retitle or to modify any instructions or other information associated with a Natural Person Account, including requests that purportedly result from or relate to marriage, divorce, or other domestic events, the operation of community property or other laws, estate planning actions, or a death or disability;

•

Requests or demands to transfer assets, make payments, or effect any account changes purportedly as a result of a payment default under a third-party agreement, legal process, the perfection of a lien or seizure of collateral, or as the result of a bankruptcy or assignment to creditors;

•

Requests from a third party to grant access to covered account information (including duplicate statements and website access) to a third party other than requests that have been previously discussed with the investor in person or in a context that permitted Boston Partners to conclude that it was communicating with the actual investor; and

•	Any activity or requests related to a Natural Person Account that are not contemplated above but that contain errors or otherwise are determined by an Employee to be suspicious.

3.	Detecting Red Flags and Responding Appropriately.

Employees or Administrators who have responsibility for or authority over – or who are otherwise knowledgeable about – the administration of Natural Person Accounts are required to report any requests or actions that constitute an identity theft red flag to the AML Officer, who will be authorized to formulate an appropriate response by Boston Partners to such red flag.

This response can involve a number of authentication and verification measures, but virtually all of them begin with a direct communication, independently initiated by us using contact information previously provided by the investor in writing (e.g., in a subscription agreement or separate account agreement), with the nominal and/or beneficial owner(s) of the Natural Person Account to confirm that the instructions or requests received were actually sent by the owner(s) of the Natural Person Account and that such instructions or request represents the owner’s actual desire and intent. Boston Partners may take additional actions which may, if and as appropriate, include the following:

•	Requiring a written (and perhaps notarized or verified) confirmation of the instructions or request;

•	Requiring presentation of government-issued identification documents (e.g., a passport) or verified copies of such documents;

•	Requiring the owner of a Natural Person Account to appear at Boston Partners’ offices in person to complete a “red flagged” request;

•	“Freezing” a Natural Person Account and refusing to effect any instruction or request;

•	Suspending the issuance of or access to account statements and other information regarding a Natural Person Account;

•

If confidential personally identifiable information of a fund investor or separate account client has been improperly accessed in violation of any applicable law, preparing any notice required under such law; or

•	Notifying law enforcement or regulatory authorities.

4.	Oversight, Administration, and Updating of the Program.

As the administrator of this program, the AML Officer will provide at least annual training on the requirements of this Reg S-ID program to those Employees (but not all Employees) who have responsibility for or authority over – or who are otherwise knowledgeable about – the administration of Natural Person Accounts. This training may be combined with other topics.

As part of the administration of the Reg S-ID Program, Boston Partners will exercise oversight of service providers, including the Administrators that Boston Partners uses in connection with Natural Person Accounts by, among other things:

•

requiring an annual written confirmation that the service provider will report any red flags that relate to any Natural Person Accounts of Boston Partners to the CCO, and that the service provider will not take any action with respect to such Natural Person Account without the prior approval of the AML Officer

•	requiring the service provider annually provide a copy of their identity theft procedures if applicable

•	causing the AML Officer to review the onboarding process that the service provider employs, and

•	causing the AML Officer to review the processes for changes in account information, payment instructions, and other payment and account data.

As part of Boston Partners’ annual review required by Rule 206(4)-7, the AML Officer shall review the list of Red Flags set forth above and the other elements of the identity theft prevention program, the performance of any third party service providers relied upon in any aspect of the Reg S-ID Program, the performance of Boston Partners and its Employees in carrying out the Reg S-ID Program and the Reg S-ID Program’s effectiveness (including incidents involving identity theft during the previous year), and consider, on the basis of Boston Partners’ experience and changes in the external environment, what amendments to the Program are required or are otherwise advisable.

M.	Foreign Account Tax Compliance Act (FATCA) Monitoring

Boston Partners Global Investors, Inc. scrutinizes each of its (and its subsidiaries) clients for US indicia and successfully completed tax forms for FATCA compliance. All investors are required to complete IRS Form W-8, W-9 or other self-certification (the “Forms”). Such Forms are appropriately validated and compared with all other account information during the onboarding process. The investors are monitored for changes in circumstance which would invalidate their Form(s) and updated documentation is solicited when required.

Boston Partners OFAC Risk Assessment Chart – Exhibit A

For 2025 Overall: ☒ Low ☐Moderate ☐High

For 2026 Overall: ☒ Low ☐Moderate ☐High

Risk Factor	Low	Moderate	High
Customer base Note: Moderate number of new investors and stable investor base	☒ Stable, well-known customer base in a localized environment.	☐ Customer base changing due to branching, merger or acquisition in the domestic market.	☐ A large, fluctuating client base in an international environment.
High-risk customers Note: Vast majority known persons and -Some unknown investors introduced by US third party agent`

☒ Few high-risk customers; these may include nonresident aliens, foreign customers and foreign commercial customers.

- Predominately US large institutional client like

- Include hedge funds, wealthy individuals and their trusts and personal companies, schools, foundations

- No regulated financial institutions or public companies

		☐ A moderate number of high-risk customers.	☐ A large number of high-risk customers.
Downstream/investment risk

☐ - Small percentage of portfolio companies are non-US

- Vast majority of securities are bought in the US in open-market or secondary purchases

- No funds are directed at investments in developing markets

- Boston Partners’ investments on behalf of its clients are on a passive non-controlling basis

- Boston Partners cannot direct or influence day-to-day operations of underlying portfolio companies

-Unknown beneficial owners

-Majority of underlying investor money is for retirement purposes and can’t be distributed to individuals prior to retirement without significant tax penalties

		☒ - Investments are in funds that invest in US and non-US portfolio companies	☐ - Day trading, - Bank with hundreds of daily wire transfers
Volume of transactions/investments	☐ - Low volume	☒ - Moderate volume of investments	☐ High volume

-Moderate volume of incoming/outgoing transactions with clients
Funds transfer activities	☐ Limited number of funds transfers for customers, limited third-party transactions, and very limited of any international funds transfers.

☒ A moderate number of funds transfers, mostly for customers.

- International funds transfers from personal or business accounts. (Ontario based Canadian Domiciled Pooled Vehicles were created during 2021 with large investor contributions in December 2021. Canada is a FATF member.)

☐ A high number of customer and non-customer funds transfers, including international funds transfers.
Activities with overseas branches	☒ No overseas branches. (No overseas “branch” but a UK subsidiary was created during 2016.)	☐ Overseas branches	☐ Overseas branches
International transactions	☒ No other types of international transactions, such as trade finance, cross-border ACH, and management of sovereign debt.	☐ Limited other types of international transactions.	☐ A high number of other types of international transactions.
History of OFAC violations or actions	☒ No history of OFAC actions. No evidence of apparent violation or circumstances that might lead to a violation.	☐ A small number of recent actions (i.e., actions within the last five years) by OFAC, including notice letters, or civil money penalties, with evidence that the bank addressed the issues and is not at risk of similar violations in the future.	☐ Multiple recent actions by OFAC, where the bank has not addressed the issues, thus leading to an increased risk of the bank undertaking similar violations in the future

Screening of Internet

Protocol Addresses

The account login button found at https://www.boston-partners.com is a redirect to the transfer agent’s website for the RBB mutual funds. Such traffic does not go through our firewall and we do not have access to the accounts (username or IP address) that access this site.

	☒ Website is informational or nontransactional.	☐ Offers e-services (i.e., account transfers, e-bill payment, or accounts opened via the Internet)..	☐ Offers a wide array of e-services (i.e., account transfers, e-bill payment, or accounts opened via the Internet).

Identification and Verification Information Charts

Boston Partners, as an investment adviser, is currently not within the definition of a “Financial Institution” for the purposes of the CIP or CDD rules. The CD will continue to monitor for any changes to such definition. If and until such definition is expanded or legal requirements change, Boston Partners has voluntarily adopted this identification and verification procedure. Boston Partners may determine not to pursue a document or information in the discretion of its AML Officer or General Counsel after a risk based assessment. The AML Officer or General Counsel may determine that additional or substitute documentation/information should be pursued and collected, to the extent not all client types or not all supporting documentation is enumerated below. In lieu of collecting certain information and documents, when reasonable Boston Partners may rely upon an investor’s Corporate Transparency Act’s Beneficial Ownership Information on file within the FinCEN database. In certain circumstances, Boston Partners may request a Social Security number of an entity’s Control Person or Beneficial owner because of OFAC concerns.

Type of Investor:United States Tax Resident
	Identification Information	Verification Information
Individual Individuals include owners of individual accounts, both individual owners of joint accounts and power of attorney CDD Rule does not apply.

1. Name of investor

2. Physical Address

3. Mailing Address (if different)

4. Date of Birth

5. Social Security Number W9

6. Signed subscription document or Agreement

7. List of authorized signers (other than investor, if any)

8. Source of Wealth

1. Copy of unexpired government issued photo ID
Private Corporation Private Corporation includes Limited Liability Companies (LLC) * CDD Rule applies to Legal Entity Customers of Covered Financial Institutions.

1. Name of corporation

2. Beneficial Owners with more than 25% interest (refer to additional due diligence requirements for beneficial owners below) Note: A lower threshold may be pursued to accomplish Enhanced Due Diligence.

3. Physical Address

4. Mailing Address (if different)

5.TIN/EIN W9

6. Signed subscription document or Agreement

7. List of Authorized Signers

8. Controlling Party (see Additional Due Diligence requirements for controlling party below)

9. Source of Wealth

Copy of either:

1. Copy of Corporate Resolution, Certificate of Incorporation, Certificate of Good Standing

2. Copy of Articles of Incorporation, OR business license

In addition to documentary verification a FinCEN CDD Rule Certification must also be obtained from Control Persons and Beneficial Owners from this category of investor opening new account(s) in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML

Officer review and approval.

Publicly Traded Entity CDD Rule does not apply.	1. Name of corporation 2. Physical Address 3. Mailing Address (if different) 4. TIN/EIN 5. Signed subscription document or Agreement 6. List of Authorized Signers 7. Source of Wealth	Obtain: 1. Ticker Symbol 2 Name and location of primary exchange where shares are listed.
Partnerships * CDD Rule applies to Legal Entity Customers of Covered Financial Institutions.

1. Name of partnership

2. Partners with more than 25% interest (refer to additional due diligence requirements for beneficial owners below), A lower threshold may be pursued to accomplish Enhanced Due Diligence

3. Physical Address

4. TIN/EIN

5. Signed subscription document or Agreement

6. List of Authorized Signers

7. Controlling Party (refer to additional due diligence requirements for Controlling Party below). Source of Wealth

Copy of:

1. Partnership Agreement / Membership Agreement

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons and Beneficial Owners from this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form. An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

US Mutual Fund 40 Act Funds and ETFs CDD Rule does not apply.	1. Name of entity 2. Physical Address 3. Mailing Address (if different) 4. TIN W9 5. Signed Agreement 6. List of Authorized Signers 7. Telephone number* 8. Email address/website*	Copy of: 1. Verify that the fund can be found in the Edgar database (40 Act only).
Alternative Funds (A pooled investment vehicle that is operated or advised by a financial institution excluded from the definition of Legal Entity Customer in the CDD Rule.)	1. Name of entity 2. Physical Address 3. Mailing Address (if different) 4. TIN W9 5. Signed Agreement 6. List of Authorized Signers 7. Telephone number* 8. Email address/website*	Copy of: 1.AML/CDD Letter showing that all investors in fund have been/will be verified 2.Governing Documents of pooled fund.

If the pooled investment vehicle is operated by a State Bank Regulator or any of the following US Federal Regulators, the PIV is not a Legal Entity Customer: a Federal Reserve, FDIC, NCUA, OCC, U.S.

Securities and Exchange Commission (SEC), or U.S.

Commodity Futures Trading Commission (CFTC).

CDD Rule does not apply.

Alternative Funds (A pooled investment vehicle that is operated or advised by a financial institution not excluded from the definition of legal entity customer in the CDD Rule.)

CDD Rule applies to Legal Entity Customers of Covered Financial Institutions. (Control Prong Only)

1. Name of entity

2. Physical Address

3. Mailing Address (if different)

4. TIN W9

5. Signed Agreement

6. List of Authorized Signers

7. Telephone number*

8. Email address/website*

9. Control Person (refer to additional due diligence requirements for Controlling Party below)

Copy of:

1. AML/CDD Letter showing that all investors in fund have been/will be verified

2. Governing Documents of pooled fund.

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons from this category of investor opening new accounts where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Non-Profit Endowment and Foundation * CDD Rule applies to Legal Entity Customers of Covered Financial Institutions. (Control Prong Only).	1. Name of entity 2. Physical Address 3. Mailing Address (if different) 4. TIN W9 5. Signed subscription document or Agreement 6. List of Authorized Signers 7. Nature of Business/Source of Wealth

Copy of:

1.  IRS Determination Letter for 501(c)(3)

2.  Copy of IRS form 990 OR

3.  Copy of Formation document

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons from this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Statutory Trust

* CDD Rule applies to statutory trusts, which are Legal Entity Customers of Covered Financial Institutions.

Statutory trusts that are created by a filing with a state office are included in the definition of a “Legal Entity Customer” and therefore covered under the CDD Rule. (Otherwise, the rule does not include other trusts)

1. Name of trust

2. List of Trustee(s) (refer to additional due diligence requirements below)

3. Physical Address

4. Mailing Address (if different)

5. TIN W9

6. Signed subscription document or Agreement

7. Name of maker of trust (grantor/trustor)

8. List of >25% principal beneficiaries Note: A lower threshold may be pursued to accomplish Enhanced Due Diligence. (Refer to additional due diligence requirements below for beneficial owners below), A lower threshold may be pursued to accomplish Enhanced Due Diligence.

Copy of:

1. Trust deed or Trust document

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons and Beneficial Owners from this category of investor opening new accounts with Boston Partners Trust Company or in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Trusts (all other)	1. Name of trust 2. List of Trustee(s) (see Additional Due Diligence requirements for any acting trustee(s))	1. Copy of relevant pages of governing trust document including trustee designation and beneficiary information.

CDD Rule does not apply to non-statutory trusts.

Note however: the CDD Rule contains language reminding a covered financial institution to take risk-based know-your-customer measures as part of their general AML program requirement regarding trusts and ‘that it may need to take additional steps to verify the identity of a customer that is not an individual, such as obtaining information about persons with control over the account... taking a risk-based approach to collecting information with respect to various persons associated with trusts in order to know their customer.

3. Physical Address 4. TIN W9 5. Signed subscription document/agreement 6. Source of Wealth

Information and documentation may be obtained as a result of a risk based assessment of the Control Persons in this category of investors opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Regulated Financial Institution CIP Exempt CDD Rule does not apply	1. Name of investor 2. Physical Address 3. TIN W9 4. Signed subscription document/agreement 5. List of Authorized Signers	1. Regulatory Agency and Registration Number

Governmental Entities CIP Exempt CDD Rule does not apply.	1. Name of investor 2. Physical Address 3. TIN W9 4. Signed subscription document/agreement 5. List of Authorized Signers

1. Informational source evidencing the investor is a department or agency of the United States, of any State, or of any political subdivision of any State.

Note: Certain products may require obtaining a copy of local ordinances, citations, copies of statutes reflecting authority to invest, appointment and investment guidelines and restrictions.

Insurance Companies CDD Rule does not apply	1. Name of investor 2. Physical Address 3. Signed subscription document/agreement 4. List of Authorized Signers 5. TIN W9

1.   Informational source evidencing the investor licensed by the State(s) i.e. State License ID number or NAIC number. OR

2. Articles of Incorporation of the Company or other Formation Document

Note: Certain products may require obtaining a copy of insurance statutes with investment guidelines and restrictions or Offering Documents.

ERISA Plans/Trusts CIP Exempt ERISA plan assets are only held in non-statutory trusts, so the CDD Rule does not apply.	1. Name of investor (the trust and not the plan participants) 2. Physical Address 3. TIN W9 4. Signed subscription document/agreement 5. List of Authorized Signers

1.   Copy of IRS letter OR

2.   Copy of IRS form 5500 OR

3.   Copy of Plan document

Note: Certain products may also require obtaining a copy of the Plan and Trust. Or additional Sub-Trust or Adoption Agreement in order to verify tax exempt status and other required clauses.

Additional Due Diligence Requirements for Individuals Associated with Certain U.S. Entities

In addition to the identification verification performed on the entity (i.e. LLC, LP, trust), verification of the identities of the types of individuals listed below must also be performed, where applicable, as specified in the table.

•

Beneficial Owners with more than 25%* interest of Private Companies, Partnerships and Limited Liability Companies (LLC) and Statutory Trusts – percentage is as agreed upon with Administrator, as may be amended

•	One Control Person of Private Companies, Partnerships and Limited Liability Companies (LLC) and Alternative Funds (non-regulated financial institution’s pooled funds).

•	Trustees (May be needed for ERISA Trusts) (pursue for Statutory Trusts and all other Trusts)

* A lower percentage threshold may be pursued to accomplish Enhanced Due Diligence. A 10% threshold applies for certain investors assessed as higher risk (i.e., investors domiciled in high risk-

FATF jurisdictions or Politically Exposed Persons (“PEPs”) in senior positions, their relatives and known close associates). Otherwise a 25% threshold applies.

Note: if the Beneficial Owner, Partner or Trustee is not an individual; refer to above chart for entity specific requirements. Please note: Source of wealth is excluded as a requirement under Identification Information in these instances. The CDD Rule requires that you must drill down to individual(s). If a nominee or nominee chain is involved, the corresponding documentation and verification of each entity must be obtained down to the underlying Beneficial Owner and its Control Person, unless exempt.

Identification Information	Verification Information
1. Name 2. Physical Address & Mailing Address (if different) 3. Date of Birth	1. Copy of unexpired government issued photo ID

Type of Investor:Non-United States Tax Resident
	Identification Information	Verification Information
Individual Individuals include owners of individual accounts, both individual owners of joint accounts and power of attorney CDD Rule does not apply.

1.  Name of investor

2.  Physical Address

3.  Date of Birth

4.  TIN W8

5.  Bank Affiliation/Wire Details

6.  Signed Subscription Document or Agreement

7.  List of Authorized Signers (other than investor, if any)

8.  Source of Wealth

Copy of: 1. Certified copy of passport or unexpired government issued photo ID AND 2. Copy of address verification (utility bill, mortgage bill, bank reference letter)

Public Traded Company (Listed in the U.S. only)

CDD Rule applies to all legal entity customers of a covered financial institution, except for legal entity customers that are not financial institutions (e.g., a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or whose common stock or analogous equity interests have been designated as a NASDAQ National Market Security listed on the NASDAQ Stock Market (except stock or interests listed under the separate “NASDAQ Capital Markets Companies” heading). For example, a covered financial institution would be required to obtain beneficial ownership and control person information from a foreign publicly

1.  Name of corporation

2.  Physical Address

3.  TIN W9

4.  Signed Subscription Document/Agreement

5.  List of Authorized Signers

6.  Source of Wealth

IF THIS TYPE OF INVESTOR IS A FOREIGN FINANCIAL INSTITUTION (E.G., BANK) SEE BOX BELOW

1. Documented confirmation of valid ticker symbol from an approved exchange 2. Name and location of primary exchange (i.e. Country Code) where shares are listed traded company that is listed on a non-U.S. exchange, but would not be required to obtain beneficial ownership and control person information from a foreign publicly traded company that is traded on the above-listed U.S. exchanges. See “Financial Institution” section of chart below for how to address publicly traded companies that are also financial institutions, including banks

Private Corporations/ Limited Liability Companies (LLC) * CDD Rule applies to Legal Entity Customers of Covered Financial Institutions.

1.  Name of corporation

2.  Beneficial Owner(s) with 25% or more ownership interest (see additional due diligence requirements for beneficial owners below. Disclosure of Beneficial Owners with only 10% or lower equity interest may be required by the AML Officer where appropriate)

3.  Physical Address

4.  TIN/Government Identification Number W8

5.  List of Authorized Signers

6.  Controlling Party (see additional due diligence requirements/Certification for Controlling Party below)

7.  Signed Subscription Document/Agreement

8.  Bank Affiliation/ Wire Details

9.  Source of Wealth

Certified copy of Certificate of Incorporation OR Corporate Resolution AND

1.  Certified copy of Articles of Incorporation OR By-laws, OR

2.  Certified Copy of Good Standing Certificate OR business license

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons and Beneficial Owners from this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form

An AML/CDD reliance agreement may be relied upon in lieu thereof subject to AML Officer review and approval.

Partnerships Partnerships include Limited Partnership (LP) * CDD Rule applies to Legal Entity Customers

1.  Name of partnership

2.  Beneficial Owner(s) with 25% or more ownership interest

(see additional due diligence requirements below. Disclosure of Beneficial Owners with only 10% or lower equity interest may be required by the AML Officer where appropriate)

Copy of: 1. Certified copy of Partnership Agreement AND 2. Certified copy of Articles of Incorporation, Certificate of Incorporation, Certificate of Good Standing OR business license of Covered Financial Institutions.

3.   Physical Address

4.  TIN W8

5.  List of Authorized Signers

(see additional due diligence requirements below for Controlling Party)

6.  Signed Subscription Document/Agreement

7. Bank Affiliation/Wire Details

8. Source of Wealth

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons and Beneficial Owners from this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form. An AML/CDD reliance agreement (with countersignature) may be relied upon in lieu thereof subject to AML Officer review and approval.
Non-US Mutual Fund and ETFs (Non-US Alternative Funds)	SEE PUBLICLY TRADED OR PARTNERSHIP OR PRIVATE COMPANY REQUIREMENTS	SEE PUBLICLY TRADED OR PARTNERSHIP OR PRIVATE COMPANY REQUIREMENTS

Non-US Alternative Funds (A pooled investment vehicle that is operated or advised by a financial institution not excluded from the definition of legal entity customer in the CDD Rule.) It does not have a US state or US Federal Regulator)

CDD Rule applies to Legal Entity Customers of Covered Financial Institutions. ( Control Prong Only)Non-US

1. Name of entity

2. Physical Address

3. Mailing Address (if different)

4. TIN W8

5. Signed Agreement

6. List of Authorized Signers

7. Telephone number*

8. Email address/website*

9. Control Person (refer to additional

due diligence requirements for Controlling Party below)

Copy of:

1. AML/CDD Letter showing that all investors in fund have been/will be verified

2. Governing Documents of pooled fund.

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Persons from this category of investor opening new accounts where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Foreign Financial Institution * CDD Rule does apply to Legal Entity Customers of Covered Financial Institutions unless the foreign	1. Name 2. Physical Address/Mailing Address (if different) 3. TIN W8 4. Signed Subscription Document 5. List of authorized signers (3 or less) (see additional due diligence	Copy of: 1. Regulatory Agency and registration number OR 2. Three years of Financial Statements OR 3. Articles of incorporation (provide corporate resolutions if applicable) AND financial institution is established in a jurisdiction where the regulator of such institution maintains beneficial ownership information regarding such institution.

If the customer’s regulator maintains such information they are excluded from the definition of a Legal Entity Customer and exempt from the CDD Rule.

Either analyze each jurisdiction on a case by case basis, or get confirmation from Client that their Regulator maintains beneficial ownership information.

Correspondent Accounts and Foreign Correspondent Banking is NOT PERMITTED. Therefore, Beneficial Owner(s) and Control Person must be identified and documented. Foreign Financial Institutions on behalf of shell banks is not permitted.

requirements below for Controlling Party).

6.  Wire Instructions

7.  Bank’s role (Principal or Agent)

8.  Nature of business and market it serves/Source of Wealth.

9.  Anti-money laundering regime of the jurisdiction that authorized the foreign financial institution and its parent

10.  Publicly available information about the foreign institution

11.  Obtain either A) Beneficial Owner(s) with 25% or more ownership interest (see additional due diligence requirements and for beneficial owners below . Disclosure of Beneficial Owners with only 10% or lower equity interest may be required by the AML Officer where appropriate) OR B) Confirmation that their Regulator maintains such beneficial ownership information/

12.  Telephone number*

13.  Email address* / website*

14.  Foreign bank 313/319 certificate

4.  Non-U.S. Financial Institution Certification Form

In addition to documentary verification a FinCEN CDD Rule Certification, if applicable, will be required from Control Person(s) and Ultimate Beneficial Owner(s) this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (with countersignature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Non-U.S. Trusts (non-statutory trusts) CDD Rule does not apply to non-statutory trusts. Note however: the CDD Rule contains soft language reminding a covered financial institution to take risk-	1. Name of trust 2. List of Trustee(s) (see Additional Due Diligence requirements for any acting trustee(s)) 3. Physical Address 4. TIN W8 5. Signed subscription document/agreement 6. Source of Wealth

1.   Copy of relevant pages of governing trust document including trustee designation and beneficiary information.

Information and documentation may be obtained as a result of a risk based assessment of the Control Persons in this category of investors opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that based know-your-customer measures as part of their general AML program requirement regarding trusts and ‘may need to take additional steps to verify the identity of a customer that is not an individual, such as obtaining information about persons with control over the account taking a risk-based approach to collecting information with respect to various persons associated with trusts in order to know their customer’.

information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (which requires counter signature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Non-U.S. Non Profit, Endowment and Foundation * CDD Rule applies to Legal Entity Customers of Covered Financial Institutions.

1.  Name of entity

2.  Physical Address

3.  TIN W8

4.  Beneficial Owner(s) with 25% or more ownership interest (see additional due diligence requirements for beneficial owners below OR Verify the Regulator of such investor maintains Beneficial Owner information regarding such entity. Disclosure of Beneficial Owners with only 10% or lower equity interest may be required by the AML Officer where appropriate)

5.  List of Authorized Signers

6.  Controlling Party (see Additional Due Diligence requirements for controlling party OR Verify the Regulator of such investor maintains Control Person information regarding such entity)

7.  Nature of business/Source of Wealth

8.  Bank Affiliation/Wire Details

9.  Complete/Signed Application

1.  Certified copy of Articles of Incorporation OR Articles of Association

In addition to documentary verification a FinCEN CDD Rule Certification must be obtained from Control Person(s) from this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form. An AML/CDD reliance agreement (with countersignature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Non-U.S. Governmental department, agency or political subdivision that engages only in governmental rather	1. Name of entity 2. Physical Address 3. Mailing Address (if different) 4. TIN W8 5. Signed subscription document/Agreement 6. List of Authorized Signers	Copy of: 1. If Foreign Plan – obtain copy of plan documents 2. If Governmental Agency – website research or alternative informational source (escalate to management for final verification)

than commercial activities CDD Rule does not apply	7. Controlling Party (see Additional Due Diligence requirements for controlling party)

3. If Pension Plan – Government Issued Proof of Plan Status

4. Documentation evidencing the investor is a department or agency of a FATF/AML signatory country or a political subdivision of such a jurisdiction.

Non-U.S. State owned enterprises that are engaged in profit-seeking activities (e.g., sovereign wealth funds, airlines, or oil companies)

1.  Name of entity

2.  Physical Address/M ailing Address (if different)

3.  TIN W8

4.  Signed subscription document/Agreement

5.  List of Authorized Signers

6.  Beneficial Owner(s) with 25% or more ownership interest (see additional due diligence requirements for beneficial owners below. Disclosure of Beneficial Owners with only 10% or lower equity interest may be required by the AML Officer where appropriate)

7.  Controlling Party (see Additional Due Diligence requirements for controlling party)

Copy of:

1. If Foreign Plan – obtain copy of plan documents

2. If Governmental Agency – website research or alternative informational source (escalate to management for final verification)

3. If Pension Plan – Government Issued Proof of Plan Status

4. Documentation evidencing the investor is a department or agency of a FATF/AML signatory country or a political subdivision of such a jurisdiction.

In addition to documentary verification a FinCEN CDD Rule Certification will be required from Control Person(s) of this category of investor opening new accounts in our Funds where Boston Partners Securities is the limited purpose broker dealer; that information can be collected separately or through the use of the FinCEN CDD Form.

An AML/CDD reliance agreement (with countersignature) may be relied upon in lieu thereof subject to AML Officer review and approval.

Foreign Insurance Companies	1. Name of investor 2. Physical Address 3. Signed subscription document/agreement 4. List of Authorized Signers 5. TIN W8

1a.  Informational source evidencing the investor is licensed by the Foreign Government OR

1b.  Articles of Incorporation of the Company or other Formation Document AND

2a.  Verification that the regulator of such investor (or other foreign government/agency) maintains Control Person information regarding such entity

OR

Controlling Party Information and Documents (see Additional Due Diligence requirements for controlling party).

Note: Certain products may require obtaining a copy of insurance statutes with investment guidelines and restrictions or Offering Documents.

Additional Due Diligence Requirements for

Individuals Associated with Non-US Entities

In addition to the identification verification performed on the entity (e.g. LLC, LP, non-statutory Trust), verification of the identities of the individuals listed below must also be performed, where applicable, and as specified in the table above.

•

One Control Person – for Control Person of a legal entity customer of covered financial institution (e.g., Private Companies, Partnerships, Limited Liability Companies (LLC), Non-Profits, Alternative Funds, Foreign Trusts, Foreign Government Pensions, Sovereign Wealth Funds and Foreign Financial Institutions) on behalf of themselves or in their role as Nominee or in a Nominee chain.

•

Beneficial Owners with more than 25% (or lower)* for ownership of legal entity customer of covered financial institution (e.g., Private Companies, Partnerships, Limited Liability Companies (LLC), Non-Profits and Foreign Financial Institution) on behalf of themselves or in their role as Nominee or in a Nominee chain - percentage is as agreed upon with Administrator, as may be amended. Note this percentage may vary depending upon Administrator.

•	Trustees (pursue for all Trusts)

* A lower threshold may be pursued to accomplish Enhanced Due Diligence. A 10% threshold applies for certain high risk investors domiciled in high-risk FATF jurisdictions. Otherwise, a 25% threshold applies.

Note: If the Beneficial Owner, Partner or Trustee is not an individual, refer to above chart for entity specific requirements. The CDD Rule requires that you must drill down to individual(s). If a nominee or nominee chain is involved, the corresponding documentation and verification of each entity must be obtained down to the underlying Beneficial Owner and its Control Person, unless exempt.

Identification Information	Verification Information
1. Name 2. Physical Address & Mailing Address (if different) 3. Date of Birth 4. Number and Country of Issuance or other similar identification number	Copy of either: 1. Passport OR 2. Photo Driver’s License OR 3. Other government-issued photo ID OR 4. Birth Certificate

ANTI-MONEY LAUNDERING RISK LEVEL ASSESSMENT

Name of Client:

Client (CIP) Risk Level:	Source of Funds Risk Level:
☐ Low	☐ Low
☐ Normal	☐ Normal
☐ High	☐ High
☐ Unacceptable	☐ Unacceptable

Geographic Risk Level:	Method of Account Opening Risk Level:
☐ Low	☐ Low
☐ Normal	☐ Normal
☐ High	☐ High
☐ Unacceptable	☐ Unacceptable

Product Risk Level: ☐ Low ☐ Normal ☐ High ☐ Unacceptable

**All AML Risk Levels are determined using the Anti-Money Laundering/Customer Identification Program Risk Assessment Matrix located in the Boston Partners Compliance Policy & Procedures Manual

OVERALL CLIENT RISK

☐ Low

☐ Normal

☐ High

☐ Unacceptable

Rationale Evidencing our Basis for the Overall Client Risk Assessment:

Risk Scores (Low, Normal, High or Unacceptable) are factual determinations made using the Risk Assessment Matrix. The Risk Scores for each Risk Category are then assigned the following weightings; Identity 80%, Geographic 5%, Product 5%, Source 5% and Method of Account Opening 5%. For the avoidance of doubt, a “High” or “Unacceptable” Identity weighting will result in a “High” or “Unacceptable” Overall Assessment and will never be reduced, even if the remaining categories are weighted at 20% “Low” or “Normal.” Conversely, an 80% “Low” or “Normal” Identity weighting will result in a “Low” or “Normal” Overall Assessment, even if the remaining categories are weighted at 20% “High” Unacceptable is treated as Unacceptable and the potential client will be rejected.

Additional factors or circumstances, if any, resulting in a variation to this formula are as follows:

None – OR – Description

Anti-Money Laundering/Customer Identification Program

Risk Assessment Matrix Guide

This Matrix is not an assessment. It is to be used for guidance when assessing the clients during onboarding. The “X’s” referenced below are merely guides. Client specific files will contain the Client specific risk assessment and reflect handwritten notes. This guide is a means to evidence the rationale used to determine a Client’s overall risk assessment (see prior page).

TYPES OF CLIENTS	LOW	NORMAL	HIGH	UNACCEPTABLE

INDIVIDUALS
Individual (MIS score of 500 or above)	X
Individual (MIS score below 500)		X	X
PEPs			X

ENTITIES
Gov’t/State Agencies (including City & State Pension Plans)	X
Erisa Pension Plans	X
Foreign Charities			X
Universities/Educational Institutions operating assets	X
Universities/Educational Institutions endowment/ foundation assets	X
Non-Governmental Organizations and Charities, including endowments/ foundations, religious organizations		X
Health Services Organizations		X

Mutual Funds	X

Limited Partnerships/ LLCs		X
Fund of Funds		X
Offshore Funds		X

Trusts, Family		X
Trusts, commingled	X

Corporations, unlisted		X
Corporations, public	X

Registered Securities Broker/Dealer, Registered Futures Commission	X

Merchant, Registered Investment Advisor

Insurance Companies	X

Cash Intensive Businesses			X
Professional Service Providers			X

Geographical Locations – Risk Matrix

	Low	Normal	High	Unacceptable
Domestic Locations
Entities domiciled in High Intensity Drug Trafficking Area		X
Entities domiciled in High Intensity Financial Crime Area		X

International Locations
Entities or individuals domiciled in FATF countries		X
Entities or individuals domiciled in non- FATF countries			X
Entities domiciled within a Non-Cooperative Country (NCC)				X
Entities subject to OFAC sanctions, including state sponsors of terrorism				X
Entities identified as supporting international terrorism under section 6(j) of the Export Administration Act of 1979				X
Entities determined to be “of primary money laundering concern” by the Secretary of Treasury				X
Entities subject to special measures imposed by the Secretary of Treasury through FinCEN, pursuant to section 311 of the Patriot Act				X
Entities identified in the U.S. Department of State’s annual International Narcotics Control Strategy Report (INCSR)			X	X

Offshore Financial Centers (OFCs) identified by the U.S. Department of State	X	X

Source of Funds – Risk Matrix

	Low	Normal	High	Unacceptable
Domestic Cash				X
Domestic Cash Equivalents				X
Foreign Cash				X
Foreign Cash Equivalents				X
Wire From Domestic Bank	X
Wire from foreign Bank			X

Services - Risk Matrix

	Low	Normal	High	Unacceptable
Direct Client Contact	X
Institutional Consultant Contact	X
Solicitor Arrangements (Sage)		X
Platform Programs		X

Method of Account Opening Risk Matrix

	Low	Normal	High	Unacceptable
Direct Client Contact	X
Institutional Consultant Contact	X
Individual Consultant Contact (Muni)		X
Solicitor Arrangements (Sage)		X
Platform Programs		X

OPERATIONAL POLICIES

A. Safeguarding and Custody of Client Assets

To mitigate the risk of unauthorized trading and fraudulent reporting as well as to ensure the safeguarding of assets, we have implemented strict segregation of duties whereby portfolio management, trading, operations, and compliance operate as separate departments. PM’s are restricted to providing trading instructions only in authorized accounts. Order entry and execution have been segregated with certain access rights assigned to each position. The CD reviews trading activity daily, reviews key data, and reviews portfolio guidelines.

Documentation provided by external sources, such as broker trade confirms and external pricing feeds, provide another level of control. Cash, security prices, and corporate actions are monitored daily by Boston Partners’ operations service provider which is supervised by Operations. Cash and holdings reconciliations between our records and the custodian’s records are prepared daily, and market value is monthly, with discrepancies noted, researched, and cleared in a timely fashion.

All systems are password protected. The level of access granted to each employee is based on their position and the requirements of their role.

Additionally, Boston Partners protects its client’s account information by maintaining a Privacy Policy.

Finally, Boston Partners is deemed to have custody of client funds if it holds directly or indirectly any client funds or securities or has the authority to obtain possession of them.

If Boston Partners is deemed to have direct or indirect control (“custody”) over client funds and securities, it is required to follow the requirements of Rule 206(4)-2. The following procedures have been developed to assist Boston Partners meet the requirements of the Rule.

Determining Custody

1.

Boston Partners is automatically determined to have custody if it serves as both general partner and investment adviser of any limited partnership, or is a managing member of a limited liability company, or holds a comparable position for another type of pooled investment vehicle.

2.	Boston Partners will be deemed to have custody in the following instances:

a.	fees which are calculated by Boston Partners, sent to the custodian, and the custodian automatically deducts the fee from the client account; or

b.	any arrangement under which Boston Partners is authorized or permitted to withdraw client funds or securities maintained with a custodian upon Boston Partners’ instruction to the custodian;

c.	when Boston Partners receives checks made payable to it on behalf of a customer with instructions to forward on to the client’s account; or

d.	when Boston Partners receives funds or securities on behalf of a client.

All employees are instructed to notify the CD immediately if they receive checks made payable to Boston Partners, or receive funds or securities or checks.

It is Boston Partners’ policy to return the checks, funds, or securities to the sender within three business days of receipt to avoid custody.

It is permissible to forward a check made payable to a 3rd party. However, if the check is made payable to any entity described in #1 of this section, it must be returned to the sender within 3 days of receipt.

3.	Boston Partners may be deemed to have custody in the following instances:

a.	the investment management agreement provides Boston Partners with any authority other than trading and/or fee deduction authority over the account; or

b.	the investment management agreement calls for Boston Partners to serve in a fiduciary capacity other than investment manager (i.e. trustee or executor).

The new account coordinator must notify the CD when any of the above occurs.

Qualified Custodian

The Rule defines “qualified custodians” as a regulated financial institution that customarily provides custodial services, including banks, savings associations, broker-dealers, and in some cases, futures commission merchants. Assets must be held in an account under the client’s name or under the adviser’s name as agent or trustee for its client. Foreign custodians must keep a client’s funds and securities segregated from their own proprietary assets. Shares of mutual funds may be held by the mutual fund’s transfer agent.

If Boston Partners is deemed to have custody, the new account coordinator will determine that:

c.	all client accounts for which it manages assets are held by a qualified custodian as defined in the Rule; and

d.	foreign securities are held at a qualified custodian as defined in the Rule or the custodian otherwise fits one of the exemptions.

Delivery of Account Statements

1.

In instances where it is determined Boston Partners has custody of client funds/securities, the qualified custodian is required to deliver account statements, at least quarterly, directly to Boston Partners’ clients or an “Independent Representative” of the client. The account transition team should contact the CD in the event a statement is not delivered directly to the client.

2.

The account statement cannot be routed through Boston Partners. If statements are routed through Boston Partners, the account is subject to an annual surprise audit. See Boston Partners’ requirements under Surprise Audits.

3.	The qualified custodian account statements must contain the following provisions:

e.	the amount of funds;

f.	each security in custody at the end of such quarter; and

g.	all transactions for the quarter, including fees deducted.

4.	If reports do not contain the provisions listed in #3 above, the account is subject to an annual surprise audit.

5.

Boston Partners will form a reasonable belief that the qualified custodian is meeting the account statement delivery requirement by having the qualified custodian deliver to it copies of the account statements that are provided to the client.

Notice to Clients

Boston Partners will not open accounts for a client and therefore will not have to comply with the notification provision of the Rule.

Pooled Investment Vehicles

Because Boston Partners’ pooled investment vehicle investors do not receive account statements directly from the qualified custodian, it will ensure the pool is audited annually in accordance with the following:

1.	The audit must conform to GAAP requirements.

2.

The financial statements must be prepared in accordance with GAAP. For offshore accounts, the statements can be prepared in accordance with International Accounting Standards or a similar body of accounting standards, provided that the financial statements contain a footnote reconciling material variations with GAAP.

3.

The audited financial statement must be distributed to all investors in the pool within 120 days of the close of the fiscal year. For fund-of-funds, the SEC has provided no-action relief in lengthening the distribution date from 120 to 180 days.

Privately Offered Securities held in Investment Pools

Boston Partners is exempt from all provisions of the custody rule with respect to a client’s privately offered securities, if:

a.	the securities were not acquired through a public offering;

b.	ownership of the securities is recorded only on the books of the issuer or the transfer agent;
c.	ownership is in the name of the client; and

d.	the transfer of ownership is subject to the prior consent of the issuer or the holders of the issuer’s outstanding securities.

For Boston Partners to rely on this exemption, Boston Partners will ensure the Pool complies with the annual audited financial statements delivery requirements to its investors as described above.

Surprise Audit

Boston Partners will notify its auditors that it will require a surprise audit if the following conditions cannot be met:

1.	Separate Accounts - If the qualified custodian cannot meet the account delivery requirement; or

2.	Pooled Vehicles – If audited financial statements cannot be distributed within 120 days or 180 days for fund-of-fund vehicles.

Form ADV

Boston Partners will review its Form ADV periodically to determine whether its custody arrangements are properly identified. If the only reason Boston Partners has custody is because of its authority to deduct fees, Form ADV Part 1, Item 9 does not have to reflect custody. However, if Boston Partners has custody by virtue of another instance described above, such as acting as both general partner and investment adviser for a limited partnership, it must be indicated it has custody on Form ADV.

Contractual Agreements

The new account coordinator reviews contracts to ensure terms of custody arrangements are properly described.

B. Accounting Control Policies

All assets in client accounts are held in safekeeping by a qualified custodian bank, trust company, or broker. Boston Partners does not custody the client’s cash, securities or direct deposits/payments on client accounts. Additionally, Boston Partners has established a system of internal controls to ensure accurate books and records for our managed accounts. This system includes procedures which encompass the following:

1)

All purchase and sale activity are recorded on trade date, with exceptions made for IPOs/when issued securities. Trades are reviewed/matched on T and T+1 for discrepancies between our records and the broker as electronic confirms become available. Records that are identical and near identical (99.98%)

are allocated, confirmed through DTCC platforms (e.g., CTM, Tradesuite, M2i), and communicated via SWIFT where possible. Discrepancies are researched and resolved on a timely basis.

2)	All dividends, interest and other benefits due are promptly calculated by the accounting system and accuracy is verified through the reconciliation process against the client’s custodian.

3)	Cash balances, transactions and holdings are reviewed against the custodian’s records on a daily basis. Discrepancies are noted, researched, and cleared in a timely fashion.

4)

All reconciliations and miscellaneous accounting entries for the prior month are entered within the first few days of the month before the prior month end accounting data is locked to prevent back posting.

5)	All computer and accounting information systems are password protected with backups performed on a nightly basis.

C. Valuation

Boston Partners has established a Fair Valuation Committee (the “Valuation Committee”) in order to make a reasonable determination of a security’s value when market quotations are not readily available or when the quotation is deemed unreliable. The “fair value” of a security shall be the amount that Boston Partners would reasonably expect to receive as a result of an orderly distribution over a reasonable period of time. Securities held in Boston Partners advised or subadvised funds will follow the valuation policy/procedures of those respective funds.

The Valuation Committee is comprised of members from the following departments: Investment Operations, Investment Research, Trading, Risk Management, Finance, and Legal/CD. The Valuation Committee meets to review and approve the final valuation of any security requiring a fair value assessment. Operations shall be responsible for determining circumstances which dictate the need for an interim month fair value determination and ensuring the Valuation Committee meets accordingly.

Fair Market Valuation Procedures

This policy covers all Boston Partners sub-advised, separately managed, comingled funds, Boston Partners Trust Company, Transtrend and hedge fund investment vehicles.

If stocks/derivatives are exchange traded and priced Boston Partners uses its administrator’s pricing policy to value the portfolios daily. The primary vendors used by Boston Partners’ primary service provider (i.e., Northern Trust) are ICE, SIX Financial and Bloomberg. When Boston Partners hires an administrator, the valuation policy is circulated and reviewed by the Valuation Committee. If changes are needed, Boston Partners will customize the policy to Boston Partners’ requirements. Once completed, the policy is finalized and approved by the Valuation Committee. Policies are reviewed by the Valuation Committee members as needed but at a minimum annually.

Typical events that would involve the Valuation Committee include but are not limited to – if a stock stops trading due to corporate actions, breaking news, volatile market conditions and lack of exchange liquidity/exchange closures. Each circumstance is evaluated on a case-by-case basis.

The portfolios are valued using the market quotations when readily available. Securities that are not priced via Boston Partners’ primary data sources (i.e., Northern Trust, Factset, and Bloomberg) are researched and examined by Investment Operations who has the responsibility for identifying securities that may require fair value pricing and/or working with the fund/client administration team to determine a fair value price. Fair value prices are reported to Boston Partners’ Valuation Committee for approval.

Valuation Committee, members include various Boston Partners department representatives: Todd Knightly, Director of Fundamental Research (Voting member)

Mike Burns, Director of Investment Operations Strategy (Voting member)

Chris Bowker, Director of Equity Trading (Voting member)

Carissa Wong, Quantitative Analyst (Voting member)

Jason Bartlett, Quantitative Analyst (Voting member)

)

Kristen McDonough, Chief Compliance Officer (Non-voting member)

Jim Noone, Senior Compliance Manager and Counsel (Non-voting member)

John Finnin, Operational Risk Manager (Committee Chair, Non-voting member)

Sharon O’Brien, Head of Product Solutions (Non-voting member)

Michael Kimball, Controller (Non-voting member)

The valuation committee meets at a minimum monthly or more often as market and security information demands. If the Valuation Committee cannot schedule a meeting/conference call it discusses the security conditions via email and determines a fair value for the security or how to manage the market condition in question. Emails and meeting agendas are kept by the Operational Risk Manager.

D. Fee Assessment

Boston Partners assesses fees to Boston Partners client accounts generally in accordance with the terms outlined in its Form ADV Part 2. Boston Partners has a policy regarding the valuation of securities and reconciles client accounts with the client’s custodian bank’s records daily. In addition, procedures have been established to calculate and review client fee invoices. Prior to entering into an advisory contract with a client, all negotiated fees must be approved by the Chief Revenue Officer after review and discussion by the Pricing Committee.

Section 205 and Rule 205-3 of the Advisers Act allows a registered investment adviser to charge performance-based fees (fees charged on the basis of a share of capital gains upon or capital appreciation of the funds or any portion of the funds of a client) provided that certain client eligibility tests are met and full and fair disclosures are made of material information, including any conflicts in any performance-based or incentive fee arrangements. In addition, ERISA accounts must comply with various advisory opinions issued by the U.S. Department of Labor with respect to performance fees. Thus, any performance fee arrangements must have prior review by Legal.

Certain institutional and high net worth accounts may invest a portion of their assets in the RBB Funds. These accounts are charged the applicable management fee either by excluding the value of the RBB Funds or through fee rebates.

Where Boston Partners calculates a client’s advisory fee, bills the custodian, and the custodian automatically deducts fees from client accounts, Boston Partners is deemed to have custody of client funds. In these instances, Boston Partners follows its procedures outlined under Safeguarding and Custody of Client Assets.

BUSINESS CONTINUITY

A. Highlights

As a fiduciary, Boston Partners takes seriously its obligation to protect client interests from being placed at risk as a result of its inability to provide advisory services due to a natural disaster or other events that may cause a prolonged business outage or interruption. Boston Partners has developed a business continuity plan that is designed to ensure (i) protection of our employees; (ii) continuity and survival of Boston Partners business including but not limited to protection of client records and firm property, (iii) management control of risks and exposures, (iv) preventative measures where appropriate and (v) long-term recovery of systems and infrastructure.

To protect employees, Boston Partners:

•	Posts emergency procedure in its offices

•	Distributes an emergency procedures sheet to all employees

•	Maintains a website that provides access to emergency procedures

•	Uses a blast call system to notify employees of emergencies and status

To ensure continued operation of its business, Boston Partners has instituted certain measures as summarized below:

Disaster Recovery Sites:

•

Boston Partners Boston office provides New York based employees with several seats equipped with workstations containing Boston Partners corporate PC image in cubes, offices and conference rooms and the ability to access Boston Partners core production and DR servers hosted in our primary and secondary datacenters respectively.

•

Our DR hot site provides Boston Partners with 20 shared and 10 dedicated seats at the Business Recovery Center (BCR). The site is equipped with workstations containing Boston Partners corporate PC image and internet connectivity with secure VPN tunnels connecting to Boston Partners DR systems hosted in our secondary datacenter and all production systems hosted in the primary production datacenter.

Electronic Backups

•

In our secondary / DR datacenter, the Firm backs up electronic records daily by using Veeam to backup to local disk which is replicated to a second disk copy at our primary production datacenter. The Firm also uses Veeam to backup files to tape as well as to archive the month end backups to tape for 7 years. Tapes are stored offsite at a third-party data storage vendor. All weekly full backups are stored on disk or tape for 6 months and all month-end full backups are stored offsite on tape for 7 years.

•

In our primary production datacenter, the Firm backs up electronic records daily by using Veeam to backup to local disk which is replicated to a second disk copy at our secondary / DR datacenter. The Firm also uses Veeam to backup files to tape as well as to archive the month end backups to tape for 7 years. Tapes are stored offsite at a third-party data storage vendor. All weekly full backups are stored on disk or tape for 6 months and all month-end full backups are stored offsite on tape for 7 years.

•

Boston Partner’s Fund Administrator provides application access that enables Boston Partners employees to securely manage accounts and run reports from a web browser or mobile device using a secure connection.

•

Boston Partners uses replication software to allow real time replication of critical virtualized systems between our production and recovery datacenter. In addition, intraday data dumps are in place for any critical systems using a physical database to maintain an up-to-date replica of the database in the recovery datacenter.

•	Critical file shares are replicated up to the minute to the alternate datacenter for DR purposes.

•	The Boston Partners e-mail environment in the primary datacenter is replicated in real time to the recovery datacenter for DR purposes.

•

The Boston Partners e-mail environment journals copies of all incoming, outgoing and internal messages to the in-place hold folder for the duration of seven years. All journaled emails are searchable and nonerasable.

•

Boston Partners uses a backup solution for Microsoft Office 365. This backup solution protects any of our data stored on Microsoft’s Office 365 platform including SharePoint Online, OneDrive for Business and Microsoft Teams.

PROXY VOTING

Introduction

Boston Partners generally is responsible for voting proxies with respect to securities held in client accounts, including clients that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Our authority to vote proxies is established by our advisory contracts or other comparable documents, and our policies and procedures have been developed in accordance with these contractual obligations. This policy sets forth our procedures with respect to proxy voting as well as the steps we have taken to comply with SEC Rule 206(4)-6 under the Advisers Act. Specifically, Rule 206(4)-6 requires that we:

•	Adopt and implement written policies and procedures reasonably designed to ensure that we vote client securities in the best interest of clients;

•	Describe our proxy voting policies and procedures to clients and furnish them with a copy on request; and

•	Disclose to clients how they may obtain information from Boston Partners about how we voted proxies for their securities.

A. Objective

When given responsibility for voting proxies, Boston Partners takes reasonable steps under the circumstances to ensure that proxies are voted in the best interest of our clients. This generally means voting proxies with a view toward enhancing the economic value of stocks held in clients’ accounts. In the case of social and political responsibility issues that, in our opinion, do not primarily involve financial considerations, it is our objective to support shareholder proposals that we believe promote good corporate citizenship while enhancing long-term shareholder value.

B. Arrangements with Institutional Shareholder Services (“ISS”)

To assist Boston Partners in carrying out our responsibilities with respect to proxy activities, we have engaged ISS, a third-party corporate governance research service, which is registered as an investment adviser. ISS receives all proxy-related materials for securities held in client accounts and votes the proposals in accordance with Boston Partners’ Proxy Voting Policies (the “Proxy Voting Policies”), described below. ISS assists Boston Partners with voting execution through an electronic vote management system that allows ISS to pre-populate and automatically submit votes in accordance with Boston Partners’ Proxy Voting Policies. While Boston Partners may consider ISS’s recommendations on proxy issues, Boston Partners bears ultimate responsibility for proxy voting decisions and can change votes via ISS’ electronic voting platform at any time before a meeting’s cut-off date. ISS also provides recordkeeping and vote-reporting services.

C. Boston Partners’ Proxy Voting Policies

When making proxy-voting decisions, Boston Partners generally adheres to the Proxy Voting Policies, as revised from time to time by our Governance Committee (the “Committee”).

Boston Partners has identified for ISS certain routine issues that enable them to vote in a consistent manner with regard to these proposals. In addition, Boston Partners has outlined certain procedures for addressing non-routine issues. Although Boston Partners has instructed ISS to vote in accordance with the Proxy Voting Policies, Boston Partners retains the right to deviate from those Proxy Voting Policies if, in its estimation, doing so would be in the best interest of clients. In addition, there may be situations where the Proxy Voting Policies do not address a particular proxy voting proposal.

The Proxy Voting Policies are described generally in Boston Partners’ Form ADV, Part 2 and are made available to clients on request. They are also available at https://www.boston-partners.com/.

D. Role of Boston Partners’ Governance Committee

Boston Partners’ Governance Committee is comprised of portfolio managers and research analysts covering the market capitalization spectrum, relationship management, and investment operations, as well as a non-voting representatives from investor relations, legal, and Boston Partners’ Sustainability and Engagement team. The Committee establishes the Proxy Voting Policies and updates the Proxy Voting Policies as necessary, but no less frequently than annually. In addition, the Committee, in its sole discretion, delegates certain functions to internal departments and/or engages third-party vendors to assist in the proxy voting process. Finally, the Committee is responsible for evaluating and resolving conflicts of interest relating to Boston Partners’ proxy voting process.

E. Role of Boston Partners’ Operations Department

Boston Partners’ Operations Department is primarily responsible for ensuring ISS receives, processes, and votes proxies in accordance with our Proxy Voting Policies for securities held in client accounts. Once a client account is established, the Operations Department will arrange for the client’s custodian to forward proxy materials to ISS. In addition, Boston Partners provides ISS with a daily electronic holdings file so ISS can ensure timely receipt of proxy materials from custodians on an ongoing basis. Active accounts are verified and corrected if needed. This is completed monthly. ISS sends a MAL (Meeting Account List) at the beginning of each month detailing dates of recent ballots, holdings and any inactive or pending account information. Finally, the Operations Department conducts proxy audits annually as detailed in the Operations Department Proxy Procedures. These proxy audits are designed to ensure that proxy materials for client accounts are sent to ISS and that proxy proposals are voted in accordance with the Proxy Voting Policies.

F. Accounts for Which Boston Partners Has Proxy Voting Responsibility

Boston Partners generally is responsible for voting proxies with respect to accounts over which we exercise discretion. Our investment advisory agreements provide that we are responsible for proxy voting unless the client has directed us to the contrary in writing.

G. Adherence to Client Proxy Voting Policies

From time to time our clients will provide Boston Partners with their own proxy voting policy. We have found that client policies generally are comparable to Boston Partners’ Policies. Any material differences are addressed directly with the client on a case-by-case basis.

H. Non-Voting of Proxies

Boston Partners will make every attempt to vote proxies in accounts over which we exercise proxy voting discretion and authority, but there may be instances when we are unable or unwilling to do so because of legal or operational difficulties or because we believe the administrative burden and/or associated cost exceeds the expected benefit to a client. Such instances may include, but are not limited to, the voting of:

•	Securities out on loan pursuant to a securities lending arrangement that the client has entered into with their custodian;

•	Securities of foreign issuers;

•	Securities held on record date but sold prior to the company’s meeting date;

•	Legacy securities that we intend to sell in order to reposition an account at the inception of a new investment advisory relationship; or

•	Proxy solicitations that occur during transitions in investment advisers or changes in custodians.

It is not Boston Partners’ practice to invest assets in advised accounts into mutual funds or other pooled investment vehicles affiliated with Boston Partners (e.g., for which Boston Partners serves as investment adviser) (“Affiliated Funds”). However, if we do invest client assets in Affiliated Funds, we may be required to refrain from voting proxies solicited by such Affiliated Funds. Alternatively, we may (unless in the particular situation voting in such a manner would be imprudent or otherwise inconsistent with applicable law) vote shares for each proxy proposal in proportion to the respective client’s interest in an Affiliated Fund.

I. Shareholder Activism

Boston Partners generally does not actively engage in soliciting proxies or supporting or opposing matters before shareholders. However, we may engage in a dialogue with management or take other actions with regard to a particular proxy proposal if we believe the benefit to shareholders exceeds the cost of such activity.

J. Disclosures of Proxy Voting Intentions

Boston Partners may be contacted by proxy solicitors, security issuers, or clients regarding a particular proxy proposal. Boston Partners may discuss the specifics of particular proxy proposals or how we intend to vote proposals with any third parties. Proxy Voting Policies are publicly available on Boston Partners’ website should a proxy solicitor, security issuer, or client wish to know how Boston Partners generally votes on routine issues.

K. Conflicts

ISS is a third-party service provider engaged to make recommendations and to vote proxies in accordance with Boston Partners’ predetermined Proxy Voting Policies. Because we vote proxies based on predetermined Proxy Voting Policies, we believe clients are sufficiently insulated from any actual or perceived conflicts Boston Partners may encounter between our interests and those of our clients. However, we may deviate from the Proxy Voting Policies where, in our estimation, doing so would be in the best financial interest of our clients. If a member of our research or portfolio management team recommends that we vote a particular proxy proposal in a manner inconsistent with the Proxy Voting Policies, we will adhere to certain procedures designed to ensure that the decision to vote the proposal at issue is based on the best interest of Boston Partners’ clients. These procedures are as follows:

Step 1: The individual requesting a deviation from the Proxy Voting Policies or otherwise recommending how Boston Partners should vote in a particular case will complete and certify Boston Partners’ Proxy Conflicts Questionnaire (the “Questionnaire”). The Questionnaire seeks to identify whether the Adviser, its affiliates or their respective officers, directors, or employees may have a business or personal relationship with any participant in a proxy contest, the issuer itself or the issuer’s pension plan, corporate directors or candidates for directorship that may not be readily apparent.

Step 2: In the case of a proposed deviation from the Proxy Voting Policies, the individual requesting the deviation will submit written documentation of the economic rationale and other factors supporting his or her request to the Secretary of the Committee, who will coordinate a Committee meeting to discuss.

Step 3: Based on the responses to the Questionnaire, the Committee (or a subset of the Committee) will determine if there is any actual or perceived conflict of interest between Boston Partners’ interests and those of its clients. If there is a conflict of interest, the Committee (or a subset of the Committee) will determine whether the conflict is “material” based on the nature of the business or personal relationship, the specific proxy proposal and such other factors or criteria as the Committee representatives determine are relevant. In the event of any uncertainty relating to the presence of a conflict of interest or whether a conflict is material, the CCO or non-voting legal and compliance members of the Committee may consult internal research or portfolio management personnel as well as outside counsel, as appropriate.

Step 4: If a material conflict of interest is found to exist, Boston Partners will vote the proxy proposal in any of the following manners:

•	Refer Proposal to the Client – Boston Partners may refer the proposal to the client and obtain instructions from the client on how to vote the proxy relating to that proposal.

•

Obtain Client Consent to Boston Partners’ Recommendation – If Boston Partners is in a position to disclose the conflict to the client (i.e., such information is not confidential), Boston Partners may determine how it proposes to vote the proposal on which it has a conflict, fully disclose the nature of the conflict to the client, and obtain the client’s consent to how Boston Partners will vote on the proposal (or otherwise obtain instructions from the client on how the proxy on the proposal should be voted).

•

Use an Independent Third Party – Subject to any client-imposed proxy voting policies, Boston Partners may use an independent third party to recommend how to vote particular proposals that involve a conflict of interest. Such recommendation may be based on the third party’s predetermined proxy voting policies (so long as the subject matter of the proposal is specifically addressed in the guidelines) or independent research conducted by the third party.

Boston Partners also may resolve any material conflict in such other manner as Boston Partners believes is appropriate, including by making its own determination that the particular vote is, notwithstanding the conflict, in the best interest of clients.

Step 5: The Committee Secretary will document the decisions set forth above and the basis for each such decision.

In addition, there may be situations in which Boston Partners cannot rely on its predetermined Proxy Voting Policies because, for example, the Proxy Voting Policies do not address a particular proxy voting proposal. In the event Boston Partners’ Proxy Voting Policies do not address a particular proxy voting proposal or ISS cannot assist in evaluating a particular proxy voting proposal, Boston Partners will adhere to the following procedures:

Step 1: ISS will notify Boston Partners in any event in which Boston Partners’ Proxy Voting Policies do not address a particular proxy voting proposal or ISS cannot provide assistance in evaluating a proposal.

Step 2: The Committee or internal research or portfolio management personnel as the Committee believes are appropriate, will review the ISS analysis and recommendation with regard to each unaddressed proposal, and determine how Boston Partners will vote.

Step 3: The Committee Secretary shall retain a written record of such review and determination. The Committee Secretary shall input appropriate votes into ISS’ platform.

L. Reports

A copy of Boston Partners’ Proxy Voting Policies and Procedures, as updated from time-to-time, as well as information regarding the voting of securities for each client account is available on request from the relationship manager assigned to the account. If requested, Boston Partners will provide clients with periodic reports on proxy voting decisions for securities in their accounts, in such forms or intervals as reasonably requested. Sustainability and Engagement reports on proxy engagements with issuers is posted to Boston Partners website monthly.

M. Recordkeeping

Boston Partners, in conjunction with ISS, will maintain records in accordance with the requirements of Rule 204-2 of the Advisers Act.

PROXY VOTING CONFLICT OF INTEREST QUESTIONNAIRE

Name of Person Requesting Change to Voting Policy:

Issuer:

Proxy Proposal:

Current Policy:

______________________________________________________________________________

Suggested Change:

______________________________________________________________________________

1.	How did this particular proposal come to your attention?

1.	Is the issuer known to be?
a.	One of Boston Partners’ current clients?
b.	A current client of a Boston Partners affiliate?
c.	A prospect one of the above either Boston Partners or any affiliate is actively pursuing for investment advisory or other services?
d.	One of Boston Partners’ vendors or service providers?
e.	A pension consultant or other person who directs business to Boston Partners?

If the answer is “yes” to any of the above, please provide a detailed explanation of the relationship:

2.	Are you aware of any business or personal relationship that Boston Partners or its affiliates may have with?
a.	an executive at the issuer
b.	a director of the issuer
c.	a person who is a candidate to be a director of the issuer
d.	a participant in the proxy contest
e.	a proponent of the proxy proposal

If the answer is “yes” to any of the above, please provide a detailed explanation of the relationship:

3.	Please describe any business or personal relationship that you or anyone in your immediate family or your household may have with:
a.	an executive at the issuer
b.	a director of the issuer
c.	a person who is a candidate to be a director of the issuer
d.	a participant in the proxy contest
e.	a proponent of the proxy proposal

If the answer is “yes” to any of the above, please provide a detailed explanation of the relationship:

5.	Have you been contacted by internal or external parties seeking to influence Boston Partners’ vote with respect to the proxy proposal? If “yes,” please provide a detailed explanation.

6.

Are you aware of any other conflict between the interests of Boston Partners and those of its clients that may arise in connection with this proxy proposal? If “yes,” please provide a detailed explanation.

7.	Please outline the economic rationale supporting the suggested change.

*  *  *

I certify I have answered the above questions accurately to the best of my knowledge after reasonable inquiry.

Signed:

Printed Name:	Date:

Committee Review:

Name of committee member	Agree/disagree

Date:

Boston Partners will supply each new client with a Proxy Voting Summary Statement as outlined in the Rule and attached in Appendix I.

BOOKS AND RECORDS

A.	General Requirements

Rule 204-2 under the Advisers Act requires registered investment advisers to make and keep specified books and records on a “true, accurate and current” basis. The rule also mandates the location and length of time for which an adviser must maintain the required books and records. Books and records identified in Rule 204-2 must be maintained whether they are created in hard copy or soft copy. These books and records can be described as falling into the following broad categories:

•

Boston Partners’ formation records, including, as applicable, Boston Partners’ organizational documents such as its articles of incorporation, charters, bylaws, partnership agreements and amendments, limited liability company certificates of formation, limited liability company agreements, and board minutes.

•	Boston Partners’ accounting records, including general and auxiliary ledgers, journals, trial balances, checkbooks, and bank statements.

•	Client records, including IMA’s and any powers of attorney.

•

Securities transaction records, including trade tickets (which must indicate, among other information, whether a trade was entered pursuant to discretionary authority), confirmation statements, and other trade reports.

•

Communication records, including marketing materials, client (or investor) inquiries, client (or investor) complaints, customized research reports and other materials received from third parties and, if applicable, records supporting the use of performance in advertisements.

•	Compliance-related records, including generally copies of compliance manuals, proxy voting information, and reports by “access persons” of their personal securities holdings and transactions.

Any question as to whether a particular document must be maintained by Boston Partners should be directed to the CD.

A.	Advisers Act Requirements

Boston Partners’ required books and records generally must be maintained for a period of five years from the end of the fiscal year in which the last entry was made on the record. Because certain required books and records must be maintained for five years from the end of the fiscal year during which the last entry was made, those books or records may actually need to be maintained for nearly six calendar years. Accordingly, Boston Partners has adopted a blanket six-year retention period for purposes of complying with the Advisers Act, or longer as specifically required.

Books and records must be maintained for the first two years at an appropriate office of Boston Partners. For the remaining period, they may be maintained in an easily accessible place, which can include an off-site location of a third-party storage provider. Advertisements and records required to support the use of performance in advertisements, however, must be maintained for a period of five years from the end of the fiscal year in which the advertisement was last used. Thus, if Boston Partners includes in an advertisement its 10-year performance record in 2004, it must continue to keep its supporting records for its 1994 performance through 2009, which equals five years after the last time that 1994 performance is included.

Boston Partners’ formation records must be permanently maintained in Boston Partners’ principal office and preserved until at least three years after termination of the business. Records may be maintained in hard copy or in an electronic format. Rule 204-2(g) addresses the permissible means for maintaining required books and records, and provides that, subject to certain conditions, books and records may be maintained on micrographic media (such as microfilm or microfiche) or electronic storage media (such as magnetic disks, tape, and other digital storage media).

B.	Pending Legal Matters

Boston Partners may be required to maintain records for a longer period of time if there is a “pending legal matter.” If a “pending legal matter” arises, all records related to the matter must be maintained until the General Counsel determines that the records are no longer needed or until the end of the scheduled retention period.

A “pending legal matter” includes any existing, anticipated, or threatened investigation or other legal action concerning Boston Partners, any registered or unregistered fund, or any employee acting in his or her capacity as such. Pending legal matters include, but are not limited to, the following occurrences or events that are known or anticipated by Boston Partners, any of the registered or unregistered funds, or any of our employees:

•	Correspondence making a demand or threatening litigation;

•	The serving of a civil complaint, criminal complaint or indictment;

•	The serving of a subpoena; or

•

An investigation by any federal or state regulatory authority (such as an informal or formal investigation by the SEC, CFTC, FINRA or the Department of Justice; a federal or state grand jury investigation; a tax audit by the Internal Revenue Service or state tax authorities, etc.).

Any employee who believes that the retention period governing any type of record should be extended or suspended due to a pending legal matter should contact the General Counsel.

Appendix X (A) - Books and Records Procedures

Most books and records must be maintained and preserved in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record. During the first two (2) years, these books and records must be kept in an appropriate office of the Firm. To meet the fiscal-year end requirement, Boston Partners has adopted a six-year retention period.

	Required Documents	Period of Retention	Legal Basis

A.	Corporate and Financial Records of the Firm

	1. Formation documents (including the Firm’s partnership articles, articles of incorporation or charters, or certificates of formations, and any amendments thereto)	3 years after termination of the enterprise	Rule 204- 2(e)(2)

	2. Minute books	3 years after termination of the enterprise	Rule 204- 2(e)(2)

	3. Stock certificate books	3 years after termination of the enterprise	Rule 204- 2(e)(2)

	4. Journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger	6 years	Rule 204- 2(a)(1)

	5. General and auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts	6 years	Rule 204- 2(a)(2)

	6. Check books, bank statements, canceled checks, and cash reconciliations of the Firm	6 years	Rule 204- 2(a)(4)

	7. Bills and statements (or copies thereof), paid or unpaid, relating to the business of the Firm	6 years	Rule 204- 2(a)(5)

	Required Documents	Period of Retention	Legal Basis

	8. Trial balances, financial statements, and internal audit working papers relating to the Firm	5 years	Rule 204- 2(a)(6)

	9. All business contracts related to the operation of the Firm, including for example (a) employment contracts; (b) property leases; and (c) contracts with pricing services and other service providers	6 years	Rule 204- 2(a)(10)

B.	Regulatory Filings

	1. Form ADV, including all amendments	6 years	Rules 204-1(c), 204-2(a)(14) for Part 2 of Form ADV, and 204- 2(a)(14)(i) for Form CRS

	2. The Firm’s organizational chart, personnel directory, and a description of functions and duties of each department and employee	Permanently on a current basis	Form ADV Disclosures; Internal Controls[2]

	3. Schedule or chart of all affiliated entities	Permanently on a current basis	Form ADV Disclosures; Internal Controls

4.  List of all prior, present, or potential litigation in which the Firm or its officers, directors, or employees that may have a material effect on the Firm or otherwise trigger disclosure obligations

		Permanently	Form ADV Disclosures; Internal Controls

	5. Documents evidencing registration status of the Firm with the SEC	Permanently	Internal Controls

2   Where “Internal Controls” is cited as the legal basis for a recordkeeping requirement, no actual requirement is established under the Advisers Act or the rules thereunder to maintain the record. Theses types of records, however, would most likely be retained by the Firm in order to run its business effectively or to monitor compliance with Advisers Act requirements.

Required Documents	Period of Retention	Legal Basis

6. Reports required to be filed under the Securities Act of 1933, including, if applicable, Form D for private placements sponsored by the Firm	Permanently	Internal Controls

7. Reports required to be filed under the Securities Exchange Act of 1934, including, if applicable: • Schedules 13D and 13F; • Forms 13F; or • Forms 3, 4, and 5 pursuant to Section 16	6 years	Internal Controls

8. Copies of all notice filings sent to states where the Firm has a place of business	Permanently	Internal Controls

9. List of all of the Firm’s “investment adviser representatives,” if any, and the states in which these persons have a “place of business,” as defined in Rule 203A-3(b)	Permanently	Internal Controls

10. Copies of all state filings made on behalf of investment advisory representatives, if any, as well as copies of all state licenses obtained by investment advisor representatives, if any	Permanently	Internal Controls

11. Copies of any filings required to be made with any offshore regulatory authorities	Permanently	Internal Controls

	Required Documents	Period of Retention	Legal Basis

C.	Marketing Records

1.  Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, or other communications that the Firm circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with the Firm)

		6 years	Rule 204- 2(a)(11)

2.  Separate memoranda indicating the reasons for a recommendation if a notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation

		6 years	Rule 204- 2(a)(11)

3.  Performance Information

•

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes to 10 or more persons (other than persons connected with the Firm).

•

With respect to the performance of the

		6 years	Rule 204- 2(a)(16)

Required Documents	Period of Retention	Legal Basis

    Funds, the Firm may limit its retention to (1) all account statements, as long as they reflect all debits, credits, and other transactions in a Fund’s account for the period of the statement, and (2) all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts. The Firm also should consider retaining any custodial or brokerage statements that confirm the accuracy of both account statements and other internally generated documents, as well as any reports prepared by an independent auditor that verify performance.

4. Solicitation Records (to be retained if the Firm pays cash to any employee, principal or third party in return for investor referrals):

• Written agreements with solicitors establishing the solicitation arrangement	6 years	Rule 204- 2(a)(10)

• Copies of separate written disclosure statements prepared by third-party solicitors and delivered to investors	6 years	Rule 204- 2(a)(15)

	Required Documents	Period of Retention	Legal Basis

•

Copies of each signed and dated investor acknowledgement of receipt of the Firm’s written disclosure statement (i.e., the Firm’s Brochure) and the solicitor’s written disclosure statement if referred by a third-party solicitor

		6 years	Rule 204- 2(a)(15)

	• Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor	6 years	Rule 206(4)- 3(a)(1)(ii) generally

	• List of investors obtained through a solicitor, with a cross reference identifying the solicitor	6 years	Internal Controls

	• Any due diligence records relating to the Firm’s efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements	6 years	Rule 206(4)- 3(a)(2)(iii)(C) generally

D.	Investor Relationship Records

	1. Investment advisory agreements	6 years	Rule 204- 2(a)(10)

	2. Fee schedules (if not included in the investment advisory agreements)	6 years	Rule 204- 2(a)(10)

	3. Fund investment objectives (if not included in the investment advisory agreements)	6 years	Rule 204- 2(a)(10)

	4. Each version of any offering memoranda used for any of the Funds	6 years	Internal Controls; Rule 204-2(a)(10)

Required Documents	Period of Retention	Legal Basis

5. All fund subscription agreements with investors	6 years	Rule 204- 2(a)(10)

6. List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities, or transactions of any Fund	6 years	Rule 204- 2(a)(8)

7. Powers of Attorney and other evidences of the granting of any discretionary authority to the Firm	6 years	Rule 204- 2(a)(9)

8. Any other written agreements with investors, including any side letters	6 years	Rule 204- 2(a)(10)

9. Written Communications	6 years	Rule 204- 2(a)(7)

•

Originals of all written communications received and sent by the Firm – whether in hardcopy or electronic version (including e-mails) – relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security

•

These documents include, among others (i) account statements sent to investors; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction notices; (vi) letters describing directed-brokerage arrangements; (vii) sales

Required Documents	Period of Retention	Legal Basis

and marketing materials; and (viii) privacy and opt-out notices delivered to investors and potential investors pursuant to Regulation S-P.

•

The Firm is not required to keep (i) any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm; or (ii) a record of the names and addresses to whom the Firm sent any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons (except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm shall retain with the copy of the notice, circular or advertisement a memorandum describing the list and its source).

10. Investor complaint file (including any investor complaints and responses thereto)	6 years	Rule 204- 2(a)(7)

Required Documents	Period of Retention	Legal Basis

11.  A copy of each Part 2 of Form ADV (or Brochure), and each amendment or revision to the document, given or sent to any investor or prospective investor of the Firm in accordance with Rule 204-3, along with a record of the date that each Part 2 of Form ADV, and each amendment and revision thereof, was given to any investor or prospective investor who subsequently became an investor

	6 years	Rule 204- 2(a)(14)

12. Custody records

• Journals or other records showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for Fund accounts and all other debits and credits to such accounts	6 years	Rule 204- 2(b)(1)

• Separate ledger accounts for each Fund showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits	6 years	Rule 204- 2(b)(2)

• Copies of confirmations of all transactions effected by or for the account of any Fund	6 years	Rule 204- 2(b)(3)

Required Documents	Period of Retention	Legal Basis

•

Records for each security in which any Fund has a position, which must show the name of the Fund having any interest in such security, the amount or interest of such Fund, and the location of each such security

	6 years	Rule 204- 2(b)(4)

• List of all qualified custodians used for each Fund’s assets	Current	Best practices (but see Rule 204-2(b))

13.  Proxy voting records

•

Copies of written policies and procedures reasonably designed to ensure that the Firm votes Fund securities in the best interest of the Funds

•

Copies of each proxy statement that the Firm receives regarding Fund securities[3]

•

A record of each vote cast by the Firm on behalf of a Fund[4]

•

Copies of any document created by the Firm that was material to making a decision on how to vote proxies on behalf of a Fund or that memorializes the basis

	6 years	Rule 204- 2(c)(2)

3   The Firm can satisfy the requirement to maintain proxy statements by (i) relying on a third party to make and retain, on the Firm’s behalf, a copy of a proxy statement (provided that the Firm has obtained an undertaking from the third party to provide a copy promptly upon request) or (ii) relying on obtaining a copy of a proxy statement from the SEC’s EDGAR system.

4   The Firm may satisfy the requirement to maintain records of votes by relying on a third party to make and retain, on the Firm’s behalf, a record of proxy votes (provided that the Firm has obtained an undertaking from the third party to provide a copy promptly upon request).

	Required Documents	Period of Retention	Legal Basis

for the decision

•

Copies of each written investor request for information on how the Firm voted proxies on behalf of the investor’s Fund, and a copy of any written response by the Firm to any (written or oral) investor request for information on how the Firm voted proxies on behalf of the investor’s Fund

E.	Fund Portfolio Management Records

1.  Trade orders

•

Memoranda of (1) each trade order given by the Firm for the purchase and sale of any security; (2) any instruction received by the Firm concerning the purchase, sale, receipt, or delivery of a particular security; and (3) any modification or cancellation of any such order or instruction

•

Each memorandum must (1) show the terms and conditions of the order, instruction, modification, or cancellation; (2) identify the person connected with the Firm who recommended the transaction to the Fund and the person who placed such order; (3) show the Fund account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed where appropriate; and (4) designate whether

		6 years	Rule 204-2(a)(3); Rule 204-2(a)(7)

Required Documents	Period of Retention	Legal Basis

any such orders were entered pursuant discretionary authority

•

Any other written communications – whether in hardcopy or electronic version (including e-mails) – relating to trade orders, to the extent not covered in Section D.9 of this chart

2.  Research reports and other materials received from any source (including the Firm) if used in the process of making recommendations (excluding unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm)

	6 years	Rule 204-2(a)(7)

3.  For “best execution,” documents sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from broker-dealers who execute the Firm’s trades, such as minutes of any best execution committees, information received and evaluated, conclusions reached and decisions made, and determinations that practices are consistent with disclosures in the Firm’s Form ADV

	6 years	Internal Controls

Required Documents	Period of Retention	Legal Basis

4. Records relating to soft dollar arrangements

• Copies of written agreements with broker-dealers relating to soft dollar arrangements	6 years	Rule 204- 2(a)(10)

• Records of the basis for allocations of mixed-use products and services between hard and soft-dollar components	6 years	Advisers Act Release No. 23170 (April 23, 1986)

• List of all products and services received from broker-dealers	6 years	Internal Controls

5.  “Allocation Statements” for each aggregated order, particularly when the Firm or any of the Firm’s principals or employees participate in the aggregated order (and a written statement explaining any deviations there from.) The allocation statement should specify the Funds participating in the aggregated order and indicate how the Firm intends to allocate securities among the Funds. Once completed, the allocation statement should be attached to the corresponding trade ticket.

	6 years	Internal Controls; SMC Capital Inc., SEC no-action letter (Sept. 5, 1995)

6. Records obtained or generated that support the value assigned to any security held by a Fund, particularly for illiquid securities that are not reported or quoted on an exchange	6 years	Internal Controls

7. Because each Fund receives “investment supervisory or management services”: • A record for each Fund showing the securities	6 years Current	Rule 204- 2(c)(1)

	Required Documents	Period of Retention	Legal Basis

purchased and sold, and the date, amount and price of each such purchase and sale

•

A record for each security in which a Fund has a current position setting forth the name of each Fund and the current amount or interest of such Fund

F.	Supervision and Compliance Oversight Records

	1. A copy of the Firm’s code of ethics	Each version maintained for 6 years	Rule 204- 2(a)(12)

	2. A record of every violation of the code of ethics and any action taken as a result of the violation	6 years	Rule 204- 2(a)(12)

	3. A record of all written acknowledgments of each Employee’s receipt of the code of ethics and any amendment thereto	6 years	Rule 204- 2(a)(12)

4.  A record of each “access person’s” initial and annual securities holdings.

•

Each record must contain (i) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which an access person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s

		6 years	Rule 204- 2(a)(12)

Required Documents	Period of Retention	Legal Basis

direct or indirect benefit; and (iii) the date the access person submits the report.

5.  A quarterly securities transaction report from each “access person” disclosing each transaction in a reportable security.

•

Reports must contain (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date the access persons submitted the report.

	6 years	Rule 204- 2(a)(12)

6. A record of the names of persons who are currently, or within the past five years were, “access persons” of the Firm.	6 years	Rule 204- 2(a)(12)

7. A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or private placements by “access persons”	6 years	Rule 204- 2(a)(12)

8. Copies of the Firm’s insider trading policies and procedures reasonably designed to prevent the	Permanently	Section 204A; Internal Controls

Required Documents	Period of Retention	Legal Basis

misuse of material nonpublic information by the Firm or any person associated with the Firm in violation of the Advisers Act or Exchange Act, or the rules or regulations thereunder

9.  Copies of the Firm’s Manual, which contains the Firm’s compliance policies and procedures reasonably designed to prevent violations by the Firm and its supervised persons of the Advisers Act and the rules thereunder

	Each version maintained for 6 years	Rule 204- 2(17)(i)

10. Any records documenting the Firm’s annual review of its compliance policies and procedures	6 years	Rule 204- 2(17)(ii)

11. Annual compliance certifications by employees attesting to the fact that they have read and are in compliance with the Firm’s policies and procedures contained in the Manual	6 years	Internal Controls

12. Employment Records (including the dates of employment, the addresses, social security number and disciplinary history for each employee, officer and director)	Permanently, on a current basis	Internal Controls; Form ADV disclosures; Section 203(e) prohibition on hiring persons subject to statutory disqualifications

13. Copies of all correspondence with the SEC, including no-action letters, exemptive orders or past deficiency letters	Permanently	Internal Controls

14. Copies of all state correspondence	Permanently	Internal Controls

Required Documents	Period of Retention	Legal Basis

15. Copies of all correspondence with self-regulatory organizations	Permanently	Internal Controls

16. Copies of all correspondence with any offshore regulatory authority	Permanently	Internal Controls

17. Records relating to rejected transactions or blocking actions, as well as any other information pertaining to the administration of OFAC compliance policies	11 years	OFAC issued an Interim Final Rule effective March 12, 2025, that extends OFAC’s general recordkeeping requirement from five years to 10 years.

B.	Electronic Storage

Boston Partners may maintain and preserve records required under the Adviser Act by the following means:

i.	Electronic storage media, including any digital storage medium, such as backup tapes, or system that meets the terms of this section.

If Boston Partners chooses to avail itself of electronic storage media, Boston Partners will comply with the following general requirements:

i.	Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

ii.	Provide promptly any of the following:

A.	A legible, true, and complete copy of the record in the medium and format in which it is stored;

B.	A legible, true, and complete printout of the record; and

C.	Means to access, view, and print the records.

SPECIAL REQUIREMENTS

Boston Partners will comply with the following special requirements for electronic storage media. In the case of records on electronic storage media, Boston Partners will establish and maintain procedures:

i.	To maintain and preserve the records, so as to reasonably safeguard them from loss, alteration, or destruction;

ii.	To limit access to the records to properly authorized personnel and others as required by law; and

iii.	To reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved.

C.	Email Retention and Surveillance

Introduction

Boston Partners’ e-mail system belongs to the firm and access is granted solely at Boston Partners’ discretion. In using Boston Partners’ e-mail system, employees waive any expectation of, or right to, privacy with regard to such use. Accordingly, Boston Partners urges its employees to use discretion when using e-mail for business or personal matters. In addition, employees should be aware that due to supervisory obligations of the firm, any and all e-mails could be retained on our system permanently, even those believed to have been deleted.

•	The e-mail privilege is allowed for private use; however, employees are advised that private e-mails should be limited and must not interfere with the employee’s performance.

•

Offensive e-mails and inappropriate e-mails may also be defamatory and expose Boston Partners to libel action; therefore, e-mails of this type are strictly prohibited. The employee can face disciplinary action for breach of this policy.

•	All messages are collected, stored and available for search and retrieval based on date, sender, recipient and subject line.

•	All e-mails sent by employees are subject to Boston Partners’ supervisory obligations and are subject to review. This review will be performed by the CD or Operational Risk Manager.

Policies

All messages are indexed and constantly available for search and retrieval. In addition, original and duplicate messages are stored in separate locations for the complete term of the retention period, which is six years in order to comply with the various regulatory authorities.

For purposes of this policy, “business correspondence” is any electronic communication that is sent or received that relates to the business of Boston Partners, its activities, systems, contracts or clients, or to financial services, research, recommendations, the stock or bond markets or any related topics.

E-mail

-

Any business correspondence conducted on e-mail must be conducted through Boston Partners’ email system. Use of external systems such as Gmail, AOL, Yahoo, etc., for business correspondence, is strictly prohibited unless approved by the CD.

Instant Messaging (“IM”)

-	Boston Partners has approved Microsoft Teams and Bloomberg IM for business correspondence to industry professionals only.

-	Access to IM will be determined based on business need and must be approved by the CD and the IT department.

-	Employees are not permitted to use external internet IM for business correspondence.

-	Bloomberg IM should only be used on a limited basis to the extent necessary for valid business purposes.

Internet

-	Internet restrictions apply to all internet usage, whether accessed from a Boston Partners computer or a personal computer.

-	Employees may not participate in investment or financial services related chat rooms.

-	Employees may not post investment related information or opinion on any non-Boston Partners electronic bulletin board.

-

Employees may not create a web site that may be deemed a business related site such as one that discusses financial services, research, recommendations, the stock or bond markets or any related topics.

Boston Partners’ email surveillance procedures are as follows:

Routine Searches

Email and Bloomberg IMs may be screened for keywords through filtering software or emails may be reviewed on another basis such as all to or from emails of particular employees. Keywords are sourced and updated as follows.

•	Insider Information Keywords – dynamic updates

•	Individuals of interest as identified from:

•	Targeted email searches

•	Annual Conflict Questionnaire

•	Annual Outside Business Activities Questionnaire

•	FINRA Rule 5130 forms

•	New Account start-up documentation

•	Value-Added Investors (VAIs) in Boston Partners’ private funds

•	Value-Added Investors who work at private companies

•	Public companies of individuals associated with VAIs

•	Private Placement names identified from Annual Holdings Reports

•	Securities on Boston Partners’ restricted list

•	Securities under discussion by employees who sit on creditor committees

•	Sales Practices Keywords – annual updates

•	Words typically associated with sales practice abuses

Review Procedures

•	E-mails and IMs are made available to the CD/Operational Risk Manager for review.

•	The CD/Operational Risk Manager selects messages for review on a regular basis either through filtering software as described above or other means of selection.

•

Questionable emails will be reviewed with the employee. In the event a message is deemed defamatory, unprofessional or unethical, the employee’s supervisor may be notified. The writer or recipient of any such message may be subject to investigation and possible disciplinary action.

•	Business-related reviewed emails will be maintained.

Searches may be limited in the event the volume of email to be reviewed is impractical and to the extent no issues are discovered in the email reviews leading up to such determination.

ADVERTISING AND SALES POLICIES

A.	Advertisements

Boston Partners distributes marketing and advertising materials that are considered “advertisements” within the meaning of the Advisers Act. The SEC’s “advertisement” definition is broad and nuanced consisting of two prongs. The first prong includes any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance, that:

1.	offers the adviser’s investment advisory services with regard to securities to prospective clients or investors in a private fund[5] advised by the investment adviser; or

2.	offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser.

The above prong generally encompasses, among other items, the following:

1.	Form letters, including those sent by e-mail;

2.	Information about advisory services on a publicly available website;

3.	Standardized written material in booklets used by advisers for presentations to prospective clients, in most cases;

4.	Materials or statements by the adviser that are prepared for dissemination by a third-party [6];

5.	Some elements of Private Placement Memorandums (i.e. such as related performance information of separate accounts that the adviser manages); and

6.	Prepared remarks or speeches delivered using a script, or playbacks of extemporaneous, live, oral communications.

Advertisements can come in the form of text messages, instant messages, electronic presentations, videos, films, podcasts, digital audio or video files, blogs, billboards, and social media.

The second prong of the SEC’s advertisement definition includes any endorsement or testimonial for which an investment adviser provides compensation, directly or indirectly. A compensated testimonial or endorsement is an “advertisement,” regardless of whether the communication is made orally or in writing, and regardless of whether it is delivered to one or more persons. “Compensation” includes both cash and non-cash compensation and can present conflicts of interest.

All communications (whether written or in electronic format) that could possibly be viewed as “advertisements” must meet applicable requirements. Such requirements include suitability and

5 Technically the Rule will not apply to communications with investors in pooled investment vehicles relying on other Investment Company Act exclusions or exemptions, such as bank-sponsored collective investment trusts that rely on Section 3(c)(11) or real estate funds that rely on Section 3(c)(5). The Rule will apply to communications of issuers relying on the exclusions provided under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended.

6 Whether a particular communication is deemed to be made by the adviser is a facts and circumstances determination. However, when the adviser has participated in the creation or dissemination of a communication, or if the adviser has authorized a third-party to create a communication, then such a communication would be viewed as the adviser’s. An adviser may not be responsible for unauthorized changes made by a third-party to material originated by the adviser, or when a third-party ignores an adviser’s comments on a communication. Any advertisement that is distributed and/or prepared by a related person of the adviser generally will be viewed as an indirect communication by the adviser, and therefore an “advertisement” that is subject to the Rule.

consideration of the nature of the audience to which a communication is directed. Retail investors may require different or additional information than sophisticated, institutional investors.

To assure compliance with these and other requirements, no marketing or advertising materials (or other communications that could meet the definition of an “advertisement” may be provided to any prospective client or other third party (such as consultants or financial advisers) unless the material has first been reviewed and approved by the CD.

The following are not considered advertisements:

1.	Extemporaneous, live, oral communications;
2.

Information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other communication;

3.	A communication that includes hypothetical performance that is provided in response to an unsolicited request for such information from a prospective or current client or private fund investor;
4.	A communication that includes hypothetical performance that is provided to a prospective or current private fund investor in a one-on-one communication[7];
5.	Commentary letters, account statements or other communications focused solely on the advisory services a current client or investor already receives;
6.	Brand content designed to raise the profile of the adviser generally;
7.	Communications limited to providing general information about investing; or General market commentary.

B.	General Advertising Prohibitions

1. Material Misstatements or Material Omissions

Boston Partners cannot distribute any advertisement to a client or prospective client that contains any untrue statement of a material fact or that is otherwise false or misleading. Whether any particular advertisement is false or misleading depends on the facts and circumstances surrounding its use, including:

•	The form and content of the advertisement;

•	The implications or inferences arising out of the advertisement in its total context; and

•	The sophistication of the client or prospective client.

An advertisement is prohibited if it implies, or a reader would infer from it, something about an adviser’s competence or about possible future investment results that would not be true if the advertisement had disclosed all material facts.

2. Facts that Cannot be Substantiated upon SEC Demand

An advertisement may not include a material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate upon SEC demand. The CD may ask for well-documented supporting records for all material facts stated in advertisements, particularly performance returns.

7 Communications will be viewed as “one-on-one” if the communication is between a single adviser and a single investor, even if the investor is an entity with multiple natural person representatives who receive the communication. Further, communications will be deemed to be one-on-one if directed to one or more investors that share the same household, such as a married couple that lives together.

Where statements made in advertisements are opinions, the CD may request language adjustments to make it more clear that the statement is not an assertion of fact, or to cite to data or third-party sources for certain performance statements or other factual market assertions.

3. Materially Misleading to a Reasonable Investor

An advertisement may not include information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the investment adviser. An adviser is prohibited from making a series of statements that are true when read individually, but when read in the aggregate would be reasonably likely to create an untrue or misleading inference or implication about the adviser. The SEC noted that advisers should consider the intended audience, which suggests that this general prohibition applies to the average reasonable investor within the intended universe of recipients (e.g., retail or institutional).

4. Discussions of Investment Benefits that are Not Fair and Balanced

An advertisement may not discuss any potential benefits to clients or investors connected with or resulting from the investment adviser’s services or methods of operation, without also providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits. It is not required that an advertisement address every potential risk or potential limitation, but rather a discussion of those material risks and material limitations associated with the stated benefits in the advertisement is required. This could result in a “layered disclosure” approach, whereby an adviser discusses one benefit and the material risks and limitations associated with that one benefit within the four corners of an advertisement, and then links to additional disclosure of additional benefits (and additional risks and limitations). However, advertising past profits on a webpage, and then including all material risks and material limitations on a separate, linked webpage, is not permissible.

5. References to Specific Investment Advice that is Not Fair and Balanced

An advertisement may not include a reference to specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced. Providing unfavorable or unprofitable past specific investment advice along with profitable advice would be one way of satisfying this general prohibition. This Rule applies to both current and past specific investment advice, regardless of whether the advice was acted upon, was reflected in actual portfolio holdings, or was profitable. This Rule also applies to case studies and similar information about portfolio company performance.

6. Performance Presentations that are Not Fair and Balanced

An advertisement may not include or exclude performance results, or present performance time periods, in a manner that is not fair and balanced. Performance may not be fair and balanced when 1) performance is presented over a very short period of time, such as two months; 2) performance is presented over inconsistent time periods; 3) an advertisement that highlights one period of extraordinary performance with only a footnote disclosure of unusual circumstances that contributed to such performance; and 4) additional information that is necessary for an investor to assess performance results, such as the state of the market at the time, any unusual circumstances, or other material factors that contributed to performance is not provided.

7. Otherwise Materially Misleading

An advertisement may not otherwise be materially misleading. This is a catch-all provision. As an example, the SEC noted that an advertisement that otherwise meets the substantive elements of the general prohibitions, but that uses a font that is unreadable, may be “otherwise materially misleading.”

8. Additional Restrictions

Section 208 of the Advisers Act makes it unlawful for an investment adviser (or its personnel) to represent or imply in any manner that the adviser (or its personnel) has been sponsored, recommended or approved, or that the adviser’s (or its personnel’s) abilities or qualifications have in any respect been passed upon, by the United States or any agency or office thereof. However, this section does not prohibit an adviser from merely representing that it is registered under the Advisers Act, if that statement is true and the effect of its registration is not misrepresented. Section 208 also prohibits an adviser from representing itself as “investment counsel” unless the adviser’s principal business consists of acting as investment adviser and a substantial part of the adviser’s business consists of rendering investment supervisory services.

No such practices shall be used without specifically discussing such use with the CCO or a designee.

C.	Testimonials and Endorsements, Including Use of Solicitors and Marketers

A “testimonial” is “any statement by a current client or investor in a private fund advised by the investment adviser: (i) About the client or investor’s experience with the investment adviser or its supervised persons; (ii) That directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or (iii) That refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser.”

An “endorsement” is “any statement by a person other than a current client or investor in a private fund advised by the investment adviser that: (i) Indicates approval, support, or recommendation of the investment adviser or its supervised persons or describes that person’s experience with the investment adviser or its supervised persons; (ii) Directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or (iii) Refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser.”

Testimonials and endorsements include “refer-a-friend” programs, actions of lead-generation firms or adviser referral networks, blogger website reviews, and referrals by lawyers and other service providers.

Providing client lists, selling lists of prospective investors to an investment adviser, and hiring a consultant to aid investors in reviewing investment advisers or private funds are generally, without more, not considered an endorsement or testimonial.

An advertisement may not include any testimonial or endorsement, and an adviser may not provide compensation, directly or indirectly, for a testimonial or endorsement unless four conditions are met, or exemptions are met, all of which are outlined below.

Conditions

1. Disclosure

The adviser must either itself disclose, or have a reasonable belief that the person giving the testimonial or endorsement will disclose, at the time the testimonial or endorsement is disseminated clear and prominent disclosure that:

•	that the testimonial was given by a current client or investor, or that the endorsement was given by a person other than a current client or investor, as applicable;
•	cash or non-cash compensation was provided for the testimonial or endorsement, if applicable, and any material terms of the compensation arrangement[8]; and

8 Different compensation arrangements can include payment of trailing fees, a percentage of advisory fees, third-party expenses, non-cash compensation, directed brokerage, and other indirect compensation.

•	a statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser’s relationship with such person.

Boston Partners requires that all disclosures be in writing and that we maintain true, accurate, and current copies of the advertisement and records of any disclosures provided.

Disclosures must be within the testimonial or endorsement itself and in order for written disclosures to satisfy the clear and prominent requirement, the SEC noted that they should appear “close” to the associated statement so that the statement and the disclosure can be read at the same time, and should not be disclosed in a separate location to which the reader is referred.

2. Disqualification

Boston Partners cannot compensate a person, directly or indirectly, for a testimonial or endorsement if the adviser knows, or in the exercise of reasonable care should know, that the person giving the testimonial or endorsement is, at that time, ineligible. This provision applies only to persons who provide compensated testimonials or endorsements. An “ineligible person” means a person who is subject to a disqualifying SEC action or is subject to any disqualifying event. The concept of an “ineligible person” is also broadly applied where the promoter is an entity, such that the promoter firm would be ineligible if any of the following persons was subject to a disqualifying event: (i) any employee, officer, or director of the promoter firm and any other individuals with similar status or functions within the scope of association with the promoter firm; (ii) if the promoter firm is a partnership, all general partners of the promoter firm; and (iii) if the promoter firm is a limited liability company managed by elected managers, then all elected managers of the promoter firm.

Quarterly or annual attestations for promoter firms, inquiries as part of an adviser’s vendor diligence procedures, and/or periodic legal searches for names of promoter firms or key persons at promoter firms could all be considered concerning the exercise of reasonable care.

3. Adviser Oversight and 4. Written Agreement Requirements

Advisers must have a reasonable basis for believing, depending on the facts and circumstances, that a testimonial or endorsement complies with the requirements of the Rule. The SEC suggested that to establish a reasonable basis, an adviser might periodically make inquiries of solicited investors, implement policies and procedures, or include certain terms in the written agreement with the promoter.

Advisers must also have a written agreement with any person giving a compensated testimonial or endorsement that describes the scope of the agreed-upon activities and the terms of compensation, subject to certain exemptions.

Applicable Exemptions

Exemptions apply to testimonials or endorsements provided by (1) promoters that receive no compensation or de minimis compensation ($1,000 or less (or the equivalent value in non-cash compensation) during the preceding 12 months); (2) certain affiliated persons of the adviser; (3) broker-dealers making a recommendation subject to Regulation Best Interest; (4) broker-dealers making a testimonial or endorsement to a non-retail customer, as defined by Regulation Best Interest; and (5) certain “covered persons” under rule 506(d) of Regulation D with respect to Rule 506 securities private offerings.

The following table identifies the conditions that an adviser must still comply with under each exemption.

Conditions an Adviser Must Comply with Under Each Exemption
Exemption	Clear and Prominent Disclosure of Summary Information	Additional Disclosure of Material Terms of Compensation	Adviser Oversight & Compliance	Adviser Must Have A Written Agreement	Promoter Must be Eligible and Cannot be Disqualified

		& Conflicts of Interest		with Promoter	(i.e., not a bad actor)
Compensation paid to promoter is $1,000 or less during the prior 12 months	Required	Required	Required	Not Applicable	Not Applicable
Promoter is an Affiliated Person of the adviser	Not Applicable	Not Applicable	Required	Not Applicable	Required
Promoter is a broker-dealer making a recommendation under Reg BI	Not Applicable	Not Applicable	Required	Required	Not applicable if broker-dealer is SEC-registered and not subject to disqualification under the Securities Exchange Act of 1934
Promoter is a broker-dealer making a testimonial or endorsement to a non-retail customer	Required	Not Applicable	Required	Required	Not applicable if broker-dealer is SEC registered and not subject to disqualification under the Securities Exchange Act of 1934
Testimonial or endorsement concerns a Reg. D Offering	Required	Required	Required	Required	Not Applicable

Use of Solicitors and Marketers

Boston Partners has entered into solicitation agreements with Boston Partners Securities LLC (“BPS”), its affiliated broker-dealer, to perform sales and marketing functions for its investment strategies. In addition, Boston Partners has entered into placement agent agreements with BPS in connection with the sale of interests in certain investment limited partnerships for which it is a general partner.

As required, Boston Partners makes payments pursuant to written agreements, discloses at the time of the solicitation the affiliation between Boston Partners and BPS, and confirms that the solicitor has not been found to have violated the securities laws or other statutes, as described in the regulations. In addition, these arrangements are disclosed in Boston Partners’ Form ADV. Boston Partners has also engaged unaffiliated solicitors subject to the requirements outlined above. That information is also disclosed in Boston Partners’ Form ADV.

Payment of Non-Cash Referral Fees

Payment of non-cash referrals fees made primarily by directing brokerage to a broker-dealer who has either made the referral or has been designated by the solicitor can present a conflict of interest. Boston Partners prohibits directing brokerage, either directly or indirectly, to broker-dealers to compensate for solicitation activities. When choosing a broker to execute portfolio transactions, Boston Partners is required to follow its policies and procedures on providing best execution. Boston Partners’ policy on best execution establishes the methods to be followed to ensure that it is seeking to achieve best execution of its clients’ portfolio transactions while complying with all applicable regulatory standards and the investment guidelines of its clients. However, even if a broker provides best execution, Boston Partners may not compensate that broker for introducing its products by directing brokerage transactions to that broker.

Boston Partners maintains an ethical wall around its trading desks and precludes employees from informing members of the desks of these relationships.

Representative Client Lists

Representative client lists are utilized in presentations to plan sponsors and their consultants. As noted above, the use of a client’s name on one of these lists in no way represents an endorsement by the client. Rather, it simply indicates that the client is one of Boston Partners’ clients that have met the objective criteria used to develop the list.

Each client must provide approval before Boston Partners can use its name on a representative client list. Client approval may be obtained verbally and followed up in writing within a reasonable amount of time.

The CD will periodically review all disclosures that appear on representative client lists to ensure they meet regulatory requirements.

D. Third-Party Ratings

A third-party rating is a rating or ranking of an investment adviser provided by a person who is not a related person and such person provides such ratings or rankings in the ordinary course of its business.

An adviser may not include third-party ratings in an advertisement unless the adviser has a reasonable basis for believing that any questionnaire or survey used in the preparation of such ratings is designed so it is equally easy for participants to provide favorable and unfavorable responses, and is not designed to produce a predetermined result. The following must be disclosed:

•	The date on which the rating was given and the period of time upon which the rating was based;
•	The identity of the third-party who created and tabulated the rating; and
•	Any compensation paid by the adviser, directly or indirectly, in connection with obtaining or using the rating.

The Rule does not permit the use of ratings or rankings generated by related persons of the adviser.

In order to satisfy the due diligence requirement, the adviser could obtain the questionnaire or survey that was used for the rating, or seek representations from the third-party regarding how the survey is designed, structured, and administered, among other methods that may be used to form a reasonable belief the survey was not designed to produce a predetermined result.

E. Performance Advertising

The Advisers Act and rules thereunder set explicit conditions on the use of performance results. Importantly, advertisements cannot indicate that the SEC has approved the calculation or presentation, or performance results included in advertisements.

1. Gross and Net Performance

Gross performance means performance results of a portfolio (or portions of a portfolio that are included in extracted performance) before the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the adviser’s investment advisory services to the relevant portfolio.

Net performance means performance results of a portfolio (or portions of a portfolio included in extracted performance) after the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the adviser’s investment advisory services to the relevant portfolio, including advisory fees, advisory fees paid to underlying investment vehicles, and payments by the adviser for which the client or investor reimburses the adviser.

Net performance may reflect the deduction of a model fee. When applying a model fee, the performance result must not be higher than if the actual fee had been deducted. The model fee must also be equal to the highest fee charged to the intended audience to whom the advertisement is disseminated.

Advisory fees include performance-based fees and performance allocations that a client or investor has paid or would have paid in connection with the investment adviser’s investment advisory services to the relevant portfolio.

Net performance must be presented in an advertisement regardless of the intended audience; the use of only gross performance results in one-on-one presentations to wealthy prospective clients and consultants subject to certain conditions is no longer allowed. Showing gross performance is optional. If gross performance accompanies net performance, it must be presented with at least equal or lesser prominence and must be calculated over same period and using the same type of return and methodology.

2. Required Performance Periods

Advisers are required to present performance results of any portfolio on a 1-, 5-, and 10-year basis (or if a portfolio did not exist for a given period, then since inception). Performance for each period must be presented with equal prominence and end on a date no less recent than the most recent calendar year-end. An adviser may advertise performance results for periods other than one, five, and ten years, so long as the advertisement presents results for the required one, five, and ten-year time periods.

3. Related Performance

Related performance is the performance of portfolios similar to the offered strategy or fund that are managed by the same investment adviser or portfolio manager. To show related performance, all portfolios with substantially similar investment policies, objective, and strategies as those of the services being offered in the advertisement must be included in the related performance presented. Any reasons for material differences between the advertised performance and related performance must be disclosed.

With respect to any Boston Partners private investment partnerships or registered funds, FINRA has stated that Rule 2210 generally prohibits the use of related performance in advertisements even if a non-member (such as a hedge or private fund manager) prepared the sales materials. Therefore, the use of related performance in such circumstances, is prohibited without specifically discussing such use with the CD and meeting the requirements of FINRA’s Interpretive Letters9. Subject to requirements in Interpretative letters, related performance information can be presented in communications relating to: (1) Section 3(c)(7) funds, provided the recipients are “qualified purchasers”; and (2) registered investment companies, both open-end and continuously offered closed-end, provided the recipients are “institutional investors.”

9 NASD Interpretive Letter to Yukako Kawata, Davis Polk & Wardwell (Dec. 30, 2003) (“Kawata Letter”); FINRA Interpretive Letter to Edward P. MacDonald, Hartford Funds Distributors, LLC (May 12, 2015) (“Hartford Letter”).

4. Extracted Performance

An adviser may show performance results of a subset of investments extracted from a portfolio (extracted performance) only if the advertisement provides or offers to provide promptly the performance results of all investments in the portfolio from which the performance was extracted. This enables advisers that manage a multi-strategy portfolio to extract performance from investments of one of the various strategies in the portfolio (e.g., a fixed income strategy) for purposes of advertising a new portfolio that will be completely dedicated to that kind of strategy. Performance extracted from a composite from multiple portfolios would not qualify as extracted performance because it is not a subset of investments extracted from a single portfolio. If showing extracted performance, that fact must be disclosed as well as whether the performance reflects an allocation of the cash held by the entire portfolio and the effect of such cash allocation, or of the absence of such an allocation, on the results portrayed.

5. Hypothetical Performance

Hypothetical performance is performance results that were not actually achieved by any portfolio of the adviser, including, but not limited to

•	Performance derived from model portfolios;
•	Performance backtested by the application of a strategy to data from prior time periods when the strategy was not actually used; and
•	Targeted or projected performance returns for any portfolio or investment advisory services with regard to securities.

1.	Model Portfolios

Model performance includes, but is not limited to, performance generated by the following types of models:

•	Computer generated models; and

•	Those the adviser creates or purchases from model providers that are not used for actual investors.

2.	Targets and Projections

Targeted returns reflect an investment adviser’s aspirational performance goals.

Projected returns reflect an investment adviser’s performance estimate, which is often based on historical data and assumptions.

The requirements for targets and projections apply only to any portfolio or to the investment advisory services regarding securities offered in an advertisement. Projections of general market performance or economic conditions are not targeted or projected performance returns.

Advertisements that use hypothetical performance must only be distributed to investors who have access to the resources to independently analyze such information and who have the financial expertise to understand the risks and limitations of such presentations. Advisers are generally not able to include hypothetical performance in advertisements directed to a mass audience or intended for general circulation because an adviser generally could not form any expectations about their financial situation or investment objectives.

An adviser using hypothetical performance must:

•	provide sufficient information to enable the intended audience to understand the criteria used and assumptions made; and
•

provide (or, if the intended audience is an investor in a private fund, offers to provide promptly) sufficient information to enable the intended audience to understand the risks and limitations of using such hypothetical performance.

Information about the hypothetical performance that is tailored to the audience receiving the advertisement, such that the intended audience has sufficient information to understand the criteria, assumptions, risks, and limitations must be provided. The requirement to disclose criteria and assumptions requires only a general description of the methodology used, not proprietary or confidential information. Information should also include any known reasons why the hypothetical performance might differ from actual performance of a portfolio.

Advisers must make and keep a record of who the “intended audience” is, which will assist the examinations SEC Staff in comparing the adviser’s policies and procedures against its practices.

6. Portability of Performance

An adviser may use performance achieved at a predecessor firm if:

•	the person(s) primarily responsible for achieving the prior performance manage accounts at the current firm;
•	the accounts managed at the prior firm are “sufficiently similar” to the accounts managed at the current firm;
•

all “sufficiently similar” accounts from the prior firm are advertised, unless their exclusion would not result in materially higher performance or alter the presentation of any 1-, 5-, and 10-year or since inception periods required by the Rule; and

•	the advertisement “clearly and prominently” includes all relevant disclosures, including that the performance results were from accounts managed at another entity.

Advisers must have records to support the prior firm performance they present; a sample of records from a prior firm will not suffice. Copies of “communications” relating to predecessor performance, and not simply supporting records are required.

Special attention must be given to the portability of unregistered vehicle performance to registered vehicles; there are specific requirements. 10

To assure compliance with these requirements, no marketing or advertising materials (or other communications that could meet the definition of an “advertisement” which contain performance advertising may be provided to any prospective client or other third party (such as consultants or financial advisers) unless it has first been reviewed and approved by the CD.

F. Requests for Proposals

A Request for Proposal (“RFP”) is a tool used by a potential investor or an investor’s representative to acquire information concerning Boston Partners’ investment services, products and the proposed fee. The potential investor might acquire a number of competitive proposals from investment advisory firms prior to making a decision. The RFP becomes a vehicle that allows both the investor and Boston Partners to establish a dialogue and to work from the same set of rules, requirements, schedules and information.

Boston Partners typically receives RFPs directly from:

•	Potential investors;

•	Potential investor’s financial representatives; and

•	Existing clients seeking to expand their knowledge of new products or investment strategies.

10 See MassMutual Institutional Funds, SEC No-Action Letter (Sept. 28, 1995); Dr. William Greene, SEC No-Action Letter (Feb. 3,1997).

Proposals, by their very nature, are Boston Partners’ response to an RFP’s requirements and allows Boston Partners to provide responses describing its expertise, products, and services. Therefore, all Requests for Proposals and questionnaires should be directed to Boston Partners’ RFP Team.

1.	Responsibilities

•	The RFP Manager is responsible for tracking and assigning all RFP requests.

•	The RFP Team member is responsible for identifying the information necessary to respond to all questions at an initial RFP review with the RFP Manager.

•	The RFP Team member is responsible for completing an RFP by utilizing the information contained in the RFP Team’s file directory and/or database.

•	Changes to standard RFP responses must be reviewed and approved by a member of the investment team for that particular product, RFP Manager and/or the CD.

•	During the RFP process, a member of the investment team for that particular product, RFP Manager and/or CD is responsible for creating and/or reviewing answers not previously on file.

•	The RFP Manager will perform an initial review of the completed RFP draft.

•	The sales contact (for new business) or RM (for existing clients) will then perform a final review of the RFP.

•	RMs who are responsible for responding to client questionnaires and/or due diligence questionnaires will respond to all questions by utilizing the RFP Team’s approved responses.

2.	Completed RFPs

•	Once the RFP is completed, the RFP Team is responsible for documentation and storage of any new answers not previously on file for future use.

•	On an as-needed basis, the CD will perform a final review of an RFP

•	The RFP Group is responsible for the submission of the completed final RFP

3.	Other

Certain RFP’s will request that an authorized agent of Boston Partners sign the proposal, signifying the authority to bind Boston Partners to the proposal. In addition, there might be requests for:

1.	Name of the individual that submitted the proposal.

2.	Attestation to bidding agreement.

3.	Equal employment policies.

The RFP team member is responsible for responding to these requests. In addition, the RFP team member will prepare a letter of transmittal, except in those cases where the RFP salesperson or account manager wishes to personally send the letter of transmittal.

G. Internal Communications

Materials marked “For Internal Use Only” must not be provided to any client, prospective client, or any other person outside of Boston Partners or its affiliates. In some cases, internal communications, such as those used to train employees on a new product, must be reviewed by the CD before using internally.

H. Media

All communications with the press or other news media are subject to the approval of Boston Partners’ Director of Marketing or designee. This includes, but is not limited to, interviews in print or electronic media, appearances on national network, local or cable television or radio broadcasts, and written investment-related articles for publication. In addition, all media requests for information relating to Boston Partners must be referred to the Director of Marketing or designee.

The Director of Marketing or designee is responsible for deciding if an interview is granted and/or what information may be released. If an interview is granted, the Director of Marketing or designee will designate the most appropriate Boston Partners employee to handle the inquiry. Generally, analysts are not to speak with the media unless pursuant to a sales requested presentation that has gone through the proper channels.

Additionally, if the purpose of the communication with the media is to promote the business of Boston Partners, such activities may be considered advertising under various securities laws and must be reviewed in advance with the Director of Marketing and the CD. Accordingly, a copy of any prepared comments, scripts or text must be forwarded to the Director of Marketing and the CD for prior review.

Interviewees must adhere to the following:

1)	Federal Securities Laws

Federal Securities laws require communications to be fair and balanced which includes providing a sound basis for evaluating the information presented. This includes prohibitions against false, exaggerated, unwarranted or misleading statements, omissions of material facts, or, in the case of securities held by registered and unregistered funds, predictions or projections as to performance.

2)	Disclosure of Opinion

The interviewee should make clear that he is expressing an opinion and that the opinion he is expressing is his own and not necessarily that of Boston Partners.

3)	Appearance of impropriety

Any comments and subsequent actions that have the appearance of price manipulation are unacceptable. It is also inappropriate to make comments that could be construed as influencing the issuer’s management.

4)	Fiduciary duty to clients

Discussions regarding securities must be consistent with the best interests of our clients. Employees are not permitted to comment on specific clients or any matters relating to clients.

5)	Publication Schedule

Individuals must be mindful that an interview may have a significant lag between the time the interview is conducted and publication time. Because of this, managers may eclipse some trading opportunities and/or be judged on hindsight. Make clear that these are our views as of the interview date and subject to change.

6)	Current Trading Activity and Discussion of Specific Securities

While it is best to stick to the merits of a particular industry or sector and its characteristics, there may be times when it is appropriate to name a specific security to illustrate the investment strategy. A manager may freely discuss examples of securities no longer held by clients. If the security is a current holding, make clear our direct or indirect interests in the security (i.e. Boston Partners has a position in the company or the interviewee has a personal interest) in order not to make any statements misleading or to otherwise comply with law. Limit discussions on specific securities to how Boston Partners’ views them in terms of their characteristics (fundaments, value, momentum). Do not discuss upsides to target or the price a security was bought or sold at. Additionally, do not discuss how much a stock appreciated. Doing so could mislead investors. If discussing or mentioning a security “has done well for Boston Partners,” you must also discuss a security that didn’t do well. Discussions must always be fair and balanced. Trading may be restricted following publication of the interview. Trading requests will be reviewed on a case-by-case basis by the CD.

I. Social Media and Telecommunications Policy

Social Media is defined as Facebook, X (commonly referred to by its former name Twitter), YouTube, LinkedIn, Instagram, TikTok, Snapchat, Internet blogs, other interactive forums, and messaging applications.

Whether employees choose to engage in social media is entirely your decision. Any use of social media and telecommunications for business purposes must (1) be accurate and not fraudulent, deceptive, manipulative, or misleading; must not omit to state material information; (2) comply with all internal guidelines and applicable rules associated with advertising, including suitability standards; (3) comply with this Policy; and (4) be reviewed by the compliance department (CD) prior to use.

This Policy addresses Boston Partners’ approved social media accounts and authorized users, use of personal sites and devises, permitted content that may be posted to Boston Partners’ approved social media accounts, treatment of third-party postings, and monitoring. A summary of permitted activities is provided at the end of this Policy.

Boston Partners’ Approved Social Media Accounts and Content Posters

Boston Partners may establish its own social media accounts with the prior approval of the CD. Currently, LinkedIn is the only approved social media site. Boston Partners will allow only certain individuals to post information on its behalf to social media. These individuals include employees from the public relations firm we employ, the Head of Marketing or their designee, a designee from Investor Relations, and a designee from the CD. Approved social media sites and authorized content posters are subject to change.

Personal Sites and Devices

Off-channel communications are strictly prohibited. Employees are prohibited from using unapproved third-party communication applications, such as WhatsApp, direct messaging through social media sites, or texting, to conduct business on behalf of Boston Partners. This prohibition applies whether an employee is or is not using company-issued devices. To the extent any business communications occur outside of Company e-mail on your personal device or on a social media site, employees must make an appropriate copy and save the messages on the Company’s e-mail system or otherwise save the message. All business communications (whether on a Company or personal device) are business records that may be subject to subpoena or other legal investigation and may be introduced as evidence in a legal proceeding.

No personal social media account or web page may be maintained by an individual employee for any business-related communications with clients related to work for Boston Partners. A business use will be inferred from any reference to Boston Partners, to any fund or investment strategy, except that an employee may list Boston Partners as the employee’s place of employment and provide contact details on a personal site (such as LinkedIn).

Providing information or news about Boston Partners’ services and products to clients or prospects or creating independent posts about Boston Partners and their insights via personal social media pages is also prohibited.

However, employees may “share” or “like” content Boston Partners has posted on approved social media sites via personal social media accounts. Shared content may be accompanied by commentary that has been approved by the CD. Employees may also comment on Boston Partners’ posts subject to CD approval.

Further, please be mindful of the content posted and shared on personal social media pages. This information could be perceived as reflective of Boston Partners due to your employment or association with the Boston Partners. Do not disclose Boston Partners’ Confidential Information or non-public financial or client information. Sharing Confidential Information, even unintentionally, can result in legal action against you, Boston Partners, and/or the client. Employees of Boston Partners are not to post information on social media or otherwise that undermines the quality of the products and/or services provided by Boston Partners.

Types of Social Media Content

Static Content

Static content is content which, once posted, cannot be altered, commented on within the page on which it is posted, or modified in any way by anyone other than the author. Specifically, this will include material posted on the physical portion of a social media website that does not allow for interactive, real-time communications (i.e., comments or messaging). All static content is advertising and must be pre-approved in accordance with Boston Partners advertising review policy. Static content may include biographical information, status updates, and uploads.

Interactive Content

Boston Partners may participate in the real-time interactive portion of social media websites if supported by an approved access control mechanism; a comprehensive recordkeeping capability; a compliance review system; capacity for the CD to delete postings; and capacity to include appropriate disclaimers. Examples of interactive content includes comments posted by Boston Partners and “likes.”

Content of Posts

Boston Partners will not post recommendations for the purchase or sale of any investment. Posted content must not be targeted to a specific individual or group of individuals and may not contain any call to action regarding an investment. Posted content may not consist of investment advice.

Information that is general in nature may be posted. This type of content includes general market commentaries or outlooks and white papers that discuss a general investment thesis.

Discussion of specific securities and investment products (except mutual funds) are also allowed subject to certain restrictions.

1.	Make clear that Boston Partners does/does not own a security(ies) as of a specific date.

2.

Discuss securities and how Boston Partners’ views them in terms of their characteristics (fundaments, value, momentum). Do not discuss upsides to target or the prices a security was bought or sold at. Additionally, do not discuss how much a stock appreciated whether generally or in terms of a portfolio.

3.	If discussing or mentioning a security that “has done well for Boston Partners,” you must also discuss a security that didn’t do well. Discussions must always be fair and balanced.

4.	If the strategy being discussed has an associated mutual fund, please see Boston Partners’ Selective Disclosure Policy Supplement for more information.

5.

There may be a desire to post calls or videos to Boston Partners’ social media site(s). Transcripts of all calls/videos as well as media files (MP4, etc.) must be kept for recordkeeping purposes. The same goes for any slides used during a call/video.

If information about a product offered by Boston Partners or an affiliate is to be posted, it may be posted only as static content. All static content must be reviewed and approved by the CD prior use/ posting. This includes any slides used during a call/video posted to Boston Partners’ social media sites.

Third-party Postings

Because Boston Partners maintains a social networking website(s) that allows for real-time interactive communications, the CD must monitor third-party postings. Postings will be monitored monthly.

1.	Complaints. If Boston Partners (or any personnel of Boston Partners) detects a customer complaint through monitoring, Boston Partners must follow its usual complaint procedures.

2.	Red Flags. If the third-party content contains red flags that suggest that the third-party content is misleading, or if the posting appears offensive or inappropriate, the content shall be removed.

3.

Adoption or Endorsement of Third-Party Postings. Boston Partners may be responsible for content authored by a third-party if we paid for or was involved in the creation of the content (“entanglement”) or explicitly or implicitly endorsed the content (“adoption”). The following specific activities are prohibited by any employee unless seeking prior approval from the CD, which may be provided in some circumstances:

i.	assisting in the preparation of content for any third-party;

ii.	requesting a third party, especially clients, to post, share, or like content;

iii.	paying for the production or posting of content;

iv.	endorsing third-party content regarding Boston Partners by including it in one of the employee’s posts or by liking, sharing, forwarding or reposting the content; and,

v.

incorporating third-party content into Boston Partners’ content. By incorporating third-party content into Boston Partners’ content, Boston Partners’ becomes responsible for the content. This presents disclosure, copyright, supervision, and recordkeeping considerations.

As noted in the section above, “Personal Sites and Devises,” employees may “share” or “like” content Boston Partners’ has posted on approved social media sites. Commentary may accompany shared content if approved by the CD, and content must be shared directly from Boston Partners’ approved social media site(s).

Who is Responsible for Implementing this Policy?

The CCO or their designee is responsible for implementing and monitoring this Policy and for reviewing and approving all materials to be utilized in social media to ensure the materials are consistent with Boston Partners’ internal guidelines and applicable regulatory requirements. The CD is responsible for maintaining, as part of the Boston Partners’ books and records, copies of all social media materials including all backup documentation and a record of reviews and approvals in accordance with the Boston Partners’ Record-keeping Policy.

Monitoring Interactive Content

The CCO or their designee will monitor Boston Partners’ social media postings, including any third-party responses to Boston Partners’ postings, by reviewing Boston Partners’ social media sites monthly.

The CCO or designee shall review third- party postings (including “likes”) in response to Boston Partners’ social media content to determine whether, in the opinion of Boston Partners, third-party postings might be considered a testimonial of Boston Partners’ social media content. If the CD determines that the third-party posting may contain testimonial material, the third-party posting will be removed and, if necessary, related Boston Partners’ content. The CD will document all determinations made in response to third- party postings.

Employees’ personal social media sites may also be subject to periodic monitoring for compliance with this Policy.

Boston Partners will obtain annual certifications from all employees attesting that they did not post any information that is related to Boston Partners or Boston Partners’ business to any website or in any interactive media.

Summary

Activities	Permitted	Not Permitted	May Be Permitted with CD Approval
Communicating with clients and prospects via personal accounts or devices for business purposes. Includes WhatsApp, direct messaging, social media, or texting.		X
Listing Boston Partners as place of employment (such as on personal LinkedIn account) and providing contact information.	X
Providing information or news about Boston Partners’ services and products from personal sites or devises.		X
“Share” or “like” content Boston Partners has posted from personal sites	X
Providing additional comments on content shared from Boston Partners’ approved social medial sites			X
Commenting on Boston Partners’ posts			X
Assisting in the preparation of third-party content			X
Requesting a third-party, especially clients, to post, share, or like content		X
Paying for the production or posting of content			X
Endorsing third-party content regarding Boston Partners by including it in one of your posts or by liking, sharing, forwarding or reposting the content		X
Incorporating third-party content into the Boston Partners’ content			X

The Management Committee reserves the right to make final Policy interpretation determination.

J. Regulation Best Interest and Form CRS

Regulation Best Interest seeks to enhance the quality and transparency of retail investors’ relationships with broker-dealers and investment advisers. It brings the legal requirements and mandated disclosures for broker-dealers and investment advisers in line with reasonable investor expectations. For investment advisers specifically, Regulation Best Interest reaffirms, and in some cases clarifies, certain aspects of the federal fiduciary duty that an investment adviser owes to its clients. This duty—comprised of both a duty of care and a duty of loyalty—is principles-based and applies to the entire relationship between the investment adviser and the client. The Fiduciary Interpretation confirms the Commission’s longstanding view that an investment adviser must always serve the best interest of its client and not subordinate its client’s interest to its own.

Form CRS (Customer Relationship Summary) is a customer/client relationship disclosure summary meant to provide retail investors simple, easy-to-understand information about the nature of their relationship with Boston Partners in order to help them compare services between firms and make more informed decisions. Form CRS provides retail investors with a description of all the services we offer, information regarding fees and costs, information on conflicts of interest, any disciplinary history, and information on points of contact. Concerning conflicts of interest, we are required to place the interests of our customers ahead of our own. Of note, Form CRS is included as Part 3 of our Form ADV. The most up-to-date version of Boston Partners’ Form CRS is provided on our website: www.boston-partners.com.

Who must receive Form CRS?

Retail investors must receive Form CRS. Retail investors are defined as any natural person, or the legal representative of such natural person, who seeks or receives services primarily for personal, family, or household purposes. Retail investors include high-net worth natural persons, those natural persons deemed to be sophisticated, and natural persons that are accredited investors, qualified purchasers, or qualified clients. We consider family and individual trusts, family offices11, and entities wholly owned by, and operated for the sole benefit of individuals or family members, as retail investors for purposes of Form CRS.

A legal representative is a non-professional or non-regulated representative. Examples of non-professional legal representatives who must receive Form CRS include:

1. Executors;

2. Conservators;

3. Persons holding a power of attorney for a natural person;

4. Workplace retirement representatives where the plan representative is a sole proprietor or other self-employed individual who will participate in the plan*; and

5. A legal representative who was formerly a regulated financial services industry professional, but who is not currently regulated.

Examples of professional legal representatives who do not need to receive Form CRS include:

1. Regulated financial services industry professionals:

• Investment advisers and their employees;

• Broker-dealers and their employees;

• Corporate fiduciaries (e.g., banks, trust companies and similar financial institutions) and their employees;

• Insurance companies and their employees.

2. A workplace retirement plan representative (e.g., plan sponsor, trustee, other fiduciary).

Form CRS will not be given to investors in our collective investment trusts (“CITs”). Natural persons are not able to invest in our CITs. However, as noted above*, there may be instances where representatives of

11 A family office is 1) one that provides investment advice about securities only to “family clients” (any non-profit or charitable organization funded exclusively by family clients; any estate of a family member or , former family member; certain family trusts); 2) is wholly owned by “family clients” and is exclusively controlled by “family members”(all lineal descendants including by adoption, stepchildren, foster children, and in some cases legal guardianship) and /or “family entities”; and 3) does not hold itself out to the public as an investment adviser.

a workplace retirement plan will need to receive Form CRS. There are currently no representatives that are in scope.

Delivery of Form CRS

When must Form CRS be delivered? Does timing differ depending on whether a retail investor is investing in a product(s) offered by BPS or BPGI?

The timing of delivery of Form CRS to new retail investors differs depending on whether products are offered through an investment adviser or broker-dealer, but, in either case, evidence of delivery must be maintained in respective client or prospect folders. Notably, new retail investors include our existing retail clients that are being recommended a product they are not currently invested in.

If Form CRS is requested by a retail investor, we must provide Form CRS to them within 30 days. A record of their request and when Form CRS was delivered must also be maintained.

BPGI

New retail and Private Wealth investors investing in our separate accounts or wrap fee programs must receive Form CRS before or at the time we enter into an investment advisory contract with the retail investor. Our Form CRS must be delivered even if our agreement with the retail investor is oral.

BPS

New retail investors must receive Form CRS before we make a recommendation of an account type, a securities transaction, or an investment strategy involving securities. We must also provide any other material information at that time. A factor to consider in determining whether a recommendation has been made is whether the communication or interaction “reasonably could be viewed as a ‘call to action.’” The more individually tailored the communication to a specific customer or a targeted group of customers, the greater the likelihood that the communication may be viewed as a “recommendation.” The following examples are aids in determining whether a recommendation has been made.

1. Consider a scenario where you meet a prospective retail customer at a dinner party and say: “I have been working with our mutual friend for fifteen years. I would love to talk with you about the types of services my firm offers, and how I could help you meet your goals. Here is my business card. Please give me a call on Monday so that we can discuss.” Absent other factors, this communication would not be a “recommendation.” This communication in and of itself would not reasonably be viewed as a “call to action” to open an account, engage in a securities transaction or act on an investment strategy. The call on Monday, assuming you plan to discuss and recommend specific products, would trigger the need to provide Form CRS before or at the time of the call.

2. If we receive a call or email from a retail investor asking questions about a specific product, and we respond with nothing more than the requested information, that would not be considered a recommendation triggering the need to deliver Form CRS.

3. If we are sending a prospecting email to a retail investor concerning products offered through a broker-dealer, Form CRS must be included as an attachment or link. Additionally, if, through conversations, we discuss or recommend any products offered through a broker-dealer to a retail investor, we must provide Form CRS at that time.

Broker-dealer products include the following:

1. Boston Partners Mutual Funds (the requirement would also be triggered if we recommend John Hancock Mutual Funds)

2. Hedge Funds:

•	Boston Partners Long/Short Equity, L.P.
•	Boston Partners Transtrend Diversified Fund LLC
•	WPG Partners Opportunistic Value Fund, L.P.

3. Delaware Statutory Trusts (DSTs):

•	Boston Partners International Equity Fund
•	Boston Partners Global Equity Fund

4. Canadian Pooled Funds:

•	Boston Partners International Equity Pooled Fund
•	Boston Partners Global Equity Pooled Fund

Electronic Delivery v. Paper Delivery

We may deliver Form CRS separately, in a bulk delivery to clients, or as part of the delivery of information that we already provide, such as the annual Form ADV update, account statements or other periodic reports.

Form CRS may be delivered electronically. If delivered electronically, Form CRS must be presented prominently in the electronic medium. For example, Form CRS must be provided as a direct link or in the body of an email or message and must be easily accessible for retail investors.

If Form CRS is delivered in a paper format, as part of a package of documents, you must ensure that Form CRS is the first among any documents that are delivered at that time.

Ongoing Delivery and Delivery of Updated/ Amended Form CRS

There is no requirement to provide Form CRS to retail clients on a periodic basis.

If there is a material change(s) to Form CRS, Compliance will update and file Form CRS with regulators within 30 days and communicate such changes to the New Accounts Team, BPGI’s CCO, the Sales Team and the CRM Team.

We will have 60 days to communicate changes to retail investors, without charge to them. We can accomplish this by sending the updated Form CRS with either a red-lined version of Form CRS showing the revised text or by summarizing the material changes. Either the red-lined version or summary must be attached as an exhibit to the unmarked amended Form CRS.

Oversight

The CD will review all new accounts and corresponding files as of yearend to determine which new clients may have needed to receive Form CRS. Follow-ups with CSAs and the sales team will be conducted. Further, annual reminders on Form CRS will be sent to relevant personnel.

K. GIPS Performance Policy

The CFA Institute has performance presentation standards to promote consistency and comparability of investment management performance. Boston Partners claims GIPS compliance and accordingly developed policies and procedures as required by GIPS, including but not limited to composite construction and performance calculations, to fulfill its requirements in establishing and maintaining performance composites in compliance with the standards. These policies and procedures are maintained within the Performance Group.

In addition, the CD performs the following functions:

1.	Ensure consistency of presentation formats with GIPS Performance Standards and GIPS Advertising Guidelines as applicable;
2.	Reviews advertising disclosures; and
3.	Assists, on an as-needed basis, in answering any GIPS related question or ad hoc projects which would affect Boston Partners’ performance composites or disclosures.

L. Use of Indices

It is common practice in the advisory industry to compare performance data to an index. This may be done by Boston Partners for its own marketing purposes or at the request of a client or prospect to enable the client or prospect to gauge the relative success of Boston Partners’ investment technique. A large number of indices are available for this purpose for most types of investments. Regulatory concern in this area lies with the selection of an appropriate index. It is essential that the comparison be as complete as possible and that no fact be omitted which, if disclosed, could materially alter the conclusions reasonably drawn or implied by the comparison. Generally, if the performance of an account or a composite of accounts is compared to an index, the index should be reflective of the universe in which it is anticipated that the portfolios will invest. These indices should parallel, to the greatest extent possible, the risk or investment style the account is expected to track. The reasons for the selection of the index must be disclosed. If there are material differences between the composition of the index and the composition of the composite, this must also be disclosed. For accounts that will be investing in various types of securities, the use of multiple indices may be appropriate. When utilizing graphs, charts or any statistical or other information complied by an independent outside source, that source generally should be credited for that information.

M. Registered Funds Advertising

Any advertising or sales literature related to any registered fund is forwarded by the advisor to the CD.

The CD will perform the following functions:

•	determine the type of piece being presented, i.e. institutional communication; retail communication, etc.
•	review the piece for compliance with FINRA, GIPS and other applicable guidelines with regards to full disclosure and applicable legends;
•	ensure sign-off by a registered principal of the member firm as well as BPS’ distributor;
•	file, (or cause to be filed with by the distributor) as appropriate, with the FINRA
•	track and implement comments by the FINRA

A file will be maintained for 6 years containing the documentation as to the preparer, reviewer and signor of the sales or advertising piece and any supporting documentation.

N. Registrations

The laws and regulations of various states that require the individual registration of persons associated with investment advisers often extend this requirement to those who solicit advisory clients on behalf of the adviser. Generally, those states require that the solicitor be registered either as an associated person (“advisory representative” is a term also used by some states) of the adviser for whom they are soliciting or for some other investment adviser that has an arrangement with the adviser on whose behalf the solicitation is being made. If the solicitor is not associated with another advisory firm, they must be registered as an associated person of the adviser on whose behalf the solicitation is being made regardless of their contractual or employment relationship with that firm.

O. Payments to Clients or Affiliates of Clients

Under no circumstances may payments in any form be made to any person or to anyone having influence on the decision-making process of that person for the purpose of obtaining or retaining that person or account as a client of Boston Partners. Compensation payments to employees, solicitor fees, and gifts and entertainment as defined in Boston Partners’ Gift and Entertainment Policy are permissible.

P. General Solicitation

Boston Partners continuously offers its unregistered funds (the “Funds”) to investors on a private placement basis pursuant to a registration exemption under the Securities Act of 1933 (“Securities Act”). A critical condition of the Funds’ ability to rely on the Securities Act exemption is that Boston Partners does not offer interests in the Funds by any form of general solicitation or general advertising. For purposes of this exemption, a general solicitation or advertisement arises when Boston Partners, any Employee, or any person associated with Boston Partners offers or sells securities through any of a variety of means outlined under the Advertising section of this Advertising and Sales Policy.

The consequences of violating these exemptions could be significant and cause the Funds to cease offering their securities for a period of up to six months. In order to maintain the Funds’ registration exemptions, the CD, Boston Partners’ Head of Product and Relationship Management or their designee must (i) receive all requests for information about any of the Funds from the press or members of the public, (ii) approve all requests for speaking engagements by employees with respect to the Funds, and (iii) review all information about the Firm or any of the Funds that is or could be provided to the press or members of the public generally.

The CD shall periodically remind employees (including persons associated with Boston Partners who may offer or sell securities from time to time) of the requirements to maintain the exemptions.

Q. Pay-to-Play

From time-to-time Boston Partners purchases software, educational programs and peer group information from pension consulting firms. Boston Partners finds that these services and products provide useful information and assist it in understanding the marketplace. However, due to the lack of payment transparency, these relationships may be give rise to perceived or actual improper activity on the part of the investment adviser and/or the consultant. Accordingly, Boston Partners has established procedures to review the following:

1.	continued value added and appropriateness of the services and products;
2.	that costs are reasonable in light of the value provided;
3.	that purchase of the services has not resulted in favorable treatment to Boston Partners; and
4.	the reasonability of the amount expended on these services and products vs. Boston Partners’ annual Marketing, Sales and Service budget.

Appendix I—PROXY VOTING POLICIES AND PROCEDURES as of March 2026

Boston Partners Global Investors, Inc. (“Boston Partners”) is an investment adviser comprised of two divisions, Boston Partners and Weiss, Peck & Greer Partners (“WPG”). Boston Partners’ Governance Committee (the “Committee”) is comprised of representatives from portfolio management, securities analyst, portfolio research, quantitative research, investor relations, sustainability and engagement, and legal/compliance teams. The Committee is responsible for administering and overseeing Boston Partners’ proxy voting process. The Committee makes decisions on proxy policy, establishes formal Boston Partners’ Proxy Voting Policies (the “Proxy Voting Policies”) and updates the Proxy Voting Policies as necessary, but no less frequently than annually. In addition, the Committee, in its sole discretion, delegates certain functions to internal departments and/or engages third-party vendors to assist in the proxy voting process. Finally, members of the Committee are responsible for evaluating and resolving conflicts of interest relating to Boston Partners’ proxy voting process.

To assist Boston Partners in carrying out our responsibilities with respect to proxy activities, Boston Partners has engaged Institutional Shareholder Services Inc. (“ISS”), a third-party corporate governance research service, which is registered as an investment adviser. ISS receives all proxy-related materials for securities held in client accounts and votes the proposals in accordance with Boston Partners’ Proxy Voting Policies. ISS assists Boston Partners with voting execution, through an electronic vote management system that allows ISS to pre-populate and automatically submit votes in accordance with Boston Partners’ Proxy Voting Policies. While Boston Partners may consider ISS’s recommendations on proxy issues, Boston Partners bears ultimate responsibility for proxy voting decisions and can change votes via ISS’ electronic voting platform at any time before a meeting’s cut-off date. ISS also provides recordkeeping and vote-reporting services.

How Boston Partners Votes

For those clients who delegate proxy voting authority to Boston Partners, Boston Partners has full discretion over votes cast on behalf of clients. All proxy votes on behalf of clients are voted the same way; however, Boston Partners may refrain from voting proxies for certain clients in certain markets. These arrangements are outlined in respective client investment management agreements. Boston Partners may also refrain from voting proxies on behalf of clients when shares are out on loan; when share blocking is required to vote; where it is not possible to vote shares; where there are legal or operational difficulties; where Boston Partners believes the administrative burden and/ or associated cost exceeds the expected benefit to a client; or where not voting or abstaining produces the desired outcome.

Boston Partners meets with ISS at least annually to review ISS policy changes, themes, methodology, and to review the Proxy Voting Policies. The information is taken to the Committee to discuss and decide what changes, if any, need to be made to the Proxy Voting Policies for the upcoming year.

The Proxy Voting Policies provide standard positions on likely issues for the upcoming proxy season. In determining how proxies should be voted, including those proxies the Proxy Voting Policies do not address or where the Proxy Voting Policies’ application is ambiguous, Boston Partners primarily focuses on maximizing the economic value of its clients’ investments. This is accomplished through engagements with Boston Partners’ analysts and issuers, as well as independent research conducted by Boston Partners’ Sustainability and Engagement Team. In the case of social and political responsibility issues that, in its view, do not primarily involve financial considerations, it is Boston Partners’ objective to support shareholder proposals that it believes promote good corporate citizenship. If Boston Partners believes that any research provided by ISS or other sources is incorrect, that research is ignored in the proxy voting decision, which is escalated to the Committee so that all relevant facts can be discussed, and a final vote determination can be made. Boston Partners is alerted to proposals that may require more detailed analysis via daily system generated refer notification emails. These emails prompt the Committee Secretary to call a Committee meeting to discuss the items in question.

Although Boston Partners has instructed ISS to vote in accordance with the Proxy Voting Policies, Boston Partners retains the right to deviate from the Proxy Voting Policies if, in its estimation, doing so would be in the best interest of clients.

Conflicts

Boston Partners believes clients are sufficiently insulated from any actual or perceived conflicts Boston Partners may encounter between its interests and those of its clients because Boston Partners votes proxies based on the predetermined Proxy Voting Policies. However, as noted, Boston Partners may deviate from the Proxy Voting Policies in certain circumstances or the Proxy Voting Policies may not address certain proxy voting proposals. If a member of Boston Partners’ research or portfolio management team recommends that Boston Partners vote a particular proxy proposal in a manner inconsistent with the Proxy Voting Policies or if the Proxy Voting Policies do not address a particular proposal, Boston Partners will adhere to certain procedures designed to ensure that the decision to vote the particular proxy proposal is based on the best interest of Boston Partners’ clients. These procedures require the individual requesting a deviation from the Proxy Voting Policies to complete a Conflicts Questionnaire (the “Questionnaire”) along with written documentation of the economic rationale supporting the request. The Questionnaire seeks to identify possible relationships with the parties involved in the proxy that may not be apparent. Based on the responses to the Questionnaire, the Committee (or a subset of the Committee) will determine whether it believes a material conflict of interest is present. If a material conflict of interest is found to exist, Boston Partners will vote in accordance with client instructions, seek the recommendation of an independent third-party or resolve the conflict in such other manner as Boston Partners believes is appropriate, including by making its own determination that a particular vote is, notwithstanding the conflict, in the best interest of clients.

Oversight

Meetings and upcoming votes are reviewed by the Committee Secretary with a focus on votes against management. Votes on behalf of Boston Partners’ clients are reviewed and compared against ISS’ recommendations. When auditing vote instructions, which Boston Partners does at least annually, ballots voted for a specified period are requested from ISS, and a sample of those meetings are reviewed by Boston Partners’ Operations Team. The information is then forwarded to compliance/ the Committee Secretary for review. Any perceived exceptions are reviewed with ISS and an analysis of what the potential vote impact would have been is conducted. ISS’ most recent SOC-1 indicates they have their own control and audit personnel and procedures, and a sample of ballots are randomly selected on a quarterly basis. ISS compares ballots to applicable vote instructions recorded in their database. Due diligence meetings with ISS are conducted periodically.

Disclosures

A copy of Boston Partners’ Proxy Voting Policies and Procedures, as updated from time to time, as well as information regarding the voting of securities for a client account are available upon request from your Boston Partners relationship manager. A copy of Boston Partners’ Proxy Voting Policies and Procedures are also available at https://www.boston-partners.com/. For general inquiries, contact (617) 832-8162.